Exhibit 4.2

EXECUTION VERSION

HERTZ VEHICLE INTERIM FINANCING LLC,
as Issuer,

THE HERTZ CORPORATION,
as HVIF Administrator,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent,

APOLLO CAPITAL MANAGEMENT, L.P.,

as Controlling Party

CERTAIN NOTEHOLDERS,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Securities Intermediary

SERIES 2020-1 SUPPLEMENT

dated as of November 25, 2020

to

BASE INDENTURE

dated as of November 25, 2020

i

(continued)

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Page

EXHIBITS, SCHEDULES AND ANNEXES

Schedule I	List of Defined Terms
Schedule II	Class A Noteholders
Schedule III	Class B Noteholders
Schedule IV	[RESERVED]
Schedule V	Post-Emergence Required Opinions

Exhibit A-1	Form of Series 2020-1 Delayed Draw Rental Car Asset Backed Note, Class A
Exhibit A-2	Form of Series 2020-1 Delayed Draw Rental Car Asset Backed Note, Class B
Exhibit B-1	Form of Demand Note
Exhibit B-2	Form of Demand Notice
Exhibit C	Form of Series 2020-1 Letter of Credit Reduction Notice
Exhibit D	Form of Lease Payment Deficit Notice
Exhibit E	Form of Purchaser’s Letter
Exhibit F	[RESERVED]
Exhibit G	Form of Assignment and Assumption Agreement
Exhibit H	[RESERVED]
Exhibit I	Form of Series 2020-1 Letter of Credit
Exhibit J	Form of Class A/B Advance Request
Exhibit K	Additional UCC Representations
Exhibit L	Address Information
Exhibit M	Form of Designation Agreement
Exhibit N	Form of Transfer Certificate

Annex 1	Representations and Warranties
Annex 2	Covenants
Annex 3	Conditions Precedent
Annex 4	Post-Closing Date Conditions
Annex 5	Risk Retention Representations and Undertakings

SERIES 2020-1 SUPPLEMENT, dated as of November 25, 2020 (“Series 2020-1 Supplement”), among HERTZ VEHICLE INTERIM FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVIF”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz” or, in its capacity as administrator with respect to the HVIF Notes, the “HVIF Administrator”), the several Class A noteholders set forth on Schedule II hereto (each a “Class A Noteholder”), the several Class B noteholders set forth on Schedule III hereto (each a “Class B Noteholder”, and together with the Class A Noteholder, the “Series 2020-1 Noteholders”), DEUTSCHE BANK AG, NEW YORK BRANCH, in its capacity as administrative agent for the Series 2020-1 Noteholders (the “Administrative Agent”), APOLLO CAPITAL MANAGEMENT, L.P., as controlling party (the “Controlling Party”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Base Indenture, dated as of November 25, 2020 (as amended, modified or supplemented from time to time, exclusive of HVIF Series Supplements, the “Base Indenture”), between HVIF and the Trustee.

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that HVIF and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of HVIF Notes;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

DESIGNATION

There is hereby created a Series of HVIF Notes issued pursuant to the Base Indenture, and such Series of HVIF Notes is hereby designated as Series 2020-1 Delayed Draw Rental Car Asset Backed Notes. On and after the Effective Date, two classes of Series 2020-1 Delayed Draw Rental Car Asset Backed Notes will be issued, one of which was referred to and shall continue to be referred to herein as the “Class A Notes” and one of which was referred to and shall continue to be referred to herein as the “Class B Notes”.

The Class A Notes and the Class B Notes are referred to herein as the “Series 2020-1 Notes”.

Article I

DEFINITIONS AND CONSTRUCTION

Section 1.1.       Defined Terms and References. Capitalized terms used herein shall have the meanings assigned to such terms in Schedule I hereto, and if not defined therein, shall have the meanings assigned thereto in the Base Indenture. All Article, Section or Subsection references herein (including, for the avoidance of doubt, in Schedule I hereto) shall refer to Articles, Sections or Subsections of this Series 2020-1 Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2020-1 Notes and not to any other Series of HVIF Notes issued by HVIF.

Section 1.2.       Rules of Construction. In this Series 2020-1 Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto unless the context otherwise requires:

(a)           the singular includes the plural and vice versa;

(b)           references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);

(c)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Series 2020-1 Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(d)           reference to any gender includes the other gender;

(e)           reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(f)           “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(g)           with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(h)           references to sections of the Code also refer to any successor sections; and

(i)           the language used in this Series 2020-1 Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 1.3.       Special Right of Refusal Provisions. The Controlling Party (on behalf of itself or any Apollo Entity) may, in its sole discretion, elect to accept in any amount or reject any offer to be involved in any Rental Car Financing, and its acceptance or rejection shall not alter whether the Right of First Refusal Condition is satisfied.

Section 1.4.       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Series 2020-1 Related Document, each party hereto acknowledges that any liability of any Designated Series 2020-1 Noteholder or Designating Series 2020-1 Noteholder that is an Affected Financial Institution arising under any Series 2020-1 Related Document, to the extent such liability is unsecured (all such liabilities, other than any Excluded Liability, the “Covered Liabilities”), may be subject to the Write-Down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers to any such Covered Liability arising hereunder which may be payable to it by any Designated Series 2020-1 Noteholder or Designating Series 2020-1 Noteholder that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such Covered Liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such Covered Liability;

(ii)                a conversion of all, or a portion of, such Covered Liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such Covered Liability under this Agreement or any other Series 2020-1 Related Document; or

(iii)               the variation of the terms of such Covered Liability in connection with the exercise of the Write-Down and Conversion Powers.

Notwithstanding anything to the contrary herein, nothing contained in this Section 1.4 shall modify or otherwise alter the rights or obligations with respect to any liability that is not a Covered Liability. Upon the application of any Write-Down and Conversion Powers to any Covered Liability, HVIF shall provide a written notice to the Series 2020-1 Noteholders as soon as practicable regarding such Write-Down and Conversion Powers to any Covered Liability. HVIF shall also deliver a copy of such notice to the Trustee for information purposes. The parties hereto waive, to the extent permitted by law, any and all claims against the Trustee for, and agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case at the direction of HVIF or any other party as permitted by the Indenture in connection with the application of any Write-Down and Conversion Powers to any Covered Liability.

Article II

iNITIAL ISSUANCE; INCREASES AND DECREASES OF PRINCIPAL AMOUNT OF SERIES 2020-1 NOTES

Section 2.1.       Initial Purchase; Additional Series 2020-1 Notes.

(a)           Initial Purchase. On the terms and conditions set forth in this Series 2020-1 Supplement, HVIF will issue and will cause the Trustee to authenticate the initial Class A Notes and the initial Class B Notes on or after the Effective Date.

(b)           Effective Date Series 2020-1 Notes.

(i)                 Class A Notes. On the terms and conditions set forth in this Series 2020-1 Supplement, HVIF shall issue, and shall cause the Trustee to authenticate, a Class A Note on the Effective Date with respect to each Class A Noteholder. Each such Class A Note for each such Class A Noteholder shall:

A.                 bear a face amount as of the Effective Date of up to the Class A Maximum Noteholder Principal Amount with respect to such Class A Noteholder,

B.                  be dated the Effective Date,

C.                 be registered in the name of the respective Class A Noteholder or its nominee, or in such other name as the respective Class A Noteholder may request in writing,

D.                 be duly authenticated in accordance with the provisions of the Base Indenture and this Series 2020-1 Supplement, and

E.                 be delivered to or at the written direction of the respective Class A Noteholder no later than the initial funding of the Class A Notes by such Class A Noteholder.

(ii)                Class B Notes. On the terms and conditions set forth in this Series 2020-1 Supplement, HVIF shall issue, and shall cause the Trustee to authenticate, a Class B Note on the Effective Date with respect to each Class B Noteholder. Each such Class B Note for each such Class B Noteholder shall:

A.                 bear a face amount as of the Effective Date of up to the Class B Maximum Noteholder Principal Amount with respect to such Class B Noteholder,

B.                  be dated the Effective Date,

C.                 be registered in the name of the respective Class B Noteholder or its nominee, or in such other name as the respective Class B Noteholder may request in writing,

D.                 be duly authenticated in accordance with the provisions of the Base Indenture and this Series 2020-1 Supplement, and

E.                 be delivered to or at the written direction of the respective Class B Noteholder no later than the initial funding of the Class B Notes by such Class B Noteholder.

(c)           Initial Advance. On or prior to the initial Advance hereunder, HVIF shall pay the fees and expenses of counsel to the Controlling Party and the initial Series 2020-1 Noteholders as described in the Commitment Letter and one (1) counsel to the Trustee.

Section 2.2.       Advances.

(a)           Class A Advances.

(i)                 Class A Advance Requests. Subject to the terms of this Series 2020-1 Supplement, including satisfaction of the Class A Funding Conditions, the aggregate outstanding principal amount of the Class A Notes may be increased from time to time. On any Business Day during the Series 2020-1 Draw Period, HVIF, subject to this Section 2.2(a), may increase the Class A Principal Amount (such increase is referred to as a “Class A Advance”), which increase shall be allocated among the Class A Noteholders in accordance with Section 2.2(a)(iii); provided that (x) each Class A Advance shall be an amount equal to or greater than $5,000,000 and (y) no more than one (1) Class A Advance shall be permitted in any one (1) calendar week. Whenever HVIF wishes the Class A Noteholders to make a Class A Advance, HVIF shall notify the Administrative Agent, the Trustee and the Class A Noteholders by providing written notice delivered to the Administrative Agent, the Trustee and the Class A Noteholders no later than 11:30 a.m. (New York City time) on the seventh (7th) Business Day prior to the proposed Class A Advance. Each such notice shall be irrevocable and shall in each case refer to this Series 2020-1 Supplement and specify the aggregate amount of the requested Class A Advance to be made on such date; provided, however, if HVIF receives a Class A Delayed Funding Notice in accordance with Section 2.2(a)(iv) by 6:00 p.m. (New York time) on the second (2nd) Business Day prior to the date of any proposed Class A Advance, HVIF shall have the right to revoke the Class A/B Advance Request with respect to the requested Class A Advance by providing the Administrative Agent and each Class A Noteholder (with a copy to the Trustee) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Class A Advance.

(ii)                Party Obligated to Fund Class A Advances. Upon HVIF’s request in accordance with Section 2.2(a)(i) upon satisfaction of the Class A Funding Conditions, each Class A Noteholder shall fund Class A Advances (whether as a Class A Non-Delayed Amount or a Class A Delayed Amount) from time to time in accordance with Section 2.2(a)(v) below.

(iii)               Class A Advance Allocations. HVIF shall allocate the proposed Class A Advance among the Class A Noteholders ratably by their respective Class A Noteholder Percentages.

(iv)               Class A Delayed Funding Procedures.

A.                 A Class A Delayed Funding Purchaser, upon receipt of any notice of a Class A Advance pursuant to Section 2.2(a)(i), promptly (but in no event later than 6:00 p.m. (New York time) on the second (2nd) Business Day prior to the proposed date of such Class A Advance) may notify HVIF in writing (a “Class A Delayed Funding Notice”) of its election to designate such Class A Advance as a delayed Class A Advance (such Class A Advance, a “Class A Designated Delayed Advance”). If such Class A Delayed Funding Purchaser’s ratable portion of such Class A Advance exceeds its Class A Required Non-Delayed Amount (such excess amount, the “Class A Permitted Delayed Amount”), then the Class A Delayed Funding Purchaser also shall include in the Class A Delayed Funding Notice the portion of such Class A Advance (such amount as specified in the Class A Delayed Funding Notice, not to exceed such Class A Delayed Funding Purchaser’s Class A Permitted Delayed Amount, the “Class A Delayed Amount”) that the Class A Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Class A Advance (such date as specified in the Class A Delayed Funding Notice, the “Class A Delayed Funding Date”) rather than on the date for such Class A Advance specified in the related Class A/B Advance Request.

B.                  If (A) one or more Class A Delayed Funding Purchasers provide a Class A Delayed Funding Notice to HVIF specifying a Class A Delayed Amount in respect of any Class A Advance and (B) HVIF shall not have revoked the notice of the Class A Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Class A Advance, then HVIF, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Class A Advance, may (but shall have no obligation to) direct each Class A Available Delayed Amount Noteholder to fund an additional portion of such Class A Advance on the proposed date of such Class A Advance equal to such Class A Available Delayed Amount Noteholder’s proportionate share (based upon the relative Class A Noteholder Percentage of such Class A Available Delayed Amount Noteholders) of the aggregate Class A Delayed Amount with respect to the proposed Class A Advance; provided that, (i) no Class A Available Delayed Amount Noteholder shall be required to fund any portion of its proportionate share of such aggregate Class A Delayed Amount that would cause its Class A Noteholder Principal Amount to exceed its Class A Maximum Noteholder Principal Amount and (ii) any Designated Series 2020-1 Noteholder, if any, designated by such Class A Available Delayed Amount Noteholder may, in its sole discretion, agree to fund such proportionate share of such aggregate Class A Delayed Amount.

C.                 Upon receipt of any notice of a Class A Delayed Amount in respect of a Class A Advance pursuant to Section 2.2(a)(iv)(B), a Class A Available Delayed Amount Noteholder, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Class A Advance) may notify HVIF in writing (a “Class A Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Class A Delayed Amount (such portion, the “Class A Second Delayed Funding Notice Amount”); provided that, the Class A Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Class A Available Delayed Amount Noteholder’s proportionate share of such Class A Delayed Amount over (B) such Class A Available Delayed Amount Noteholder’s Class A Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Class A Advance to be made by such Class A Available Delayed Amount Noteholder) (such excess amount, the “Class A Second Permitted Delayed Amount”), and upon any such election, such Class A Available Delayed Amount Noteholder shall include in the Class A Second Delayed Funding Notice the Class A Second Delayed Funding Notice Amount.

(v)                Funding Class A Advances.

A.                 Subject to the other conditions set forth in this Section 2.2(a), on the date of each Class A Advance, each Class A Noteholder(s) funding such Class A Advance shall make available to HVIF its portion of the amount of such Class A Advance (other than any Class A Delayed Amount) by wire transfer in Dollars in same day funds to the Series 2020-1 Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class A Advance. Proceeds from any Class A Advance shall be deposited into the Series 2020-1 Principal Collection Account.

B.                 A Class A Delayed Funding Purchaser that delivered a Class A Delayed Funding Notice in respect of a Class A Delayed Amount shall be obligated to fund such Class A Delayed Amount on the related Class A Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether (x) the Series 2020-1 Commitment Termination Date shall have occurred on or prior to such Class A Delayed Funding Date or (y) HVIF would be able to satisfy the Class A Funding Conditions on such Class A Delayed Funding Date. Such Class A Delayed Funding Purchaser shall (i) pay the sum of the Class A Second Delayed Funding Notice Amount related to such Class A Delayed Amount, if any, to HVIF no later than 2:00 p.m. (New York time) on the related Class A Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2020-1 Principal Collection Account, and (ii) pay the Class A Delayed Funding Reimbursement Amount related to such Class A Delayed Amount, if any, on such related Class A Delayed Funding Date to each applicable Class A Noteholder in immediately available funds for the ratable benefit of the related Class A Available Delayed Amount Purchasers that funded the Class A Delayed Amount on the date of the Advance related to such Class A Delayed Amount in accordance with Section 2.2(a)(iv)(B), based on the relative amount of such Class A Delayed Amount funded by such Class A Available Delayed Amount Purchaser on the date of such Class A Advance pursuant to Section 2.2(a)(iv)(B).

(b)           Class B Advances.

(i)                 Class B Advance Requests. Subject to the terms of this Series 2020-1 Supplement, including satisfaction of the Class B Funding Conditions, the aggregate outstanding principal amount of the Class B Notes may be increased from time to time. On any Business Day during the Series 2020-1 Draw Period, HVIF, subject to this Section 2.2(b), may increase the Class B Principal Amount (such increase is referred to as a “Class B Advance”), which increase shall be allocated among the Class B Noteholders in accordance with Section 2.2(b)(iii); provided that no more than one (1) Class B Advance shall be permitted in any one (1) calendar week. Whenever HVIF wishes the Class B Noteholders to make a Class B Advance, HVIF shall notify the Administrative Agent, the Trustee and each Class B Noteholder by providing written notice delivered to the Administrative Agent, the Trustee and such Class B Noteholders no later than 11:30 a.m. (New York City time) on the seventh (7th) Business Day prior to the proposed Class B Advance. Each such notice shall be irrevocable and shall in each case refer to this Series 2020-1 Supplement and specify the aggregate amount of the requested Class B Advance to be made on such date; provided, however, if HVIF receives a Class B Delayed Funding Notice in accordance with Section 2.2(b)(iv) by 6:00 p.m. (New York time) on the second (2nd) Business Day prior to the date of any proposed Class B Advance, HVIF shall have the right to revoke the Class A/B Advance Request with respect to the requested Class B Advance by providing the Administrative Agent and each Class B Noteholder (with a copy to the Trustee) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Class B Advance.

(ii)                Party Obligated to Fund Class B Advances. Upon HVIF’s request in accordance with Section 2.2(b)(i), upon satisfaction of the Class B Funding Conditions, each Class B Noteholder shall fund Class B Advances (whether as a Class B Non-Delayed Amount or a Class B Delayed Amount) from time to time in accordance with Section 2.2(b)(v) below.

(iii)               Class B Advance Allocations. HVIF shall allocate the proposed Class B Advance among the Class B Noteholders ratably by their respective Class B Noteholder Percentages.

(iv)               Class B Delayed Funding Procedures.

A.                 A Class B Delayed Funding Purchaser, upon receipt of any notice of a Class B Advance pursuant to Section 2.2(b)(i), promptly (but in no event later than 6:00 p.m. (New York time) on the second (2nd) Business Day prior to the proposed date of such Class B Advance) may notify HVIF in writing (a “Class B Delayed Funding Notice”) of its election to designate such Class B Advance as a delayed Class B Advance (such Class B Advance, a “Class B Designated Delayed Advance”). If such Class B Delayed Funding Purchaser’s ratable portion of such Class B Advance exceeds its Class B Required Non-Delayed Amount (such excess amount, the “Class B Permitted Delayed Amount”), then the Class B Delayed Funding Purchaser also shall include in the Class B Delayed Funding Notice the portion of such Class B Advance (such amount as specified in the Class B Delayed Funding Notice, not to exceed such Class B Delayed Funding Purchaser’s Class B Permitted Delayed Amount, the “Class B Delayed Amount”) that the Class B Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Class B Advance (such date as specified in the Class B Delayed Funding Notice, the “Class B Delayed Funding Date”) rather than on the date for such Class B Advance specified in the related Class A/B Advance Request.

B.                  If (A) one or more Class B Delayed Funding Purchasers provide a Class B Delayed Funding Notice to HVIF specifying a Class B Delayed Amount in respect of any Class B Advance and (B) HVIF shall not have revoked the notice of the Class B Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Class B Advance, then HVIF, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Class B Advance, may (but shall have no obligation to) direct each Class B Available Delayed Amount Noteholder to fund an additional portion of such Class B Advance on the proposed date of such Class B Advance equal to such Class B Available Delayed Amount Noteholder’s proportionate share (based upon the relative Class B Noteholder Percentage of such Class B Available Delayed Amount Noteholders) of the aggregate Class B Delayed Amount with respect to the proposed Class B Advance; provided that, (i) no Class B Available Delayed Amount Noteholder shall be required to fund any portion of its proportionate share of such aggregate Class B Delayed Amount that would cause its Class B Noteholder Principal Amount to exceed its Class B Maximum Noteholder Principal Amount and (ii) any Designated Series 2020-1 Noteholder, if any, designated by such Class B Available Delayed Amount Noteholder may, in its sole discretion, agree to fund such proportionate share of such aggregate Class B Delayed Amount.

C.                 Upon receipt of any notice of a Class B Delayed Amount in respect of a Class B Advance pursuant to Section 2.2(b)(iv)(B), a Class B Available Delayed Amount Noteholder, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Class B Advance) may notify HVIF in writing (a “Class B Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Class B Delayed Amount (such portion, the “Class B Second Delayed Funding Notice Amount”); provided that, the Class B Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Class B Available Delayed Amount Noteholder’s proportionate share of such Class B Delayed Amount over (B) such Class B Available Delayed Amount Noteholder’s Class B Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Class B Advance to be made by such Class B Available Delayed Amount Noteholder) (such excess amount, the “Class B Second Permitted Delayed Amount”), and upon any such election, such Class B Available Delayed Amount Noteholder shall include in the Class B Second Delayed Funding Notice the Class B Second Delayed Funding Notice Amount.

(v)                Funding Class B Advances.

A.                 Subject to the other conditions set forth in this Section 2.2(b), on the date of each Class B Advance, each Class B Noteholder funding such Class B Advance shall make available to HVIF its portion of the amount of such Class B Advance (other than any Class B Delayed Amount) by wire transfer in Dollars in same day funds to the Series 2020-1 Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Class B Advance. Proceeds from any Class B Advance shall be deposited into the Series 2020-1 Principal Collection Account.

B.                  A Class B Delayed Funding Purchaser that delivered a Class B Delayed Funding Notice in respect of a Class B Delayed Amount shall be obligated to fund such Class B Delayed Amount on the related Class B Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether (x) the Series 2020-1 Commitment Termination Date shall have occurred on or prior to such Class B Delayed Funding Date or (y) HVIF would be able to satisfy the Class B Funding Conditions on such Class B Delayed Funding Date. Such Class B Delayed Funding Purchaser shall (i) pay the sum of the Class B Second Delayed Funding Notice Amount related to such Class B Delayed Amount, if any, to HVIF no later than 2:00 p.m. (New York time) on the related Class B Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2020-1 Principal Collection Account, and (ii) pay the Class B Delayed Funding Reimbursement Amount related to such Class B Delayed Amount, if any, on such related Class B Delayed Funding Date to each applicable Class B Noteholder in immediately available funds for the ratable benefit of the related Class B Available Delayed Amount Purchasers that funded the Class B Delayed Amount on the date of the Advance related to such Class B Delayed Amount in accordance with Section 2.2(b)(iv)(B), based on the relative amount of such Class B Delayed Amount funded by such Class B Available Delayed Amount Purchaser on the date of such Class B Advance pursuant to Section 2.2(b)(iv)(B).

(c)           Advances Pro Rata. Each Class A Advance pursuant to Section 2.2(a) and Class B Advance pursuant to Section 2.2(b) may only be made if simultaneously HVIF effects a pro rata increase in each of the Class A Principal Amount and Class B Principal Amount.

(d)           Designated Series 2020-1 Noteholders.

(i)                 For any Series 2020-1 Noteholder which is a Designating Series 2020-1 Noteholder, any Class A Advance or Class B Advance to be made by such Series 2020-1 Noteholder may from time to time be made by its Designated Series 2020-1 Noteholder in such Designated Series 2020-1 Noteholder’s sole discretion, and nothing herein shall constitute a commitment to make Class A Advances or Class B Advances, as applicable, by such Designated Series 2020-1 Noteholder; provided that if any Designated Series 2020-1 Noteholder elects not to, or fails to, make any such Class A Advance or Class B Advance, as applicable, its Designating Series 2020-1 Noteholder hereby agrees that it shall make such Class A Advance or Class B Advance, as applicable, pursuant to the terms hereof. Any Class A Advance or Class B Advance actually funded by a Designated Series 2020-1 Noteholder shall constitute a utilization of the Class A Maximum Noteholder Principal Amount or Class B Maximum Noteholder Principal Amount, as applicable, of the Designating Series 2020-1 Noteholder for all purposes hereunder.

(ii)                Any Series 2020-1 Noteholder may at any time designate not more than one Designated Series 2020-1 Noteholder to fund Class A Advances or Class B Advances, as applicable, on behalf of such Series 2020-1 Noteholder subject to the terms of this Section 2.2(d)(ii). No Series 2020-1 Noteholder may have more than one Designated Series 2020-1 Noteholder at any time. Such designation may occur by execution by such parties of a Designation Agreement, delivered to the Administrative Agent and the Issuer for their acceptance. Upon receipt of an appropriately completed Designation Agreement executed by a Designating Series 2020-1 Noteholder and a designee representing that it is a Designated Series 2020-1 Noteholder and consented to by the Issuer, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Issuer and the other Series 2020-1 Noteholders, whereupon, (i) the Issuer shall execute and deliver to the Designating Series 2020-1 Noteholder a Designated Series 2020-1 Note payable to the order of the Designated Series 2020-1 Noteholder, (ii) from and after the effective date specified in the Designation Agreement, the Designated Series 2020-1 Noteholder shall become a party to this Series 2020-1 Supplement with a right to make Class A Advances or Class B Advances, as applicable, on behalf of its Designating Series 2020-1 Noteholder pursuant to Section 2.2(a) or (b), and (iii) the Designated Series 2020-1 Noteholder shall not be required to make payments with respect to any obligations in this Series 2020-1 Supplement except to the extent of excess cash flow of such Designated Series 2020-1 Noteholder which is not otherwise required to repay obligations of such Designated Series 2020-1 Noteholder which are then due and payable, provided, however, that regardless of such designation and assumption by the Designated Series 2020-1 Noteholder, the Designating Series 2020-1 Noteholder shall be and remain obligated to the Issuer, the Administrative Agent and the Series 2020-1 Noteholders for each and every of the obligations of the Designating Series 2020-1 Noteholder and its related Designated Series 2020-1 Noteholder with respect to this Series 2020-1 Supplement and any sums otherwise payable to the Issuer by the Designated Series 2020-1 Noteholder. Each Designating Series 2020-1 Noteholder, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Series 2020-1 Noteholder and shall on behalf of its Designated Series 2020-1 Noteholder: (i) receive any and all payments made for the benefit of such Designated Series 2020-1 Noteholder and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Series 2020-1 Supplement and the other Related Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Series 2020-1 Noteholder, or specified branch or affiliate thereof, as administrative agent for its Designated Series 2020-1 Noteholder and need not be signed by such Designated Series 2020-1 Noteholder on its own behalf. The Issuer, the Administrative Agent, the Controlling Party and the Series 2020-1 Noteholders may rely thereon without any requirement that the Designated Series 2020-1 Noteholder sign or acknowledge the same. No Designated Series 2020-1 Noteholder may assign or transfer all or any portion of its interest hereunder or under any other Related Document, other than via an assignment to its Designating Series 2020-1 Noteholder or otherwise in accordance with the provisions of this Section 2.2.

(e)           Breakage. If any Class A Advance or Class B Advance is rejected or canceled by the Issuer after a request has been made to the Series 2020-1 Noteholders, the Issuer shall reimburse each such Series 2020-1 Noteholder on the next succeeding Payment Date for any associated Breakage Costs payable as a result of such request for such Class A Advance or Class B Advance.

(f)            Administrative Issues. Notwithstanding anything to the contrary herein:

(i)                 To the extent the information regarding the amounts to be funded by the applicable Class A Noteholder or Class B Noteholder of any proposed Class A Advance or Class B Advance in the Class A/B Advance Request is no longer accurate, not later than 2:00 p.m. on the Business Day prior to the date of any proposed Class A Advance or Class B Advance, HVIF shall provide a written report to the Trustee specifying each Series 2020-1 Noteholder who will be funding such Advance, and the amount such Series 2020-1 Noteholder is due to pay; and

(ii)                The date of any proposed Class A Advance or Class B Advance shall not be on a Payment Date or any of the three (3) Business Days immediately preceding a Payment Date.

Section 2.3.        Legal Final Payment Date. The Series 2020-1 Principal Amount shall be due and payable on the Legal Final Payment Date.

Section 2.4.       Procedure for Decreasing the Principal Amount.

(a)           Principal Decreases. Subject to the terms of this Series 2020-1 Supplement, the aggregate principal amount of the Series 2020-1 Notes may be decreased only as provided in this Section 2.4. Once any amount is prepaid on the Series 2020-1 Notes, the Maximum Principal Amount shall be reduced by any amount prepaid and such amount may not be reborrowed.

(b)           Mandatory Decrease.

(i)                 Obligation to Decrease the Series 2020-1 Notes.

A.                 Excess Principal Event. If any Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVIF’s discovery of such Excess Principal Event, HVIF shall withdraw from the Series 2020-1 Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that no such Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Series 2020-1 Noteholders in respect of principal of the Series 2020-1 Notes to make a reduction in the Principal Amount in accordance with Section 5.2(c).

B.                  Disposition of HVIF Vehicles. Within two (2) Business Days’ of HVIF’s receipt of Required Disposition Proceeds, HVIF shall withdraw from the Series 2020-1 Principal Collection Account an amount equal to net proceeds of such sale or other disposition and distribute such amount to the Series 2020-1 Noteholders in respect of principal of the Series 2020-1 Notes to make a reduction in the Principal Amount pursuant to, and in accordance with, Section 5.2(c). HVIF shall only withdraw Excluded Disposition Proceeds from the Series 2020-1 Principal Collection Account in amounts required to acquire new HVIF Vehicles as directed by the HVIF Administrator.

(ii)                Notice of Mandatory Decrease. Upon discovery of any Excess Principal Event, HVIF, within two (2) Business Days of such discovery, shall deliver written notice of any related Mandatory Decreases, any related Mandatory Decrease Amount and the date of any such Mandatory Decrease to the Trustee and each Series 2020-1 Noteholder.

(c)           Voluntary Decrease.

(i)                 Procedures for a Voluntary Decrease. Subject to payment of any Prepayment Premium described below, on any Business Day, upon at least seven (7) Business Days’ prior notice to each Series 2020-1 Noteholder and the Trustee, HVIF may decrease the Principal Amount in whole or in part (each such reduction of the Principal Amount pursuant to this Section 2.4(c)(i), a “Voluntary Decrease” and the date of any such reduction, a “Voluntary Decrease Date”) by withdrawing from the Series 2020-1 Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Voluntary Decrease Amount”) to the Series 2020-1 Noteholders as specified in Section 5.2. Each such notice shall set forth the Voluntary Decrease Date, the related Voluntary Decrease Amount.

(d)           Voluntary Prepayment Premium. Unless the Right of First Refusal Condition is satisfied, in connection with any Voluntary Decrease, HVIF shall be required to pay the Prepayment Premium simultaneously with the payment of such Voluntary Decrease Amount.

(e)           Breakage. If any Mandatory Decrease or Voluntary Decrease is not made by the Issuer after notice of such Mandatory Decrease or Voluntary Decrease has been made to the Series 2020-1 Noteholders, the Issuer shall reimburse each such Series 2020-1 Noteholder on the next succeeding Payment Date for any associated Breakage Costs payable as a result of such notice of Mandatory Decrease or Voluntary Decrease.

Section 2.5.       Reduction of Maximum Principal Amount.

(a)           Reduction Conditions. HVIF, upon seven (7) Business Days’ notice to the Administrative Agent and each Series 2020-1 Noteholder, may effect a permanent reduction of the Maximum Principal Amount; provided that, any such reduction (i) will be limited to the undrawn portion of the Maximum Principal Amount, (ii) must be in a minimum amount of $10,000,000, (iii) shall be made ratably among the Series 2020-1 Noteholders on the basis of their respective Maximum Principal Amounts and (iv) must be accompanied by the Commitment Reduction Fee; provided, further, that solely for the purposes of this Section 2.5(a), such undrawn portion of the Maximum Principal Amount shall not include any then unfunded Class A Delayed Amounts relating to any Class A Advance or Class B Delayed Amounts relating to any Class B Advance, in each case, the notice with respect to which HVIF shall not have revoked as of the date of such reduction.

(b)           Schedules II and III Revisions. No later than one (1) Business Day following any reduction of the Maximum Principal Amount becoming effective, the Administrative Agent shall revise Schedule II to reflect such reduction, which revision, for the avoidance of doubt, shall not require the consent of the Trustee or any Series 2020-1 Noteholder.

Section 2.6.                 Commitment Terms and Extensions of Commitments.

(a)           Term. The “Term” of the commitments hereunder shall be for a period commencing on the date hereof and ending on the Series 2020-1 Commitment Termination Date.

(b)           Term Extension. Not later than two (2) Business Days prior to the Series 2020-1 Commitment Termination Date, HVIF and each Series 2020-1 Noteholder may agree in writing to an extension of the Series 2020-1 Commitment Termination Date by six months (such period, the “Extension Length”).

(c)           Procedures for Extension Consents. Upon an extension described in clause (b) above, then the Series 2020-1 Commitment Termination Date for each such Series 2020-1 Noteholder then in effect shall be extended to the date that is the last day of the Extension Length (which shall begin running on the day after the then-current Series 2020-1 Commitment Termination Date).

Section 2.7.                 Calculations; Timing and Method of Payment.

(a)           Calculations. On or before the fourth (4th) Business Day prior to each Payment Date (or such time thereafter as the Administrative Agent may agree), HVIF shall furnish a copy of the Payment Date Directions to the Administrative Agent for purposes of confirming the Class A Monthly Interest Amount and the Class B Monthly Interest Amount due to each Series 2020-1 Noteholder. The Administrative Agent shall notify HVIF and the HVIF Administrator at least one (1) Business Day before the Payment Date if the Administrative Agent disagrees with HVIF’s calculation of the Class A Monthly Interest Amount and the Class B Monthly Interest Amount due to each Series 2020-1 Noteholder.

(b)           Timing and Method of Payment. All amounts payable to any Series 2020-1 Noteholder shall be made pursuant to Section 5.8.

Article III

INTEREST, FEES AND COSTS

Section 3.1.       Interest and Interest Rates.

(a)           Interest Rate.

(i)                 Class A Note Rate. Each related Class A Advance funded or maintained by a Class A Noteholder during the related Series 2020-1 Interest Period shall bear interest at 3.00% (the “Class A Note Rate”).

(ii)                Class B Base Note Rate. Each related Class B Advance funded or maintained by a Class B Noteholder during the related Series 2020-1 Interest Period shall bear interest at a base rate of 3.75% (the “Class B Base Note Rate”). With respect to each Series 2020-1 Interest Period, the Class B Supplemental Interest Amount shall also be payable with respect to each Class B Note.

(b)           Payment of Interest.

(i)                 Accrual and Payment. Interest shall accrue for each Series 2020-1 Interest Period on the Series 2020-1 Notes from the date of the initial Advance hereunder using a fixed rate note convention of 12 months of 30 days. On each Payment Date, the Class A Monthly Interest Amount, the Class A Monthly Default Interest Amount, the Class B Monthly Interest Amount and the Class B Monthly Default Interest Amount, in each case, with respect to such Payment Date, shall be due and payable on such Payment Date in accordance with the provisions hereof.

(ii)                 Deficiencies. If the amounts described in Section 5.3 are insufficient to pay the Class A Monthly Interest Amount or the Class A Monthly Default Interest Amount for any Payment Date, payments of such Class A Monthly Interest Amount or Class A Monthly Default Interest Amount, as applicable and in each case, to the Class A Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Class A Monthly Interest Amount or Class A Monthly Default Interest Amount, as applicable and in each case, payable to each such Class A Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class A Deficiency Amount”), and interest shall accrue on any such Class A Deficiency Amount at the Series 2020-1 Note Rate. If the amounts described in Section 5.3 are insufficient to pay the Class B Monthly Interest Amount or the Class B Monthly Default Interest Amount for any Payment Date, payments of such Class B Monthly Interest Amount or Class B Monthly Default Interest Amount, as applicable and in each case, to the Class B Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Class B Monthly Interest Amount or Class B Monthly Default Interest Amount, as applicable and in each case, payable to each such Class B Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Class B Deficiency Amount”), and interest shall accrue on any such Class B Deficiency Amount at the Series 2020-1 Note Rate.

Section 3.2.           Up-Front Fees. On the Effective Date, HVIF shall pay the Class A Up-Front Fee and the Class B Up-Front Fee to each applicable Series 2020-1 Noteholder.

Section 3.3.           Undrawn Fees. HVIF shall pay the Class A Undrawn Fee and the Class B Undrawn Fee to each applicable Series 2020-1 Noteholder in connection with the Class A Monthly Interest Amount and the Class B Monthly Interest Amount, respectively.

Section 3.4.           Fee Discount. In connection with any Rental Car Financing, if the ROFR Option 1 Condition is satisfied, the applicable Apollo Entity shall discount any up-front fees or structuring fees payable to such Apollo Entity in connection with such Rental Car Financing by an amount equal to 0.3125% of the amount of any such up-front fees or structuring fees so payable to such Apollo Entity (which fees shall be at the prevailing market rate for similar Rental Car Financing).

Section 3.5.           Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Class A Advances or Class B Advances, as the case may be, made by such Affected Person hereunder is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such Change in Law, then, in any such case after notice from time to time by such Affected Person to any related Designated Series 2020-1 Noteholder and HVIF, HVIF shall pay to such Designated Series 2020-1 Noteholder and such Designated Series 2020-1 Noteholder shall pay to such Affected Person an incremental commitment fee, payable on each Payment Date, sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return to the extent that the increased costs for which such Affected Person is being compensated are allocable to the existence of such Affected Person’s Class A Advances or Class B Advances, as applicable, or Class A Commitment or Class B Commitment, as applicable, hereunder. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on HVIF; provided that, the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.5 prior to such initial payment.

Section 3.6.           Taxes.

(a)           All payments by HVIF of principal of, and interest on, the Class A Advances and the Class B Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person (x) net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Affected Person as a result of a present or former connection between the Affected Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced by, this Series 2020-1 Supplement), (y) with respect to any Affected Person organized under the laws of the jurisdiction other than the United States (“Foreign Affected Person”), any withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to (or acquires a participation in) this Series 2020-1 Supplement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from HVIF with respect to withholding tax and (z) United States federal withholding taxes that would not have been imposed but for a failure by an Affected Person (or any financial institution through which any payment is made to such Affected Person) to comply with the requirements of current Sections 1471-1474 of the Code, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement or treaty among Governmental Authorities and published administrative guidance, in each case implementing such Sections of the Code (such non-excluded items being called “Taxes”).

(b)           Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent from HVIF, such Affected Person or its agent may pay such Taxes and HVIF will promptly upon receipt of written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

(c)           Each Foreign Affected Person shall execute and deliver to HVIF, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter, one or more (as HVIF may reasonably request) United States Internal Revenue Service Forms W-8BEN, Forms W-8BEN-E, Forms W-8ECI or Forms W-9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. HVIF shall not, however, be required to pay any increased amount under this Section 3.6 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.

(d)           If the Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.6, it shall pay over such refund to HVIF (but only to the extent of amounts paid under this Section 3.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Affected Person and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that HVIF, upon the request of the Affected Person, agrees to repay the amount paid over to HVIF (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Affected Person in the event the Affected Person is required to repay such refund to such governmental authority. This Section 3.6 shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its taxes that it deems confidential) to HVIF or any other Person.

Section 3.7.           Series 2020-1 Carrying Charges; Survival. Any amounts payable by HVIF under the Specified Cost Sections shall constitute Series 2020-1 Carrying Charges. The agreements in the Specified Cost Sections and Section 3.8 shall survive the termination of this Series 2020-1 Supplement and the HVIF Base Indenture and the payment of all amounts payable hereunder and thereunder.

Section 3.8.           Minimizing Costs and Expenses and Equivalent Treatment.

(a)           Each Affected Person shall be deemed to have agreed that it shall, as promptly as practicable after it becomes aware of any circumstance referred to in any Specified Cost Section, use commercially reasonable efforts (to the extent not inconsistent with its internal policies of general application) to minimize the costs, expenses, taxes or other liabilities incurred by it and payable to it by HVIF pursuant to such Specified Cost Section.

(b)           In determining any amounts payable to it by HVIF pursuant to any Specified Cost Section, each Affected Person shall treat HVIF the same as or better than all similarly situated Persons (as determined by such Affected Person in its reasonable discretion) and such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions, such that HVIF is treated the same as, or better than, all such other similarly situated Persons with respect to such other similar transactions.

Section 3.9.           Timing Threshold for Specified Cost Section. Notwithstanding anything in this Series 2020-1 Supplement to the contrary, HVIF shall not be under any obligation to compensate any Affected Person pursuant to any Specified Cost Section in respect of any amount otherwise owing pursuant to any Specified Cost Section that arose during any period prior to the date that is 180 days prior to such Affected Person’s obtaining knowledge thereof, except that the foregoing limitation shall not apply to any increased costs arising out of the retroactive application of any Change in Law within such 180-day period. If, after the payment of any amounts by HVIF pursuant to any Specified Cost Section, any applicable law, rule or regulation in respect of which a payment was made is thereafter determined to be invalid or inapplicable to such Affected Person, then such Affected Person, within sixty (60) days after such determination, shall repay any amounts paid to it by HVIF hereunder in respect of such Change in Law.

Article IV

SERIES-SPECIFIC COLLATERAL

Section 4.1.          Granting Clause. In order to secure and provide for the repayment and payment of the HVIF Note Obligations with respect to the Series 2020-1 Notes, HVIF hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2020-1 Noteholders, all of HVIF’s right, title and interest in and to the following (whether now or hereafter existing or acquired):

(a)           each Series 2020-1 Account, including any security entitlement with respect to Financial Assets credited thereto;

(b)           all funds, Financial Assets or other assets on deposit in or credited to each Series 2020-1 Account from time to time;

(c)           all certificates and instruments, if any, representing or evidencing any or all of each Series 2020-1 Account, the funds on deposit therein or any security entitlement with respect to Financial Assets credited thereto from time to time;

(d)          all investments made at any time and from time to time with monies in each Series 2020-1 Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property;

(e)           all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for each Series 2020-1 Account, the funds on deposit therein from time to time or the investments made with such funds;

(f)           all Proceeds of any and all of the foregoing clauses (a) through (e), including cash (with respect to each Series 2020-1 Account, the items in the foregoing clauses (a) through (e) and this clause (f) with respect to such Series 2020-1 Account are referred to, collectively, as the “Series 2020-1 Account Collateral”);

(g)           each Series 2020-1 Demand Note (if any);

(h)           all certificates and instruments, if any, representing or evidencing each Series 2020-1 Demand Note (if any);

(i)            each Series 2020-1 Letter of Credit (if any); and

(j)            all Proceeds of any and all of the foregoing.

Section 4.2.           Series 2020-1 Accounts. With respect to the Series 2020-1 Notes only, the following shall apply:

(a)           Establishment of Series 2020-1 Accounts.

(i)                 The Trustee shall establish and maintain, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2020-1 Noteholders three securities accounts: the Series 2020-1 Principal Collection Account (such account, the “Series 2020-1 Principal Collection Account”), the Series 2020-1 Interest Collection Account (such account, the “Series 2020-1 Interest Collection Account”) and the Series 2020-1 Reserve Account (such account, the “Series 2020-1 Reserve Account”).

(ii)                On or prior to the date of any drawing under a Series 2020-1 Letter of Credit pursuant to Section 5.5 or Section 5.7, the Trustee shall establish and maintain in the name of, and under the control of, the Trustee for the benefit of the Series 2020-1 Noteholders the Series 2020-1 L/C Cash Collateral Account (the “Series 2020-1 L/C Cash Collateral Account”).

(iii)               The Trustee shall establish and maintain, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2020-1 Noteholders the Series 2020-1 Distribution Account (the “Series 2020-1 Distribution Account”, and together with the Series 2020-1 Principal Collection Account, the Series 2020-1 Interest Collection Account, the Series 2020-1 Reserve Account and the Series 2020-1 L/C Cash Collateral Account, the “Series 2020-1 Accounts”).

(b)           Series 2020-1 Account Criteria.

(i)                 Each Series 2020-1 Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2020-1 Noteholders.

(ii)                Each Series 2020-1 Account shall be an Eligible Account. If any Series 2020-1 Account is at any time no longer an Eligible Account, HVIF shall, within ten (10) Business Days of an Authorized Officer of HVIF obtaining actual knowledge that such Series 2020-1 Account is no longer an Eligible Account, establish a new Series 2020-1 Account for such non-qualifying Series 2020-1 Account that is an Eligible Account, and if a new Series 2020-1 Account is so established, HVIF shall instruct the Trustee in writing to transfer all cash and investments from such non-qualifying Series 2020-1 Account into such new Series 2020-1 Account. Initially, each of the Series 2020-1 Accounts will be established with The Bank of New York Mellon Trust Company, National Association.

(c)           Administration of the Series 2020-1 Accounts.

(i)                 HVIF may instruct (by standing instructions or otherwise) any institution maintaining any Series 2020-1 Accounts to invest funds on deposit in such Series 2020-1 Account from time to time in Permitted Investments in the name of the Trustee or the Securities Intermediary and Permitted Investments shall be credited to the applicable Series 2020-1 Account; provided, however, that:

A.                 any such investment in the Series 2020-1 Reserve Account or the Series 2020-1 Distribution Account shall mature not later than the first (1st) Payment Date following the date on which such investment was made; and

B.                  any such investment in the Series 2020-1 Principal Collection Account, the Series 2020-1 Interest Collection Account or the Series 2020-1 L/C Cash Collateral Account shall mature not later than the Business Day prior to the first (1st) Payment Date following the date on which such investment was made, unless in any such case any such Permitted Investment is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on such Payment Date.

(ii)                 HVIF shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(iii)               In the absence of written investment instructions hereunder, funds on deposit in the Series 2020-1 Accounts shall remain uninvested.

(d)           Earnings from Series 2020-1 Accounts. With respect to each Series 2020-1 Account, all interest and earnings (net of losses and investment expenses) paid on funds on deposit in or on any security entitlement with respect to Financial Assets credited to such Series 2020-1 Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(e)           Termination of Series 2020-1 Accounts.

(i)                 On or after the date on which the Series 2020-1 Notes are fully paid, the Trustee, acting in accordance with the written instructions of HVIF, shall withdraw from each Series 2020-1 Account (other than the Series 2020-1 L/C Cash Collateral Account) all remaining amounts on deposit therein and pay such amounts to HVIF.

(ii)                Upon the termination of this Series 2020-1 Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of HVIF, after the prior payment of all amounts due and owing to the Series 2020-1 Noteholders and payable from the Series 2020-1 L/C Cash Collateral Account as provided herein, shall withdraw from the Series 2020-1 L/C Cash Collateral Account all amounts on deposit therein and shall pay such amounts:

first, pro rata to the Series 2020-1 Letter of Credit Providers, to the extent that there are unreimbursed Series 2020-1 Disbursements due and owing to such Series 2020-1 Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2020-1 Letters of Credit, and second, to HVIF any remaining amounts.

Section 4.3.       Trustee as Securities Intermediary.

(a)           With respect to each Series 2020-1 Account, the Trustee or other Person maintaining such Series 2020-1 Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC) and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC) with respect to such Series 2020-1 Account. If the Securities Intermediary in respect of any Series 2020-1 Account is not the Trustee, HVIF shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 4.3.

(b)           The Securities Intermediary agrees that:

(i)                 The Series 2020-1 Accounts are accounts to which Financial Assets will be credited;

(ii)                All securities or other property underlying any Financial Assets credited to any Series 2020-1 Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2020-1 Account be registered in the name of HVIF, payable to the order of HVIF or specially endorsed to HVIF;

(iii)              All property delivered to the Securities Intermediary pursuant to this Series 2020-1 Supplement and all Permitted Investments thereof will be promptly credited to the appropriate Series 2020-1 Account;

(iv)               Each item of property (whether investment property, security, instrument or cash) credited to a Series 2020-1 Account shall be treated as a Financial Asset;

(v)                If at any time the Securities Intermediary shall receive any order or instructions from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2020-1 Accounts or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by HVIF or the HVIF Administrator;

(vi)               The Series 2020-1 Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 9-304 and Section 8-110 of the New York UCC) and the Series 2020-1 Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the NY UCC and in the applicable federal book-entry regulations) related thereto) shall be governed by the laws of the State of New York;

(vii)              The Securities Intermediary has not entered into, and until termination of this Series 2020-1 Supplement, will not enter into, any agreement with any other Person relating to the Series 2020-1 Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series 2020-1 Supplement will not enter into, any agreement with HVIF purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 4.3(b)(v); and

(viii)             Except for the claims and interest of the Trustee and HVIF in the Series 2020-1 Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2020-1 Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2020-1 Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the HVIF Administrator and HVIF thereof.

(c)           The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2020-1 Accounts and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Series 2020-1 Accounts.

(d)           Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to any Series 2020-1 Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash credited to such Series 2020-1 Account by crediting such Series 2020-1 Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.

(e)           Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, with respect to any Series 2020-1 Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Series 2020-1 Account is deemed not to constitute a securities account.

(f)           As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law of the State of New York shall govern the issues specified in Article 2 of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing the Series 2020-1 Accounts.

Section 4.4.       Demand Notes.

(a)           Trustee Authorized to Make Demands. The Trustee, for the benefit of the Series 2020-1 Noteholders, shall be the only Person authorized to make a demand for payment on any Series 2020-1 Demand Note.

(b)           Modification of Demand Note. Other than pursuant to a payment made upon a demand thereon by the Trustee pursuant to Section 5.5(c), HVIF shall not reduce the amount of any Series 2020-1 Demand Note or forgive amounts payable thereunder so that the aggregate undrawn principal amount of the Series 2020-1 Demand Notes after such forgiveness or reduction is less than the greater of (i) the Series 2020-1 Letter of Credit Liquidity Amount as of the date of such reduction or forgiveness and (ii) an amount equal to 0.50% of the Series 2020-1 Principal Amount as of the date of such reduction or forgiveness. Other than in connection with a reduction or forgiveness in accordance with the first sentence of this Section 4.4(b) or an increase in the stated amount of any Series 2020-1 Demand Note, HVIF shall not agree to any amendment of any Series 2020-1 Demand Note without first obtaining the prior written consent of the Series 2020-1 Required Noteholders.

Section 4.5.      Subordination. The Series-Specific 2020-1 Collateral has been pledged to the Trustee to secure the Series 2020-1 Notes. For all purposes hereunder and for the avoidance of doubt, the Series-Specific 2020-1 Collateral and each Series 2020-1 Letter of Credit will be held by the Trustee solely for the benefit of the Series 2020-1 Noteholders, and no HVIF Noteholder of any Series of HVIF Notes other than the Series 2020-1 Notes will have any right, title or interest in, to or under the Series-Specific 2020-1 Collateral or any Series 2020-1 Letter of Credit. For the avoidance of doubt, if it is determined that the Series 2020-1 Noteholders have any right, title or interest in, to or under the HVIF Collateral with respect to any Series of HVIF Notes other than Series 2020-1 Notes, then the Series 2020-1 Noteholders agree that their right, title and interest in, to or under such HVIF Collateral shall be subordinate in all respects to the claims or rights of the HVIF Noteholders with respect to such other Series of HVIF Notes, and in such case, this Series 2020-1 Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 4.6.       Duty of the Trustee. Except for actions expressly authorized by the Base Indenture or this Series 2020-1 Supplement, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Series-Specific 2020-1 Collateral now existing or hereafter created or to impair the value of any of the Series-Specific 2020-1 Collateral now existing or hereafter created.

Article V

PRIORITY OF PAYMENTS

Section 5.1.           HVIF Collections Allocation. Subject to the Past Due Rental Payments Priorities, on each Series 2020-1 Deposit Date, HVIF shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts deposited into the HVIF Collection Account on such date as follows:

(a)           first, withdraw the Series 2020-1 Daily Principal Allocation, if any, for such date from the HVIF Collection Account and deposit such amount into the Series 2020-1 Principal Collection Account; and

(b)                second, withdraw the Series 2020-1 Daily Interest Allocation, if any, for such date from the HVIF Collection Account and deposit such amount in the Series 2020-1 Interest Collection Account.

Section 5.2.             Application of Funds in the Series 2020-1 Principal Collection Account. Subject to the Past Due Rental Payments Priorities, (i) on any Business Day, HVIF may direct the Trustee in writing to apply, and (ii) on each Payment Date and each date identified by HVIF for a Decrease pursuant to Section 2.4, HVIF shall direct the Trustee in writing to apply (including pursuant to the Payment Date Directions), and in each case the Trustee shall apply, all amounts then on deposit in the Series 2020-1 Principal Collection Account on such date (after giving effect to all deposits thereto pursuant to Sections 5.3, 5.4 and 5.5) as follows (and in each case only to the extent of funds available in the Series 2020-1 Principal Collection Account on such date):

(a)                 first, if such date is a Payment Date, then for deposit into the Series 2020-1 Interest Collection Account an amount equal to the Senior Interest Waterfall Shortfall Amount, if any, with respect to such Payment Date;

(b)                second, on any such date during the Series 2020-1 Draw Period, for deposit into the Series 2020-1 Reserve Account an amount equal to the Series 2020-1 Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2020-1 Reserve Account pursuant to Section 5.4 and deposits to the Series 2020-1 Reserve Account on such date pursuant to Section 5.3);

(c)                 third, (i) first, for deposit into the Series 2020-1 Distribution Account to make (i) first, on any such date during the Series 2020-1 Draw Period, a Mandatory Decrease with respect to the Class A Notes and the Class B Notes, if applicable on such day, in accordance with Section 2.4(b)(i), for payment of the related Mandatory Decrease Amount on such date to the Class A Noteholders and the Class B Noteholders, on a pro rata basis both as between the Class A Noteholders and the Class B Noteholders (based on the Class A Principal Amount and the Class B Principal Amount as of such date) and as among each of the Class A Noteholders (based on the Class A Noteholder Principal Amount as of such date for each such Class A Noteholder) and the Class B Noteholders (based on the Class B Noteholder Principal Amount as of such date for each such Class B Noteholder), in each case as a payment of principal of the Class A Notes or Class B Notes, as applicable, and (ii) second, on any such date during the Series 2020-1 Rapid Amortization Period, (A) first, a Mandatory Decrease with respect to the Class A Notes, if applicable on such day, in accordance with Section 2.4(b)(i), for payment of the related Mandatory Decrease Amount on such date to the Class A Noteholders, on a pro rata basis (based on the Class A Noteholder Principal Amount as of such date for each such Class A Noteholder) as payment of principal of the Class A Notes until the Class A Noteholders have been paid such amount in full, and (ii) second, for deposit into the Series 2020-1 Distribution Account to make a Mandatory Decrease with respect to the Class B Notes, if applicable on such day, in accordance with Section 2.4(b)(i), for payment of the related Mandatory Decrease Amount on such date to the Class B Noteholders, on a pro rata basis (based on the Class B Noteholder Principal Amount as of such date for each such Class B Noteholders) as payment of principal of the Class B Notes until the Class B Noteholders have been paid such amount in full;

(d)                 fourth, on any such date during the Series 2020-1 Rapid Amortization Period, for deposit into the Series 2020-1 Distribution Account, for payment on such date to (i) first, the Class A Noteholders, on a pro rata basis (based on the Class A Noteholder Principal Amount as of such date for each such Class A Noteholder) as payment of principal of the Class A Notes until the Class A Noteholders have been paid the Class A Principal Amount in full, and (ii) second, the Class B Noteholders, on a pro rata basis (based on the Class B Noteholder Principal Amount as of such date for each such Class B Noteholder) as payment of principal of the Class B Notes until the Class B Noteholders have been paid the Class B Principal Amount in full;

(e)                fifth, if such date is a Payment Date, for deposit into the Series 2020-1 Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), any remaining amounts owing on such Payment Date to such Class A Noteholders as Series 2020-1 Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below), and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), any remaining amounts owing on such Payment Date to such Class B Noteholders as Series 2020-1 Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below);

(f)                  sixth, if such date is a Payment Date, for deposit into the Series 2020-1 Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), the Class A Monthly Default Interest Amounts, if any, owing to each such Class A Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(m) below), and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Default Interest Amounts, if any, owing to each such Class B Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(m) below);

(g)                seventh, at the option of HVIF, for deposit into the Series 2020-1 Distribution Account to make (i) first, on any such date during the Series 2020-1 Draw Period, a Voluntary Decrease with respect to the Class A Notes and the Class B Notes, if applicable on such day, for payment of the related Voluntary Decrease Amount on such date to the Class A Noteholders and the Class B Noteholders on a pro rata basis both as between the Class A Noteholders and the Class B Noteholders (based on the Class A Principal Amount and the Class B Principal Amount as of such date) and as among each of the Class A Noteholders (based on the Class A Noteholder Principal Amount as of such date for each such Class A Noteholder) and the Class B Noteholders (based on the Class B Noteholder Principal Amount as of such date for each such Class B Noteholder), in each case as a payment of principal of the Class A Notes or Class B Notes, as applicable, and (ii) second, on any such date during the Series 2020-1 Rapid Amortization Period, (A) first, a Voluntary Decrease with respect to the Class A Notes, if applicable on such day, for payment of the related Voluntary Decrease Amount on such date to the Class A Noteholders on a pro rata basis (based on the Class A Noteholder Principal Amount as of such date for each such Class A Noteholder), in each case as a payment of principal of the Class A Notes until the applicable Class A Noteholders have been paid the applicable amount in full, and (B) second, a Voluntary Decrease with respect to the Class B Notes, if applicable on such day, for payment of the related Voluntary Decrease Amount on such date to the Class B Noteholders on a pro rata basis (based on the Class B Noteholder Principal Amount as of such date for each such Class B Noteholder), in each case as a payment of principal of the Class B Notes until the applicable Class B Noteholders have been paid the applicable amount in full; and

(h)                eighth, the balance, if any, shall be released, subject to satisfaction of the Dividend Condition, to or at the direction of HVIF, including for re-deposit to the Series 2020-1 Principal Collection Account, or, if ineligible for release to HVIF either because of the failure to satisfy the Dividend Condition or otherwise, shall remain on deposit in the Series 2020-1 Principal Collection Account;

provided that, (i) the application of such funds pursuant to Section 5.2(a) may not be made if a Principal Deficit Amount would exist as a result of such application and (ii) the application of such funds pursuant to Sections 5.2(a) and (h) may be made only to the extent that no Amortization Event or Potential Amortization Event with respect to the Series 2020-1 Notes exists as of such date or would occur as a result of such application or distribution of funds.

Section 5.3.       Application of Funds in the Series 2020-1 Interest Collection Account. Subject to the Past Due Rental Payments Priorities, on each Payment Date, HVIF shall direct the Trustee pursuant to the Payment Date Directions to apply, and the Trustee shall apply, all amounts then on deposit in the Series 2020-1 Interest Collection Account (after giving effect to all deposits thereto pursuant to Sections 5.2, 5.4, 5.5 and 5.6) on such day as follows (and in each case only to the extent of funds available in the Series 2020-1 Interest Collection Account):

(a)                first, to the Series 2020-1 Distribution Account to pay to the HVIF Administrator the Series 2020-1 Capped HVIF Administrator Fee Amount with respect to such Payment Date;

(b)               second, to the Series 2020-1 Distribution Account to pay the Trustee the Series 2020-1 Capped HVIF Trustee Fee Amount with respect to such Payment Date;

(c)                third, to the Servicer, in an amount equal to the Monthly Servicing Fee with respect to such Payment Date;

(d)                fourth, to the Series 2020-1 Distribution Account to pay the Persons to whom the Series 2020-1 Capped HVIF Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2020-1 Capped HVIF Operating Expense Amounts owing to such Persons on such Payment Date;

(e)                fifth, to the Series 2020-1 Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), the Class A Monthly Interest Amount with respect to such Series 2020-1 Interest Period ending on the day immediately preceding such Payment Date, and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Interest Amount with respect to such Payment Date;

(f)                sixth, to the Series 2020-1 Distribution Account to pay the Administrative Agent the Administrative Agent Fee with respect to such Payment Date;

(g)               seventh, on any such Payment Date during the Series 2020-1 Draw Period, other than on any such Payment Date on which a withdrawal has been made pursuant to Section 5.4(a), for deposit to the Series 2020-1 Reserve Account in an amount equal to the Series 2020-1 Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2020-1 Reserve Account pursuant to Section 5.4);

(h)               eighth, to the Series 2020-1 Distribution Account to pay to the Trustee the Series 2020-1 HVIF Excess Trustee Fee Amount with respect to such Payment Date;

(i)                 ninth, to the Series 2020-1 Distribution Account to pay the Persons to whom the Series 2020-1 Excess HVIF Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2020-1 Excess HVIF Operating Expense Amounts owing to such Persons on such Payment Date;

(j)                 tenth, on any such Payment Date during the Series 2020-1 Rapid Amortization Period, for deposit into the Series 2020-1 Principal Collection Account any remaining amount;

(k)                eleventh, to the Series 2020-1 Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), any remaining amounts owing on such Payment Date to such Class A Noteholders as Series 2020-1 Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above), and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), any remaining amounts owing on such Payment Date to such Class B Noteholders as Series 2020-1 Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above);

(l)                 twelfth, to the Series 2020-1 Distribution Account to pay (i) first, the Class A Noteholders on a pro rata basis (based on the amount owed to each such Class A Noteholder), the Class A Monthly Default Interest Amounts, if any, owing to each such Class A Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above), and (ii) second, the Class B Noteholders on a pro rata basis (based on the amount owed to each such Class B Noteholder), the Class B Monthly Default Interest Amounts, if any, owing to each such Class B Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above);

(m)               thirteenth, to the Series 2020-1 Distribution Account to pay to the HVIF Administrator the Series 2020-1 Excess HVIF Administrator Fee Amount with respect to such Payment Date; and

(n)                fourteenth, for deposit into the Series 2020-1 Principal Collection Account any remaining amount.

Section 5.4.       Series 2020-1 Reserve Account Withdrawals. For each Payment Date, HVIF shall direct the Trustee in writing (including pursuant to the Payment Date Directions), prior to 12:00 noon (New York City time) on such Payment Date, to apply, and the Trustee shall apply on such Payment Date, all amounts then on deposit (without giving effect to any deposits thereto pursuant to Sections 5.2 and 5.3) in the Series 2020-1 Reserve Account as follows (and in each case only to the extent of funds available in the Series 2020-1 Reserve Account):

(a)                first, to the Series 2020-1 Interest Collection Account an amount equal to the excess, if any, of the Series 2020-1 Payment Date Interest Amount for such Payment Date over the Series 2020-1 Payment Date Available Interest Amount for such Payment Date (with respect to such Payment Date, the excess, if any, of such excess over the Series 2020-1 Available Reserve Account Amount on such Payment Date, the “Series 2020-1 Reserve Account Interest Withdrawal Shortfall”);

(b)               second, if the Principal Deficit Amount is greater than zero on such Payment Date, then to the Series 2020-1 Principal Collection Account an amount equal to such Principal Deficit Amount; and

(c)                third, if on the Legal Final Payment Date the amount to be distributed, if any, from the Series 2020-1 Distribution Account in accordance with Section 5.2 (prior to giving effect to any withdrawals from the Series 2020-1 Reserve Account pursuant to this clause (c)) on such Legal Final Payment Date is insufficient to pay the Series 2020-1 Principal Amount in full on such Legal Final Payment Date, then to the Series 2020-1 Principal Collection Account, an amount equal to such insufficiency;

provided that, if no amounts are required to be applied pursuant to this Section 5.4 on such date, then HVIF shall have no obligation to provide the Trustee such written direction on such date.

Section 5.5.       Series 2020-1 Letters of Credit and Series 2020-1 Demand Notes.

(a)                Interest Deficit and Lease Interest Payment Deficit Events – Draws on Series 2020-1 Letters of Credit. If HVIF determines on any Payment Date that there exists a Series 2020-1 Reserve Account Interest Withdrawal Shortfall with respect to such Payment Date, then HVIF shall instruct the Trustee in writing to draw on the Series 2020-1 Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee, by 12:00 p.m. (New York City time) on such Payment Date, shall draw an amount, as set forth in such notice, equal to the least of (i) such Series 2020-1 Reserve Account Interest Withdrawal Shortfall, (ii) the Series 2020-1 Letter of Credit Liquidity Amount as of such Payment Date and (iii) the Series 2020-1 Lease Interest Payment Deficit for such Payment Date, by presenting to each Series 2020-1 Letter of Credit Provider a draft accompanied by a Series 2020-1 Certificate of Credit Demand on the Series 2020-1 Letters of Credit;

provided that, if the Series 2020-1 L/C Cash Collateral Account has been established and funded, then the Trustee shall withdraw from the Series 2020-1 L/C Cash Collateral Account and deposit into the Series 2020-1 Interest Collection Account an amount equal to the lesser of (1) the Series 2020-1 L/C Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (i), (ii) and (iii) above and (2) the Series 2020-1 Available L/C Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2020-1 Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2020-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2020-1 L/C Cash Collateral Account into the Series 2020-1 Interest Collection Account on such Payment Date.

(b)                Principal Deficit and Lease Principal Payment Deficit Events – Initial Draws on Series 2020-1 Letters of Credit. If HVIF determines on any Payment Date that there exists a Series 2020-1 Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2020-1 Reserve Account pursuant to Section 5.4(b), then HVIF shall instruct the Trustee in writing to draw on the Series 2020-1 Letters of Credit, if any, in an amount equal to the least of:

(i)               such excess;

(ii)              the Series 2020-1 Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2020-1 Letters of Credit on such Payment Date pursuant to Section 5.5(a)); and

(iii)             on any such Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under each HVIF Lease to which such Lessee is a party, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2020-1 Reserve Account pursuant to Section 5.4(b) and (y) on the Legal Final Payment Date, the excess, if any, of the Series 2020-1 Principal Amount over the amount to be deposited into the Series 2020-1 Distribution Account (other than as a result of this Section 5.5(b) and Section 5.5(c)) on the Legal Final Payment Date for payment of principal of the Series 2020-1 Notes.

Upon receipt of a notice by the Trustee from HVIF in respect of a Series 2020-1 Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2020-1 Letters of Credit by presenting to each Series 2020-1 Letter of Credit Provider a draft accompanied by a Series 2020-1 Certificate of Credit Demand; provided, however, that if the Series 2020-1 L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2020-1 L/C Cash Collateral Account an amount equal to the lesser of (x) the Series 2020-1 L/C Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by HVIF and (y) the Series 2020-1 Available L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2020-1 Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2020-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2020-1 L/C Cash Collateral Account into the Series 2020-1 Principal Collection Account on such Payment Date.

(c)                Principal Deficit Amount – Draws on Series 2020-1 Demand Note. If (A) on any Determination Date, HVIF determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to any draws on the Series 2020-1 Letters of Credit on such Payment Date pursuant to Section 5.5(b)) will be greater than zero or (B) on the Determination Date related to the Legal Final Payment Date, HVIF determines that the Series 2020-1 Principal Amount exceeds the amount to be deposited into the Series 2020-1 Distribution Account (other than as a result of this Section 5.5(c)) on the Legal Final Payment Date for payment of principal of the Series 2020-1 Notes, then, prior to 10:00 a.m. (New York City time) on the second (2nd) Business Day prior to such Payment Date, HVIF shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit B-2 (each a “Demand Notice”) on Hertz for payment under the Series 2020-1 Demand Note in an amount equal to the lesser of (i) (x) on any such Determination Date related to a Payment Date other than the Legal Final Payment Date, the Principal Deficit Amount less the amount to be deposited into the Series 2020-1 Principal Collection Account in accordance with Sections 5.4(b) and Section 5.5(b) and (y) on the Determination Date related to the Legal Final Payment Date, the excess, if any, of the Series 2020-1 Principal Amount over the amount to be deposited into the Series 2020-1 Distribution Account (together with any amounts to be deposited therein pursuant to the terms of this Series 2020-1 Supplement (other than this Section 5.5(c))) on the Legal Final Payment Date for payment of principal of the Series 2020-1 Notes, and (ii) the principal amount of the Series 2020-1 Demand Note. The Trustee shall, prior to 12:00 noon (New York City time) on the second (2nd) Business Day preceding such Payment Date, deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (except for the Chapter 11 Cases) (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz. The Trustee shall cause the proceeds of any demand on the Series 2020-1 Demand Note to be deposited into the Series 2020-1 Principal Collection Account.

(d)                Principal Deficit Amount – Draws on Series 2020-1 Letters of Credit. If the Trustee shall have delivered a Demand Notice as provided in Section 5.5(c) and Hertz shall have failed to pay to the Trustee or deposit into the Series 2020-1 Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (ii) except for the Chapter 11 Cases, due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz, or (iii) there is a Preference Amount, then the Trustee shall draw on the Series 2020-1 Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of:

(1)                the amount that Hertz failed to pay under the Series 2020-1 Demand Note, or the amount that the Trustee failed to demand for payment thereunder, or the Preference Amount, as the case may be, and

(2)                the Series 2020-1 Letter of Credit Amount on such Business Day,

in each case by presenting to each Series 2020-1 Letter of Credit Provider a draft accompanied by a Series 2020-1 Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2020-1 Certificate of Preference Payment Demand; provided, however, that if the Series 2020-1 L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2020-1 L/C Cash Collateral Account an amount equal to the lesser of (x) the Series 2020-1 L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clauses (i) and (ii) immediately above and (y) the Series 2020-1 Available L/C Cash Collateral Account Amount on such Business Day (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) and Section 5.5(b)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2020-1 Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2020-1 Letters of Credit and the proceeds of any such withdrawal from the Series 2020-1 L/C Cash Collateral Account into the Series 2020-1 Principal Collection Account on such date.

(e)                Draws on the Series 2020-1 Letters of Credit. If there is more than one Series 2020-1 Letter of Credit on the date of any draw on the Series 2020-1 Letters of Credit pursuant to the terms of this Series 2020-1 Supplement (other than pursuant to Section 5.7(b)), then HVIF shall instruct the Trustee, in writing, to draw on each Series 2020-1 Letter of Credit an amount equal to the Pro Rata Share for such Series 2020-1 Letter of Credit of such draw on such Series 2020-1 Letter of Credit.

Section 5.6.       Past Due Rental Payments. On each Series 2020-1 Deposit Date, HVIF will direct the Trustee in writing, prior to 1:00 p.m. (New York City time) on such date, to, and the Trustee shall, withdraw from the HVIF Collection Account all HVIF Collections then on deposit representing Series 2020-1 Past Due Rent Payments and deposit such amount into the Series 2020-1 Interest Collection Account, and immediately thereafter, the Trustee shall withdraw such amount from the Series 2020-1 Interest Collection Account and apply the Series 2020-1 Past Due Rent Payment in the following order:

(i)                if the occurrence of the related Series 2020-1 Lease Payment Deficit resulted in one or more Series 2020-1 L/C Credit Disbursements being made under any Series 2020-1 Letters of Credit, then pay to or at the direction of Hertz for reimbursement to each Series 2020-1 Letter of Credit Provider who made such a Series 2020-1 L/C Credit Disbursement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2020-1 Letter of Credit Provider’s Series 2020-1 L/C Credit Disbursement and (y) such Series 2020-1 Letter of Credit Provider’s pro rata portion, calculated on the basis of the unreimbursed amount of each such Series 2020-1 Letter of Credit Provider’s Series 2020-1 L/C Credit Disbursement, of the amount of the Series 2020-1 Past Due Rent Payment;

(ii)               if the occurrence of such Series 2020-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2020-1 L/C Cash Collateral Account, then deposit in the Series 2020-1 L/C Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2020-1 Past Due Rent Payment remaining after any payments pursuant to clause (i) above and (y) the amount withdrawn from the Series 2020-1 L/C Cash Collateral Account on account of such Series 2020-1 Lease Payment Deficit;

(iii)              if the occurrence of such Series 2020-1 Lease Payment Deficit resulted in a withdrawal being made from the Series 2020-1 Reserve Account pursuant to Section 5.4(a), then deposit in the Series 2020-1 Reserve Account an amount equal to the lesser of (x) the amount of the Series 2020-1 Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the Series 2020-1 Reserve Account Deficiency Amount, if any, as of such day; and

(iv)              any remainder to be deposited into the Series 2020-1 Principal Collection Account.

Section 5.7.       Series 2020-1 Letters of Credit and Series 2020-1 L/C Cash Collateral Account.

(a)                Series 2020-1 Letter of Credit Expiration Date – Deficiencies. If as of the date that is sixteen (16) Business Days prior to the then scheduled Series 2020-1 Letter of Credit Expiration Date with respect to any Series 2020-1 Letter of Credit, excluding such Series 2020-1 Letter of Credit from each calculation in clauses (i) through (iii) immediately below but taking into account any substitute Series 2020-1 Letter of Credit that has been obtained from a Series 2020-1 Eligible Letter of Credit Provider and is in full force and effect on such date:

(i)                the Series 2020-1 Asset Amount would be less than the Series 2020-1 Adjusted Asset Coverage Threshold Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 Reserve Account and the Series 2020-1 L/C Cash Collateral Account on such date);

(ii)              the Series 2020-1 Adjusted Liquid Enhancement Amount would be less than the Series 2020-1 Required Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 Reserve Account and the Series 2020-1 L/C Cash Collateral Account on such date); or

(iii)             the Series 2020-1 Letter of Credit Liquidity Amount would be less than the Series 2020-1 Demand Note Payment Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 L/C Cash Collateral Account on such date);

then HVIF shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2020-1 Letter of Credit Expiration Date of:

A.                 the greatest of:

(i)                the excess, if any, of the Series 2020-1 Adjusted Asset Coverage Threshold Amount over the Series 2020-1 Asset Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 Reserve Account and the Series 2020-1 L/C Cash Collateral Account on such date);

(ii)               the excess, if any, of the Series 2020-1 Required Liquid Enhancement Amount over the Series 2020-1 Adjusted Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 Reserve Account and the Series 2020-1 L/C Cash Collateral Account on such date); and

(iii)              the excess, if any, of the Series 2020-1 Demand Note Payment Amount over the Series 2020-1 Letter of Credit Liquidity Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 L/C Cash Collateral Account on such date);

provided that the calculations in each of clause (A)(i) through (A)(iii) above shall be made on such date, excluding from such calculation of each amount contained therein such Series 2020-1 Letter of Credit but taking into account each substitute Series 2020-1 Letter of Credit that has been obtained from a Series 2020-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and

B.                  the amount available to be drawn on such expiring Series 2020-1 Letter of Credit on such date.

Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (A) and (B) above on such Series 2020-1 Letter of Credit by presenting a draft accompanied by a Series 2020-1 Certificate of Termination Demand and shall cause the Series 2020-1 L/C Termination Disbursements to be deposited into the Series 2020-1 L/C Cash Collateral Account. If the Trustee does not receive either notice from HVIF described above on or prior to the date that is fifteen (15) Business Days prior to each Series 2020-1 Letter of Credit Expiration Date, then the Trustee, by 12:00 p.m. (New York City time) on such Business Day, shall draw the full amount of such Series 2020-1 Letter of Credit by presenting a draft accompanied by a Series 2020-1 Certificate of Termination Demand and shall cause the Series 2020-1 L/C Termination Disbursements to be deposited into the applicable Series 2020-1 L/C Cash Collateral Account.

(b)                Series 2020-1 Letter of Credit Provider Downgrades. HVIF shall notify the Trustee and the Administrative Agent in writing within one (1) Business Day of an Authorized Officer of HVIF obtaining actual knowledge that (i) the long-term debt credit rating of any Series 2020-1 Letter of Credit Provider rated by DBRS has fallen below “BBB” as determined by DBRS or (ii) the long-term debt credit rating of any Series 2020-1 Letter of Credit Provider not rated by DBRS is not at least “Baa2” by Moody’s or “BBB” by S&P (such (i) or (ii) with respect to any Series 2020-1 Letter of Credit Provider, a “Series 2020-1 Downgrade Event”). On the thirtieth (30th) day after the occurrence of any Series 2020-1 Downgrade Event with respect to any Series 2020-1 Letter of Credit Provider, HVIF shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2020-1 Adjusted Asset Coverage Threshold Amount over the Series 2020-1 Asset Amount, (B) the excess, if any, of the Series 2020-1 Required Liquid Enhancement Amount over the Series 2020-1 Adjusted Liquid Enhancement Amount, and (C) the excess, if any, of the Series 2020-1 Demand Note Payment Amount over the Series 2020-1 Letter of Credit Liquidity Amount, in the case of each of clauses (A) through (C) above, as of such date and excluding from the calculation of each amount referenced in such clauses such Series 2020-1 Letter of Credit but taking into account each substitute Series 2020-1 Letter of Credit that has been obtained from a Series 2020-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (ii) the amount available to be drawn on such Series 2020-1 Letter of Credit on such date (the lesser of such (i) and (ii), the “Downgrade Withdrawal Amount”). Upon receipt by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day of notice of any Series 2020-1 Downgrade Event with respect to any Series 2020-1 Letter of Credit Provider, the Trustee, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), shall draw on the Series 2020-1 Letters of Credit issued by such Series 2020-1 Letter of Credit Provider in an amount (in the aggregate) equal to the Downgrade Withdrawal Amount specified in such notice by presenting a draft accompanied by a Series 2020-1 Certificate of Termination Demand and shall cause the Series 2020-1 L/C Termination Disbursement to be deposited into a Series 2020-1 L/C Cash Collateral Account.

(c)                Reductions in Stated Amounts of the Series 2020-1 Letters of Credit. If the Trustee receives a written notice from the HVIF Administrator, substantially in the form of Exhibit C hereto, requesting a reduction in the stated amount of any Series 2020-1 Letter of Credit, then the Trustee shall within two (2) Business Days of the receipt of such notice deliver to the Series 2020-1 Letter of Credit Provider who issued such Series 2020-1 Letter of Credit a Series 2020-1 Notice of Reduction requesting a reduction in the stated amount of such Series 2020-1 Letter of Credit in the amount requested in such notice effective on the date set forth in such notice; provided that, on such effective date, immediately after giving effect to the requested reduction in the stated amount of such Series 2020-1 Letter of Credit, (i) the Series 2020-1 Adjusted Liquid Enhancement Amount will equal or exceed the Series 2020-1 Required Liquid Enhancement Amount, (ii) the Series 2020-1 Letter of Credit Liquidity Amount will equal or exceed the Series 2020-1 Demand Note Payment Amount and (iii) no Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.

(d)                Series 2020-1 L/C Cash Collateral Account Surpluses and Series 2020-1 Reserve Account Surpluses.

(i)                On each Payment Date, HVIF may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVIF (with a copy to the Administrative Agent), shall, withdraw from the Series 2020-1 Reserve Account an amount equal to the Series 2020-1 Reserve Account Surplus, if any, and pay such Series 2020-1 Reserve Account Surplus to HVIF.

(ii)               On each Payment Date on which there is a Series 2020-1 L/C Cash Collateral Account Surplus, HVIF may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVIF (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 5.7(d), withdraw the amount specified by HVIF from the Series 2020-1 L/C Cash Collateral Account specified by HVIF and apply such amount in accordance with the terms of this Section 5.7(d). The amount of any such withdrawal from the Series 2020-1 L/C Cash Collateral Account shall be limited to the least of (a) the Series 2020-1 Available L/C Cash Collateral Account Amount on such Payment Date, (b) the Series 2020-1 L/C Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2020-1 Letter of Credit Liquidity Amount on such Payment Date over the Series 2020-1 Demand Note Payment Amount on such Payment Date. Any amounts withdrawn from the Series 2020-1 L/C Cash Collateral Account pursuant to this Section 5.7(d) shall be paid:

first, to the Series 2020-1 Letter of Credit Providers, to the extent that there are unreimbursed Series 2020-1 Disbursements due and owing to such Series 2020-1 Letter of Credit Providers in respect of the Series 2020-1 Letters of Credit, for application in accordance with the provisions of the respective Series 2020-1 Letters of Credit, and second, to HVIF any remaining amounts.

Section 5.8.       Payment by Wire Transfer. On each Payment Date, pursuant to Section 6.1 of the Base Indenture, the Trustee shall cause the amounts (to the extent received by the Trustee by the required time) set forth in Sections 5.2, 5.3, 5.4, 5.5 and 5.6, in each case if any and in accordance with such Sections, to be paid by wire transfer of immediately available funds released from the Series 2020-1 Distribution Account no later than 4:30 p.m. (New York City time) for credit to the accounts designated by the Series 2020-1 Noteholders; provided, however, that if the Trustee does not receive all relevant amounts on such Payment Date by the time required herein, the Trustee shall cause such amounts to be so paid as soon as reasonably practicable following receipt of all such amounts.

Section 5.9.       Certain Instructions to the Trustee.

(a)                                  If on any date the Principal Deficit Amount is greater than zero or HVIF determines that there exists a Series 2020-1 Lease Principal Payment Deficit, then HVIF shall promptly provide written notice thereof to the Administrative Agent and the Trustee.

(b)                                  On or before 10:00 a.m. (New York City time) on each Payment Date on which any Series 2020-1 Lease Payment Deficit exists, the HVIF Administrator shall notify the Trustee of the amount of such Series 2020-1 Lease Payment Deficit, such notification to be in the form of Exhibit D hereto (each a “Lease Payment Deficit Notice”).

Section 5.10.    HVIF’s Failure to Instruct the Trustee to Make a Deposit or Payment. On or before 2:00 p.m. (New York City time) on the first (1st) Business Day following each Determination Date (or such other time before the Payment Date as agreed to by the Trustee), the HVIF Administrator shall provide the written instructions required for each Payment Date to the Trustee (with a copy to the Administrative Agent and the Controlling Party). If HVIF fails to give notice or instructions to make any payment from or deposit into the HVIF Collection Account or any Series 2020-1 Account required to be given by HVIF, at the time specified herein or in any other Series 2020-1 Related Document (including applicable grace periods), the Trustee may make such payment or deposit into or from the HVIF Collection Account or such Series 2020-1 Account pursuant to the Payment Date Directions; provided that the Trustee, the Controlling Party or the Administrative Agent receives (including based upon an instruction from the Controlling Party) all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Series 2020-1 Related Document is required to be made by the Trustee at or prior to a specified time, HVIF shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If HVIF fails to give instructions to draw on any Series 2020-1 Letters of Credit or withdraw funds from the Series 2020-1 Reserve Account required to be given by HVIF, at the time specified in this Series 2020-1 Supplement, upon receipt of an instruction from the Controlling Party the Trustee shall draw on such Series 2020-1 Letters of Credit or withdraw such funds from the Series 2020-1 Reserve Account without such instruction from HVIF; provided that, HVIF, upon such instruction from the Controlling Party, provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2020-1 Letter of Credit. The parties hereto agree that the Controlling Party shall have no obligation to give any such instruction and shall not be liable for any action that the Controlling Party takes, or abstains from taking, in connection with this Section 5.10.

Article VI

REPRESENTATIONS AND WARRANTIES; COVENANTS; CLOSING CONDITIONS

Section 6.1.       Representations and Warranties. Each of HVIF, the HVIF Administrator and each Noteholder hereby makes the representations and warranties applicable to it set forth in Annex 1 hereto.

Section 6.2.       Covenants. Each of HVIF and the HVIF Administrator hereby agrees to perform and observe the covenants applicable to it set forth in Annex 2 hereto.

Section 6.3.       Closing Conditions. The effectiveness of this Series 2020-1 Supplement is subject to the satisfaction of the conditions precedent set forth in Annex 3 hereto.

Section 6.4.       Post-Closing Date Conditions. Each of HVIF and the HVIF Administrator hereby agrees to satisfy the conditions subsequent set forth in Annex 4 hereto.

Section 6.5.       European Union Securitisation Risk Retention Representations and Undertaking. The HVIF Administrator hereby makes the representations and warranties set forth in Annex 5 hereto and agrees to perform and observe the covenants set forth in Annex 5 hereto.

Section 6.6.       Further Assurances.

(a)                HVIF shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series-Specific 2020-1 Collateral on behalf of the Series 2020-1 Noteholders as a perfected security interest subject to no prior Liens (other than Series 2020-1 Permitted Liens) and to carry into effect the purposes of this Series 2020-1 Supplement or the other Series 2020-1 Related Documents or to better assure and confirm unto the Trustee or the Series 2020-1 Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVIF fails to perform any of its agreements or obligations under this Section 6.6(a), the Trustee shall, at the direction of the Series 2020-1 Required Noteholders, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVIF upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series-Specific 2020-1 Collateral.

(b)               Unless otherwise specified in this Series 2020-1 Supplement, if any amount payable under or in connection with any of the Series-Specific 2020-1 Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c)                HVIF shall warrant and defend the Trustee’s right, title and interest in and to the Series-Specific 2020-1 Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2020-1 Noteholders, against the claims and demands of all Persons whomsoever.

(d)                On or before March 31 of each calendar year, commencing with March 31, 2022, HVIF shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series 2020-1 Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the perfection of the lien and security interest created by this Series 2020-1 Supplement in the Series-Specific 2020-1 Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series 2020-1 Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series 2020-1 Supplement in the Series-Specific 2020-1 Collateral until March 31 in the following calendar year.

Article VII

AMORTIZATION EVENTS

Section 7.1.       Amortization Events. In addition to the Amortization Events set forth in Sections 9.1(a), (b), (c), (d), (e), (f) and (g) of the Base Indenture, the following shall be Amortization Events with respect to the Series 2020-1 Notes and shall constitute the Amortization Events set forth in Section 9.1(i) of the Base Indenture with respect to the Series 2020-1 Notes:

(a)                HVIF defaults in the payment of any interest on, or other amount payable in respect of, the Series 2020-1 Notes or fails to disburse available amounts pursuant to this Series 2020-1 Supplement (other than any payments described in Section 7.1(b)), in each case, when the same becomes due and payable and such default or failure, as applicable, continues for a period of three (3) consecutive Business Days;

(b)                all principal and interest on the Series 2020-1 Notes is not paid in full on or before the Expected Final Payment Date;

(c)                a Series 2020-1 Liquid Enhancement Deficiency exists and continues to exist for at least three (3) consecutive Business Days;

(d)                there shall have been filed against HVIF, HGI or the Nominee (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to a Pension Plan or under Section 4068 of ERISA with respect to a Pension Plan that would reasonably be expected to result in a Material Adverse Effect, or (iii) a notice of any other Lien (other than a Series 2020-1 Permitted Lien) that could reasonably be expected to attach to the assets of HVIF or the Nominee and, in each case, thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;

(e)                any of the Series 2020-1 Related Documents or any material portion thereof ceases, for any reason, to be in full force and effect, enforceable in accordance with its terms (other than in accordance with the terms thereof or as otherwise expressly permitted in the Series 2020-1 Related Documents) or Hertz, HGI, the Nominee or HVIF so asserts any of the foregoing in writing;

(f)                 the HVIF Collection Account, any Collateral Account in which HVIF Collections are on deposit as of such date or any Series 2020-1 Account (other than the Series 2020-1 Reserve Account and the Series 2020-1 L/C Cash Collateral Account) is subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2020-1 Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;

(g)                (A) the Series 2020-1 Reserve Account is subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2020-1 Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2020-1 Permitted Lien, the Trustee ceases to have a valid and perfected first priority security interest in the Series 2020-1 Reserve Account Collateral (or any of HVIF or any Affiliate thereof so asserts in writing) and, in each case, an Aggregate Asset Amount Deficiency or a Series 2020-1 Liquid Enhancement Deficiency (each as calculated without including the Series 2020-1 Available Reserve Account Amount) occurs as a result;

(h)                from and after the funding of the Series 2020-1 L/C Cash Collateral Account, (A) the Series 2020-1 L/C Cash Collateral Account is subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2020-1 Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2020-1 Permitted Lien, the Trustee ceases to have a valid and perfected first priority security interest in the Series 2020-1 L/C Cash Collateral Account Collateral (or HVIF or any Affiliate thereof so asserts in writing) and, in each case, an Aggregate Asset Amount Deficiency or a Series 2020-1 Liquid Enhancement Deficiency (each as calculated without including the Series 2020-1 Available L/C Cash Collateral Account Amount) occurs as a result;

(i)                 (i) on and after the Series 2020-1 Closing Date, the occurrence of a Change of Control with respect to either HVIF or the Nominee and (ii) on and after the Emergence Date, the occurrence of a “Change of Control” (as such term is defined in the Post-Emergence Senior Credit Facilities) with respect to Hertz;

(j)                 other than as a result of a Series 2020-1 Permitted Lien, the Trustee for any reason ceases to have a valid and perfected first priority security interest in the Series 2020-1 Collateral (other than the Series 2020-1 Reserve Account Collateral, the Series 2020-1 L/C Cash Collateral Account Collateral or any Series 2020-1 Letter of Credit) or HVIF or any Affiliate thereof so asserts in writing;

(k)                on and after the Emergence Date, the occurrence of a Hertz Senior Credit Facility Default;

(l)                 either of HVIF or the HVIF Administrator fails to comply with any of its other agreements or covenants in the Series 2020-1 Notes or any Series 2020-1 Related Document and the failure to so comply materially and adversely affects the interests of the Series 2020-1 Noteholders and continues to materially and adversely affect the interests of the Series 2020-1 Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of HVIF obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVIF by the Trustee or to HVIF and the Trustee by the Controlling Party;

(m)              (i) any representation made by HVIF in any Series 2020-1 Related Document is false or (ii)(A) any representation made by the HVIF Administrator herein or (B) any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the HVIF Administrator to the Administrative Agent and the Controlling Party pursuant to Section 28 of Annex 2 hereto, in the case of either the preceding clause (A) or (B), is false or misleading on the date as of which the facts therein set forth are stated or certified, and, in the case of either the preceding clauses (i) or (ii), such falsity materially and adversely affects the interests of the Series 2020-1 Noteholders and such falsity is not cured for a period of thirty (30) consecutive days after the earlier of (x) the date on which an Authorized Officer of HVIF or the HVIF Administrator, as the case may be, obtains actual knowledge thereof or (y) the date that written notice thereof is given to HVIF or the HVIF Administrator, as the case may be, by the Trustee or to HVIF or the HVIF Administrator, as the case may be, and to the Trustee by the Controlling Party;

(n)                on and after the Series 2020-1 Closing Date to but excluding the Emergence Date, (1) an order is entered converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or (2) an order is entered dismissing any of the Chapter 11 Cases (other than any dismissal after the Emergence Date), in either such case of the foregoing clause (1) or (2), without the consent of the Controlling Party;

(o)                on and after the Series 2020-1 Closing Date to but excluding the Emergence Date, a trustee or examiner having expanded powers (beyond those set forth in Sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) under Section 1104 of the Bankruptcy Code (other than a fee examiner) is appointed in any of the Chapter 11 Cases;

(p)                on and after the Series 2020-1 Closing Date to but excluding the Emergence Date, the failure to achieve any Chapter 11 Milestone; provided that if the lenders party to the DIP Credit Agreement forbear from remedies on, or waive or amend, the applicable Chapter 11 Milestone(s), any such Chapter 11 Milestone hereunder shall be automatically waived or so amended without any further action required by the parties hereto;

(q)                on and after the Series 2020-1 Closing Date to but excluding the Emergence Date, the entry of an order reversing, vacating or otherwise modifying the ABS DIP Facility Order without the consent of the Controlling Party;

(r)                 on and after the Series 2020-1 Closing Date to but excluding the Emergence Date, the entry of an order granting any party in interest in the Chapter 11 Cases (other than the Trustee, the Collateral Agent or any Apollo Entity as a Series 2020-1 Noteholder) relief from the automatic stay in the Chapter 11 Cases in a manner that would be adverse in any material respect to the interests of the Trustee, the Collateral Agent, the Controlling Party or any Series 2020-1 Noteholder (solely in its capacity as a Series 2020-1 Noteholder) without the written consent of the Controlling Party;

(s)                 on and after the Series 2020-1 Closing Date to but excluding the Emergence Date, either the filing of (i) any Chapter 11 Plan by a Debtor (or by any other Person that has not been opposed, contested or objected to by one or more of the Debtors within thirty (30) days of the filing thereof) with respect to any of the Chapter 11 Cases (or seeking approval of a disclosure statement related to any such Chapter 11 Plan) or (ii) any motion seeking approval of a sale of all or substantially all of the assets of the Debtors’, any plan support agreement or any other asset purchase agreement or similar agreement, in each case under clauses (i) and (ii), that (A) eliminates or modifies the Debtors’ obligations or respective ability to perform its obligations under any Series 2020-1 Related Document in a manner adverse in any material respect to the Trustee, the Collateral Agent, the Controlling Party or any Series 2020-1 Noteholder (solely in its capacity as a Series 2020-1 Noteholder), (B) adversely impacts the Series 2020-1 Collateral or the security interest of the Trustee therein, (C) has a Material Adverse Effect on either HVIF’s right, title and interest in the HVIF Vehicles or HVIF’s ability to grant a security interest in any assets, property and interests in property acquired after the Series 2020-1 Closing Date that would constitute Series 2020-1 Collateral, or (D) has a Material Adverse Effect on the validity or enforceability of any Series 2020-1 Related Documents;

(t)                 on and after the Series 2020-1 Closing Date to but excluding the Emergence Date, the exercise by any creditor of the Debtors (other than the Trustee, the Collateral Agent, the Controlling Party or any Apollo Entity as a Series 2020-1 Noteholder, in accordance with the Series 2020-1 Related Documents) of any rights and remedies against (i) the Series 2020-1 Collateral or (ii) HVIF or any debtor in the Chapter 11 Cases in any manner that is materially adverse to the interests of the Trustee, the Collateral Agent or any such Apollo Entity as a Series 2020-1 Noteholder;

(u)                (i) the Servicer fails to comply with its obligations under the HVIF Back-Up Disposition Agent Agreement and the failure to so comply materially and adversely affects the interests of the Series 2020-1 Noteholders or (ii) the HVIF Back-Up Disposition Agent Agreement or any material portion thereof ceases, for any reason, to be in full force and effect, enforceable in accordance with its terms (other than in accordance with the terms thereof or as otherwise expressly permitted in the Series 2020-1 Related Documents), in either case of the foregoing clause (i) or (ii), for a period of thirty (30) consecutive days after the earlier of (x) the date on which HVIF obtains actual knowledge thereof or (y) the date of written notice of such failure, requiring the same to be remedied, shall have been given to HVIF by the Trustee (at the direction of the Required Controlling Class Series 2020-1 Noteholders) or to HVIF and the Trustee by the Controlling Party; or

(v)                (i) either of HVIF or the HVIF Administrator fails to comply with its respective obligations under the HVIF Back-Up Administration Agreement and the failure to so comply materially adversely affects the interests of the Series 2020-1 Noteholders or (ii) the HVIF Back-Up Administration Agreement or any material portion thereof ceases, for any reason, to be in full force and effect, enforceable in accordance with its terms (other than in accordance with the terms thereof or as otherwise expressly permitted in the Series 2020-1 Related Documents), in either such case of the foregoing clause (i) or (ii), for a period of thirty (30) consecutive days after the earlier of (x) the date on which HVIF or the HVIF Administrator, as applicable, obtains actual knowledge thereof or (y) the date of written notice of such failure, requiring the same to be remedied, shall have been given to HVIF by the Trustee (at the direction of the Required Controlling Class Series 2020-1 Noteholders) or to HVIF and the Trustee by the Controlling Party.

Section 7.2.       Effects of Amortization Events.

(a)                Declaration. In the case of any event described in Section 7.1 of this Series 2020-1 Supplement, so long as such event is continuing, the Required Controlling Class Series 2020-1 Noteholders may, by written notice to HVIF and the Trustee, declare that an Amortization Event with respect to the Series 2020-1 Notes has occurred as of the date of the notice.

(b)                Specific Provisions

(i)               An Amortization Event with respect to the Series 2020-1 Notes described in Sections 7.1(a) through (d) and (n) through (t) of this Series 2020-1 Supplement or described in Sections 9.1(e), (f) and (g) of the Base Indenture may be waived solely with the written consent of the Controlling Party.

(ii)               An Amortization Event with respect to the Series 2020-1 Notes described in Section 7.1(e), Section 7.1(l) (solely with respect to any agreement, covenant or provision in the Series 2020-1 Notes or any other Series 2020-1 Related Document the amendment or modification of which requires the consent of Series 2020-1 Noteholders holding more than 66⅔% of the Series 2020-1 Principal Amount or that otherwise prohibits HVIF from taking any action without the consent of Series 2020-1 Noteholders holding more than 66⅔% of the Series 2020-1 Principal Amount) or Section 7.1(u) (solely with respect to any agreement, covenant or provision in the HVIF Back-Up Disposition Agent Agreement the amendment or modification of which requires the consent of Series 2020-1 Noteholders holding more than 66⅔% of the Series 2020-1 Principal Amount or that otherwise prohibits HVIF from taking any action without the consent of Series 2020-1 Noteholders holding more than 66⅔% of the Series 2020-1 Principal Amount) may be waived solely with the written consent of the Required Unanimous Controlling Class Series 2020-1 Noteholders.

(iii)             An Amortization Event with respect to the Series 2020-1 Notes described in Sections 7.1(f) through (k), (m) and (v), Section 7.1(l) (other than with respect to any agreement, covenant or provision in the Series 2020-1 Notes or any other Series 2020-1 Related Document the amendment or modification of which requires the consent of Series 2020-1 Noteholders holding more than 66⅔% of the Series 2020-1 Principal Amount or that otherwise prohibits HVIF from taking any action without the consent of Series 2020-1 Noteholders holding more than 66⅔ of the Series 2020-1 Principal Amount) or Section 7.1(u) (other than with respect to any agreement, covenant or provision in the HVIF Back-Up Disposition Agent Agreement the amendment or modification of which requires the consent of Series 2020-1 Noteholders holding more than 66⅔% of the Series 2020-1 Principal Amount or that otherwise prohibits HVIF from taking any action without the consent of Series 2020-1 Noteholders holding more than 66⅔% of the Series 2020-1 Principal Amount) may be waived solely with the written consent of the Required Supermajority Controlling Class Series 2020-1 Noteholders.

Notwithstanding anything herein to the contrary, and for the avoidance of doubt, an Amortization Event with respect to the Series 2020-1 Notes described in any of Section 7.1 (f), (g), (h), or (j) above shall be curable at any time.

Article VIII

FORM OF SERIES 2020-1 NOTES

The Class A Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto, and will be sold to the Class A Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVIF and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. The Class B Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-2 hereto, and will be sold to the Class B Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVIF and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.

The Trustee shall, or shall cause the Registrar to, record all Class A Advances and Decreases with respect to Class A Notes such that the principal amount of the Class A Notes that are outstanding accurately reflects all such Class A Advances and Decreases with respect to Class A Notes. The Trustee shall, or shall cause the Registrar to, record all Class B Advances and Decreases with respect to Class B Notes such that the principal amount of the Class B Notes that are outstanding accurately reflects all such Class B Advances and Decreases with respect to Class B Notes.

(a)                Each Series 2020-1 Note shall bear the following legend:

THIS SERIES 2020-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE INTERIM FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (“HVIF” OR THE “COMPANY”), THAT SUCH SERIES 2020-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVIF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE BASE INDENTURE, THE SERIES 2020-1 SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVIF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2020-1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVIF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

(b)                Each Class B Note shall bear the following legend:

EACH HOLDER OF THIS SERIES 2020-1 NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), A BENEFIT PLAN INVESTOR, UNLESS SUCH HOLDER OBTAINS THE WRITTEN CONSENT OF THE ISSUER, AND (2) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (I) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN IT WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER TO LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND/OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (“SIMILAR LAW”), AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”). “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (B) A PLAN TO WHICH SECTION 4975 OF THE CODE APPLIES, OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH AN EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN SUCH ENTITY. ANY PURPORTED TRANSFER OF THIS NOTE IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO.

The required legends set forth above shall not be removed from the Series 2020-1 Notes except as provided herein.

The Series 2020-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2020-1 Notes, as evidenced by their execution of the Series 2020-1 Notes. The Series 2020-1 Notes may be produced in any manner, all as determined by the officers executing such Series 2020-1 Notes, as evidenced by their execution of such Series 2020-1 Notes.

Article IX

TRANSFERS, REPLACEMENTS AND ASSIGNMENTS

Section 9.1.       Transfer of Series 2020-1 Notes.

(a)                Other than in accordance with this Article IX, the Series 2020-1 Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2020-1 Noteholders.

(b)                Subject to the terms and restrictions set forth in the Base Indenture and this Series 2020-1 Supplement (including, without limitation, Section 9.2), the holder of any Series 2020-1 Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2020-1 Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVIF and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E hereto; provided that if the holder of any Series 2020-1 Note transfers, in whole or in part, its interest in any Series 2020-1 Note pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto, then such Series 2020-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit E hereto upon transfer of its interest in such Series 2020-1 Note; provided further that, notwithstanding anything to the contrary contained in this Series 2020-1 Supplement, no Series 2020-1 Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVIF, which consent may be withheld for any reason in HVIF’s sole and absolute discretion. In exchange for any Series 2020-1 Note properly presented for transfer, HVIF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2020-1 Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2020-1 Note in part, HVIF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2020-1 Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2020-1 Note shall be made unless the request for such transfer is made by the Series 2020-1 Noteholder at such office. Neither HVIF nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2020-1 Notes, the Trustee shall recognize the Holders of such Series 2020-1 Note as Series 2020-1 Noteholders.

(c)                The transfer by a Series 2020-1 Noteholder holding a beneficial interest in a Class B Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Class B Note shall be made upon receipt by the Registrar, at the office of the Registrar, of a certificate in substantially the form set forth in Exhibit N hereto containing the representations of such Person who wishes to take delivery of such beneficial interest in such Class B Note. Any transfer that occurs without delivery of the certificate referred to in the immediately preceding sentence will be void ab initio.

Section 9.2.       Assignments.

(a)                Assignments. Any Series 2020-1 Noteholder may at any time sell all or any part of its rights and obligations under this Series 2020-1 Supplement and the Series 2020-1 Notes, with the prior written consent of HVIF, which consent shall not be unreasonably withheld, to one or more financial institutions (a “Acquiring Noteholder”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G (the “Assignment and Assumption Agreement”), executed by such Acquiring Noteholder, such assigning Series 2020-1 Noteholder and HVIF and delivered to the Administrative Agent; provided that, the consent of HVIF to any such assignment shall not be required (A) after the occurrence of an Amortization Event with respect to the Series 2020-1 Notes or (B) if such Acquiring Noteholder is either (x) an Affiliate of such assigning Series 2020-1 Noteholder or (y) in the case of an Apollo Holder, either (I) an Affiliate of Apollo Global Management, Inc. or (II) an entity owned, controlled, managed and/or advised by Apollo Global Management, Inc. or an Affiliate of Apollo Global Management, Inc.; provided further, that HVIF may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Acquiring Noteholder that is a Disqualified Party.

(b)                Participations. Any Series 2020-1 Noteholder may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Participants”) participations in its respective Class A Noteholder Percentage or Class B Noteholder Percentage, as applicable, of its Maximum Principal Amount, its Series 2020-1 Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Series 2020-1 Noteholder and the Participant; provided, however, that (i) in the event of any such sale by a Series 2020-1 Noteholder to a Participant, (A) such Series 2020-1 Noteholder’s obligations under this Series 2020-1 Supplement shall remain unchanged, (B) such Series 2020-1 Noteholder shall remain solely responsible for the performance thereof and (C) HVIF, the Controlling Party and the Administrative Agent shall continue to deal solely and directly with such Series 2020-1 Noteholder in connection with its rights and obligations under this Series 2020-1 Supplement, (ii) no Series 2020-1 Noteholder shall sell any participating interest under which the Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Series 2020-1 Noteholder with respect to any amendment, consent or waiver with respect to this Series 2020-1 Supplement or any other Series 2020-1 Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Series 2020-1 Noteholders hereunder, and (iii) no Series 2020-1 Noteholder shall sell any participating interest to any Disqualified Party.

(c)                Disclosures. HVIF authorizes each Series 2020-1 Noteholder to disclose to any Participant or Acquiring Noteholder (each, a “Transferee”) and any prospective Transferee any and all financial information in such Series 2020-1 Noteholder’s possession concerning HVIF, the Series 2020-1 Collateral, the HVIF Administrator and the Series 2020-1 Related Documents that has been delivered to such Series 2020-1 Noteholder by HVIF in connection with such Series 2020-1 Noteholder’s credit evaluation of HVIF, the Series 2020-1 Collateral and the HVIF Administrator. For the avoidance of doubt, no Series 2020-1 Noteholder may disclose any of the foregoing information to any Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVIF, which consent may be withheld for any reason in HVIF’s sole and absolute discretion.

(d)                Regulatory Assignments. Notwithstanding any other provisions set forth in this Series 2020-1 Supplement, each Series 2020-1 Noteholder may at any time create a security interest in all or any portion of its rights under this Series 2020-1 Supplement, its Series 2020-1 Note and the Series 2020-1 Related Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.

Article X

THE ADMINISTRATIVE AGENT

Section 10.1.    Authorization and Action of the Administrative Agent. Each of the Series 2020-1 Noteholder has designated and appointed Deutsche Bank AG, New York Branch as the Administrative Agent under this Series 2020-1 Supplement and affirms such designation and appointment hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2020-1 Supplement together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Series 2020-1 Noteholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Series 2020-1 Supplement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Series 2020-1 Noteholders and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVIF or any of its successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Series 2020-1 Supplement or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2020-1 Notes and all other amounts owed by HVIF hereunder to the Series 2020-1 Noteholders (the “Aggregate Unpaids”).

Section 10.2.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Series 2020-1 Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 10.3.    Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2020-1 Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Series 2020-1 Noteholder for any recitals, statements, representations or warranties made by HVIF contained in this Series 2020-1 Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series 2020-1 Supplement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2020-1 Supplement or any other document furnished in connection herewith, or for any failure of HVIF to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. The Administrative Agent shall not be under any obligation to any Series 2020-1 Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2020-1 Supplement, or to inspect the properties, books or records of HVIF. The Administrative Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2020-1 Liquidation Event unless the Administrative Agent has received notice from HVIF, the Controlling Party or any Series 2020-1 Noteholder.

Section 10.4.    Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2020-1 Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Controlling Party or it shall first be indemnified to its satisfaction by the Controlling Party, provided that, unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Series 2020-1 Noteholders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Series 2020-1 Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Series 2020-1 Noteholders.

Section 10.5.    Non-Reliance on the Administrative Agent and Other Purchasers. Each Series 2020-1 Noteholder expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of HVIF, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Series 2020-1 Noteholder represents and warrants to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVIF and made its own decision to enter into this Series 2020-1 Supplement.

Section 10.6.    The Administrative Agent in its Individual Capacity. The Administrative Agent and any of its Affiliates may purchase, hold and transfer, as the case may be, Series 2020-1 Notes, and may otherwise make loans to, accept deposits from, and generally engage in any kind of business with HVIF or any Affiliate of HVIF as though the Administrative Agent were not the Administrative Agent hereunder.

Section 10.7.    Successor Administrative Agent. The Administrative Agent may, upon thirty (30) days’ notice to HVIF, the Controlling Party and each of the Series 2020-1 Noteholders, and the Administrative Agent will, upon the direction of the Controlling Party, resign as Administrative Agent. If the Administrative Agent shall resign, then the Controlling Party, during such 30-day period, shall appoint one of its Affiliates or an Affiliate of a Series 2020-1 Noteholder as a successor agent. If for any reason no successor Administrative Agent is appointed by the Controlling Party during such 30-day period, then effective upon the expiration of such 30-day period, HVIF for all purposes shall deal directly with the Controlling Party and the Series 2020-1 Noteholders or appoint a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Series 2020-1 Supplement.

Article XI

GENERAL

Section 11.1.    Optional Repurchase of the Series 2020-1 Notes. The Series 2020-1 Notes shall be subject to repurchase (in whole) by HVIF at its option, upon five (5) Business Days’ prior written notice to the Trustee at any time. The repurchase price for any Series 2020-1 Note (in each case, the “Note Repurchase Amount”) shall equal the sum of:

(a)                      the Principal Amount of such Series 2020-1 Notes repurchased (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1(a)), plus

(b)                      all accrued and unpaid interest on such Series 2020-1 Notes repurchased through such date of repurchase under this Section 11.1; plus

(c)                       all associated Breakage Costs payable as a result of such repurchase; and

(d)                      any other amounts then due and payable to the holders of such Series 2020-1 Notes pursuant hereto.

Section 11.2.    Information.

On or before the fourth (4th) Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVIF shall furnish to the Trustee a Monthly HVIF Noteholders’ Statement with respect to the Series 2020-1 Notes setting forth the following information (including reasonable detail of the materially constituent terms thereof, as determined by HVIF) in any reasonable format:

•	Aggregate Asset Amount

•	Aggregate Asset Amount Deficiency

•	Aggregate HVIF Principal Amount

•	Aggregate Asset Coverage Threshold Amount

•	Class A Monthly Interest Amount

•	Class A Principal Amount

•	Class B Monthly Interest Amount

•	Class B Principal Amount

•	Series 2020-1 Available L/C Cash Collateral Account Amount

•	Series 2020-1 Available Reserve Account Amount

•	Series 2020-1 Letter of Credit Amount

•	Series 2020-1 Letter of Credit Liquidity Amount

•	Series 2020-1 Liquid Enhancement Amount

•	Series 2020-1 Principal Amount

•	Series 2020-1 Required Liquid Enhancement Amount

•	Series 2020-1 Required Reserve Account Amount

•	Series 2020-1 Reserve Account Deficiency Amount

•	Determination Date

•	Series 2020-1 Carrying Charges

•	HVIF Collections

•	HVIF Interest Collections

•	HVIF Principal Collections

•	Ineligible Asset Amount

•	Payment Date

•	Series 2020-1 Accrued Amounts

•	Series 2020-1 Adjusted Asset Coverage Threshold Amount

•	Series 2020-1 Asset Amount

•	Series 2020-1 Asset Coverage Threshold Amount

•	Series 2020-1 Adjusted Principal Amount

•	Series 2020-1 Capped HVIF Administrator Fee Amount

•	Series 2020-1 Capped HVIF Operating Expense Amount

•	Series 2020-1 Capped HVIF Trustee Fee Amount

•	Class A/B Adjusted Advance Rate

•	Class A/B Concentration Adjusted Advance Rate

•	Class A/B Concentration Excess Advance Rate Adjustment

•	Class A/B MTM/DT Advance Rate Adjustment

•	Series 2020-1 Concentration Excess Amount

•	Series 2020-1 Manufacturer Concentration Excess Amount

•	Series 2020-1 Non-Liened Vehicle Concentration Excess Amount

•	Series 2020-1 Excess HVIF Administrator Fee Amount

•	Series 2020-1 Excess HVIF Operating Expense Amount

•	Series 2020-1 Excess HVIF Trustee Fee Amount

•	Series 2020-1 Failure Percentage

•	Series 2020-1 Floating Allocation Percentage

•	Series 2020-1 HVIF Administrator Fee Amount

•	Series 2020-1 HVIF Trustee Fee Amount

•	Series 2020-1 Interest Period

•	Series 2020-1 Invested Percentage

•	Series 2020-1 Market Value Average

•	Series 2020-1 Non-Liened Vehicle Amount

•	Series 2020-1 Non-Program Fleet Market Value

•	Series 2020-1 Non-Program Vehicle Disposition Proceeds Percentage Average

•	Series 2020-1 Percentage

•	Series 2020-1 Principal Amount

•	Series 2020-1 Principal Collection Account Amount

•	Series 2020-1 Rapid Amortization Period

•	Amount of cash and Permitted Investments on deposit in the HVIF Collection Account

•	Amount of Incentive Rebate Receivables received in the Related Month

•	Ineligible Incentive Rebate Receivables

•	Incentive Rebate Receivables

The Trustee shall provide to the Series 2020-1 Noteholders, or their designated agent, copies of each Monthly HVIF Noteholders’ Statement.

Section 11.3.        Confidentiality. Each Series 2020-1 Noteholder and the Administrative Agent agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of HVIF, which such consent must be evident in a writing signed by an Authorized Officer of HVIF, other than (a) to their Affiliates and their officers, directors, employees, agents and advisors (including legal counsel and accountants) and to actual or prospective assignees and participants, and then only on a confidential basis and excluding any Affiliate, its officers, directors, employees, agents and advisors (including legal counsel and accountants), any prospective assignee and any participant, in each case that is a Disqualified Party, (b) as required by a court or administrative order or decree, or required by any governmental or regulatory authority or self-regulatory organization or required by any statute, law, rule or regulation or judicial process (including any subpoena or similar legal process), (c) to any Rating Agency providing a rating for the Series 2020-1 Notes or any other nationally-recognized rating agency that requires access to information to effect compliance with any disclosure obligations under applicable laws or regulations, (d) in the course of litigation with HVIF, the HVIF Administrator or Hertz, (e) to any Series 2020-1 Noteholder, the Controlling Party or the Administrative Agent, (f) to any Person acting as a structuring agent, placement agent or dealer with respect to any commercial paper (provided that any Confidential Information provided to any such structuring agent, placement agent or dealer does not reveal the identity of HVIF or any of its Affiliates), or (g) to any Person to the extent such Series 2020-1 Noteholder, the Controlling Party or the Administrative Agent reasonably determines such disclosure is necessary in connection with the enforcement or for the defense of the rights and remedies under the Series 2020-1 Notes or the Series 2020-1 Related Documents.

Section 11.4.         Payment of Costs and Expenses; Indemnification.

(a)                           Payment of Costs and Expenses. Upon written demand from the Administrative Agent, the Controlling Party or any Series 2020-1 Noteholder, HVIF agrees to pay on the Payment Date immediately following HVIF’s receipt of such written demand all reasonable documented costs and expenses of the Administrative Agent, the Controlling Party and/or Series 2020-1 Noteholder, as applicable (including, without limitation, the reasonable fees and expenses of counsel to each Series 2020-1 Noteholder, if any, costs and expenses with respect to any due diligence audit (including per diem expenses), any consultant, search, recording and filing fees, in each case, with respect to the Series 2020-1 Notes, solely after the occurrence of an Amortization Event, reasonable fees and expenses of any third-party accounts, advisors or other professional service providers to the Administrative Agent, the Controlling Party and/or such Series 2020-1 Noteholder) in connection with:

(i)            the negotiation, preparation, execution, delivery and administration of this Series 2020-1 Supplement and of each other Series 2020-1 Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Series 2020-1 Supplement and each other Series 2020-1 Related Document, as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

(ii)           the consummation of the transactions contemplated by this Series 2020-1 Supplement and each other Series 2020-1 Related Document.

Upon written demand, HVIF further agrees to pay on the Payment Date immediately following such written demand, and to save the Administrative Agent, the Controlling Party and each Series 2020-1 Noteholder harmless from all liability for (i) any breach by HVIF of its obligations under this Series 2020-1 Supplement and (ii) all reasonable and documented costs incurred by the Administrative Agent, the Controlling Party or such Series 2020-1 Noteholder (including, the reasonable fees and expenses of counsel to the Administrative Agent, the Controlling Party and such Series 2020-1 Noteholder, if any, costs and expenses with respect to any due diligence audit (including per diem expenses) and any consultant, search, recording and filing fees, in each case, with respect to the Series 2020-1 Notes and solely after the occurrence of an Amortization Event, reasonable fees and expenses of any third-party accounts, advisors or other professional service providers to the Administrative Agent, the Controlling Party and/or such Series 2020-1 Noteholder) in enforcing this Series 2020-1 Supplement. HVIF also agrees to reimburse the Administrative Agent, the Controlling Party and each Series 2020-1 Noteholder upon demand for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Controlling Party or such Series 2020-1 Noteholder (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, the Controlling Party and such Series 2020-1 Noteholder, if any and the reasonable fees and expenses of any third-party servicers and disposition agents, costs and expenses with respect to any due diligence audit (including per diem expenses) and any consultant, search, recording and filing fees, in each case, with respect to the Series 2020-1 Notes and solely after the occurrence of an Amortization Event, reasonable fees and expenses of any third-party accounts, advisors or other professional service providers to the Administrative Agent, the Controlling Party and such Series 2020-1 Noteholder) in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Series 2020-1 Related Documents and (y) the enforcement of, or any waiver or amendment requested under or with respect to, this Series 2020-1 Supplement or any other of the Series 2020-1 Related Documents.

Notwithstanding the foregoing, HVIF shall have no obligation to reimburse any Series 2020-1 Noteholder for any of the fees and/or expenses incurred by such Series 2020-1 Noteholder with respect to its sale or assignment of all or any part of its respective rights and obligations under this Series 2020-1 Supplement and the Series 2020-1 Notes pursuant to Section 9.2.

(b)           Indemnification. In consideration of the execution and delivery of this Series 2020-1 Supplement by the Series 2020-1 Noteholders, HVIF hereby indemnifies and holds each Series 2020-1 Noteholders and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2020-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to

(i)             any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

(ii)           the entering into and performance of this Series 2020-1 Supplement and any other Series 2020-1 Related Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVIF hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(b) shall in no event include indemnification for any taxes. HVIF shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section 11.4(b).

(c)           Indemnification of the Administrative Agent.

(i)            In consideration of the execution and delivery of this Series 2020-1 Supplement by the Administrative Agent, HVIF hereby indemnifies and holds the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2020-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2020-1 Supplement and any other Series 2020-1 Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVIF hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(i) shall in no event include indemnification for any taxes. HVIF shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this Section 11.4(c)(i).

(ii)          In consideration of the execution and delivery of this Series 2020-1 Supplement by the Administrative Agent, each Series 2020-1 Noteholder, ratably according to its respective commitment, hereby indemnifies and holds the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Administrative Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of HVIF) (irrespective of whether any such Administrative Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2020-1 Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Administrative Agent Indemnified Liabilities”), incurred by the Administrative Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2020-1 Supplement and any other Series 2020-1 Related Document by any of the Administrative Agent Indemnified Parties, except for any such Administrative Agent Indemnified Liabilities arising for the account of a particular Administrative Agent Indemnified Party by reason of the relevant Administrative Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Series 2020-1 Noteholder hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Administrative Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(ii) shall in no event include indemnification for any taxes. Each Series 2020-1 Noteholder shall give notice to the Rating Agencies of any claim for Administrative Agent Indemnified Liabilities made under this Section 11.4(c)(ii).

(d)           Priority. All amounts payable by HVIF pursuant to this Section 11.4 shall be paid in accordance with and subject to Section 5.3 or, at the option of HVIF paid from any other source available to it.

Section 11.5.         Ratification of Base Indenture. As supplemented by this Series 2020-1 Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series 2020-1 Supplement shall be read, taken, and construed as one and the same instrument (except as otherwise specified herein).

Section 11.6.         Notice to the Rating Agencies. The Trustee shall provide to each Rating Agency a copy of each notice to the Series 2020-1 Noteholders pursuant to this Series 2020-1 Supplement or any other HVIF Related Document. The Trustee shall provide notice to each Rating Agency of any consent by the Series 2020-1 Noteholders to the waiver of the occurrence of any Amortization Event with respect to the Series 2020-1 Notes. HVIF shall provide to each Rating Agency (i) notice of any extension of the Series 2020-1 Commitment Termination Date pursuant to Section 2.6(b), which notice shall be provided at least two (2) Business Days prior to any such extension, (ii) notice of any amendment to this Series 2020-1 Supplement at least five (5) Business Days (or such lesser time as is reasonably practicable) prior to the effective date of any such amendment, and (iii) upon written request by any such Rating Agency, a copy of any operative Manufacturer Program. Upon written notice to the HVIF Administrator from the Controlling Party, the HVIF Administrator shall deliver or cause to be delivered to each Rating Agency any notice required to be delivered under any Series 2020-1 Related Document contemporaneously with delivery of such notice in accordance with such Series 2020-1 Related Document.

Section 11.7.          Third Party Beneficiary. Nothing in this Series 2020-1 Supplement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their successors and assigns expressly permitted herein) any legal or equitable right, remedy or claim under or by reason of this Series 2020-1 Supplement.

Section 11.8.        Execution in Counterparts; Electronic Execution. This Series 2020-1 Supplement may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign)), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Series 2020-1 Supplement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Series 2020-1 Supplement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.

Section 11.9.         Governing Law. THIS SERIES 2020-1 SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES 2020-1 SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 11.10.        Amendments.

(a)           This Series 2020-1 Supplement or any provision herein may be (i) amended in writing from time to time by HVIF and the Trustee, solely with the consent of the Series 2020-1 Required Noteholders or (ii) waived in writing from time to time with the consent of the Series 2020-1 Required Noteholders, unless otherwise expressly set forth herein; provided, however, that notwithstanding the foregoing, without the consent of each Series 2020-1 Noteholder, no amendment or waiver shall:

(i)            extend the due date for, or directly reduce the amount of any, scheduled repayment or prepayment of principal of or interest on any Series 2020-1 Note (or reduce the principal amount of or rate of interest on any Series 2020-1 Note or otherwise change the manner in which interest is calculated); or

(ii)           extend the due date for, or reduce the amount of, any Class A Undrawn Fee or Class B Undrawn Fee payable hereunder.

(b)          Any amendment hereof can be effected without the Administrative Agent being party thereto; provided, however, that no such amendment, modification or waiver of this Series 2020-1 Supplement that affects the rights or duties of the Administrative Agent shall be effective unless the Administrative Agent shall have given its prior written consent thereto.

(c)           Each amendment or other modification to this Series 2020-1 Supplement shall be set forth in a Series 2020-1 Supplemental Indenture.

(d)           The Trustee shall sign any Series 2020-1 Supplemental Indenture authorized or permitted pursuant to this Section 11.10 if the Series 2020-1 Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Series 2020-1 Supplemental Indenture, the Trustee shall be entitled to receive, if requested, and, subject to Section 10.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVIF and an Opinion of Counsel (which may be based on an Officer’s Certificate) as conclusive evidence that such Series 2020-1 Supplemental Indenture is authorized or permitted by this Series 2020-1 Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVIF in accordance with its terms.

(e)           Within two (2) Business Days of execution of any amendment or modification to this Series 2020-1 Supplement, HVIF shall cause such amendment or other modification to this Series 2020-1 Supplement to be posted by the Trustee to a password-protected website made available to the Series 2020-1 Noteholders or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).

Section 11.11.        HVIF Administrator to Act on Behalf of HVIF. Pursuant to the HVIF Administration Agreement, the HVIF Administrator has agreed to provide certain services to HVIF and to take certain actions on behalf of HVIF, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVIF pursuant to this Series 2020-1 Supplement. Each HVIF Noteholder by its acceptance of a HVIF Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the HVIF Administrator in lieu of HVIF and hereby agrees that HVIF’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the HVIF Administrator and to the extent so performed or taken by the HVIF Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVIF; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the HVIF Administrator or relieve HVIF of any payment obligation hereunder.

Section 11.12.       Successors. All agreements of HVIF in this Series 2020-1 Supplement and the Series 2020-1 Notes shall bind its successor; provided, however, except as provided in Section 11.10, HVIF may not assign its obligations or rights under this Series 2020-1 Supplement or any Series 2020-1 Note. All agreements of the Trustee in this Series 2020-1 Supplement shall bind its successor.

Section 11.13.        Termination of Series 2020-1 Supplement.

(a)          This Series 2020-1 Supplement shall cease to be of further effect when (i) all Outstanding Series 2020-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2020-1 Notes that have been replaced or paid) to the Trustee for cancellation, (ii) HVIF has paid all sums payable hereunder and (iii) the Series 2020-1 Demand Note Payment Amount is equal to zero or the Series 2020-1 Letter of Credit Liquidity Amount is equal to zero.

(b)          The representations and warranties set forth in Section 6.1 of this Series 2020-1 Supplement shall survive for so long as any Series 2020-1 Note is Outstanding.

Section 11.14.       Required Standstill Provisions. Hertz hereby covenants that it will not pledge its limited liability company interests in HVIF (the “SPV Issuer Equity”) for the benefit of one or more Pledged Equity Secured Parties pursuant to any Pledged Equity Security Agreement unless such Pledged Equity Security Agreement contains the Required Standstill Provisions.

Section 11.15.       Additional UCC Representations. Without limiting any other representation or warranty given by HVIF in the Base Indenture, HVIF hereby makes the representations and warranties set forth in Exhibit K hereto for the benefit of the Trustee and the Series 2020-1 Noteholders, in each case, as of the date hereof.

Section 11.16.       Notices. Unless otherwise specified herein, all notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of HVIF and the Trustee, in the manner set forth in Section 13.1 of the Base Indenture, (ii) in the case of the Administrative Agent, the Controlling Party and the Series 2020-1 Noteholders, in writing, and, unless otherwise expressly provided herein, delivered by hand, mail (postage prepaid), facsimile notice or overnight air courier, in each case to or at the address set forth for such Person on Exhibit L hereto or in the Assignment and Assumption Agreement pursuant to which such Person became a party to this Series 2020-1 Supplement, or to such other address as may be hereafter notified by the respective parties hereto, (iii) in the case of the HVIF Administrator, unless otherwise specified by the HVIF Administrator by notice to the respective parties hereto, to:

The Hertz Corporation

8501 Williams Road

Estero, FL 33928

Attention: Treasury Department

and (iv) in the case of the Rating Agencies, unless otherwise specified by any of the Rating Agencies by notice to the requisite parties hereto, to:

DBRS Inc.

140 Broadway, 43th Floor

New York, NY 10005

Attention: ABS_Surveillance@dbrsmorningstar.com

Kroll Bond Rating Agency, LLC

805 Third Avenue, 29th Floor

New York, NY 10022

Attention: ABS Surveillance

Email: abssurveillance@kbra.com

Moody’s Investors Service, Inc.

7 World Trade Center at 250 Greenwich Street

New York, NY 10007

Attention: ABSSurveillance@moodys.com

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by facsimile or email shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.

Section 11.17.            Credit Risk Retention. In no event shall the Trustee have any responsibility to monitor compliance with or enforce compliance with credit risk retention requirements for asset-backed securities or other rules or regulations relating to risk retention. The Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Series 2020-1 Noteholder or any other party for violation of such rules now or hereafter in effect.

Section 11.18.            Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture, this Series 2020-1 Supplement, the Series 2020-1 Notes or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture, this Series 2020-1 Supplement, the Series 2020-1 Notes or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 11.16 (provided that nothing in this Series 2020-1 Supplement shall affect the right of any such party to serve process in any other manner permitted by law).

Section 11.19.            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS SERIES 2020-1 SUPPLEMENT, THE SERIES 2020-1 NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.20.            Special Provisions Applicable to Designated Series 2020-1 Noteholders. Each of the parties hereto (other than the Designated Series 2020-1 Noteholders) covenants and agrees that, notwithstanding any provisions contained in this Series 2020-1 Supplement to the contrary, no Designated Series 2020-1 Noteholder shall, or shall be obligated to, fund or pay any Class A Advance or Class B Advance, as applicable, under this Series 2020-1 Supplement unless such Designated Series 2020-1 Noteholder has received funds which may be used to make such funding or other payment and which funds are not required to repay commercial paper notes issued by such Designated Series 2020-1 Noteholder (or a related party) when due, and after giving effect to such payment, either (i) such Designated Series 2020-1 Noteholder (or a related party) could issue commercial paper notes to refinance all of such Designated Series 2020-1 Noteholder’s (or such related party’s) outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the program documents governing its commercial paper notes program or (ii) all of the commercial paper notes are paid in full. Any amount which such Designated Series 2020-1 Noteholder does not advance pursuant to the operation of this paragraph shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Designated Series 2020-1 Noteholder for any such insufficiency. This Section 11.20 shall survive the termination of this Series 2020-1 Supplement.

Section 11.21.              Indemnity by Hertz.

(a)          Hertz agrees to indemnify and hold harmless HGI, HVIF, the Nominee and the Trustee, and their respective directors, officers, stockholders, agents and employees (collectively, the “Indemnified Persons”) against any and all claims, demands, losses, damages and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of, including reasonable costs of investigation and attorney’s fees and expenses (collectively, “Losses”):

(i)           the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Servicer of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, maintenance, control or disposition of any Vehicle leased under the Leases. The foregoing shall include, without limitation, any liability (or any alleged liability) of any Lessor or any other Indemnified Person to any third party arising out of any of the foregoing, including, without limitation, all reasonable legal fees, costs and disbursements arising out of such liability (or alleged liability);

(ii)           all federal, state, county, municipal, foreign or other fees, taxes and assessments of whatsoever nature including but not limited to (A) license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and penalties and interest thereon, whether assessed, levied against or payable by any Lessor, any other Indemnified Party or otherwise, with respect to any Vehicle or the acquisition, purchase, sale, lease, rental, use, operation, control, ownership or disposition of any Vehicle or measured in any way by the value thereof or by the business of, investment in, or ownership by any Lessor or any other Indemnified Party with respect thereto, (B) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by any Lessor or any other Indemnified Person in connection with the execution, delivery, recording or filing of the Leases or the other Related Documents or the leasing of any Vehicles under the Leases and any penalties or interest with respect thereto and (C) federal, state, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by any Lessor or otherwise as a result of its being a member of any group of corporations including Hertz that files any tax returns on a consolidated or combined basis, excluding, however, any franchise tax or tax on, based on, with respect, or measured by, the net income of such Lessor (including federal alternative minimum tax) other than any taxes or other charges which may be imposed on such Lessor as a result of any determination by a taxing authority that such Lessor is not the owner for tax purposes of the Vehicles leased under the Lease to which it is a party or that such Lease is not a “true lease” for tax purposes or that depreciation deductions that would be available to the owner of such Vehicles are disallowed, or that such Lessor is not entitled to include the full purchase price for any Vehicle in basis;

(iii)          any violation by Hertz of the Leases, of this Agreement or of any Related Documents to which Hertz is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objections of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by Hertz with respect thereto or pursuant to the Leases; and

(iv)          the Vehicles, whether due to HVIF’s or the Nominee’s, as applicable, holding legal title to any such Vehicle, HVIF’s or the Nominee’s, as applicable, appointment as nominee titleholder of the Vehicles pursuant to the Nominee Agreement or HVIF’s or the Nominee’s, as applicable, performance under the Nominee Agreement, including, without limitation, Losses arising out of or related to HVIF’s or the Nominee’s, as applicable, grant of a power of attorney to HVIF or Hertz pursuant to the Nominee Agreement.

(b)           Hertz agrees to pay all out of pocket costs of the Lessors (including reasonable fees and out of pocket expenses of counsel for the Lessors) in connection with the execution, delivery and performance of the Leases, this Agreement and the other Related Documents;

(c)           Hertz agrees to pay all out of pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lessors or the Trustee in connection with the administration, enforcement, waiver or amendment of the Leases, this Agreement and any other Related Documents and all indemnification obligations of the Lessors under the Related Documents; and

(d)           Hertz agrees to pay all costs, fees, expenses, damages and liabilities (including, without limitation, reasonable fees and out of pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessors for any reason (including, without limitation, in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).

Section 11.22.              Controlling Party and Controlling Party Series.

(a)           Controlling Party Consent. Consent of the Controlling Party shall be the sole consent required with respect to the Series 2020-1 Notes in order to take any action by the Requisite HVIF Investors or the Required Noteholders pursuant to the Base Indenture.

(b)          Controlling Party Series. The Series 2020-1 Notes shall be a “Controlling Party Series” for purposes of the Base Indenture.

(c)           Series 2020-1 Noteholder Designation and Appointment.

(i)            Each Series 2020-1 Noteholder has designated and appointed Apollo Capital Management, L.P. as the Controlling Party under this Series 2020-1 Supplement and affirms such designation and appointment hereunder, and hereby authorizes the Controlling Party to take such actions as agent on behalf of such Series 2020-1 Noteholder, including granting an irrevocable proxy in connection with any voting or consent right hereunder with respect to the Required Controlling Class Series 2020-1 Noteholders, the Required Noteholders, the Required Supermajority Controlling Class Series 2020-1 Noteholders, the Required Unanimous Controlling Class Series 2020-1 Noteholders, the Requisite HVIF Investors or the Series 2020-1 Required Noteholders, and to exercise such powers as are delegated to the Controlling Party by the terms of this Series 2020-1 Supplement together with such powers as are reasonably incidental thereto.

(ii)           Apollo Capital Management, L.P. is hereby appointed by each Series 2020-1 Noteholder as the Controlling Party to provide services to the extent set forth in this Series 2020-1 Supplement and in any other Series 2020-1 Related Document, and Apollo Capital Management, L.P. hereby accepts such appointment and agrees to perform such services subject to and in accordance with the terms of this Series 2020-1 Supplement and the other Series 2020-1 Related Documents.

(d)           Successor Controlling Party.

(i)            The Controlling Party may at any time resign as such by giving written notice to the Issuer, the HVIF Administrator, the Administrative Agent, the Trustee and each of the Series 2020-1 Noteholders (any such resignation, a “Controlling Party Resignation”). Within thirty (30) days after notice of a Controlling Party Resignation, the Trustee shall send to the Series 2020-1 Noteholders a written notice announcing an election and soliciting nominations for a successor Controlling Party (a “Controlling Party Election Notice”). Each Series 2020-1 Noteholder will be allowed to nominate itself as a successor Controlling Party (and will not be permitted to nominate any other Person or) by submitting a nomination to the Trustee (a “Controlling Party Nomination”). For any nomination to be valid, the Controlling Party Nomination shall be delivered to the Trustee within thirty (30) calendar days of the date of the Controlling Party Election Notice (such period, the “Nomination Period”).

(ii)           Based upon the Controlling Party Nominations that are received by the Trustee, within three (3) Business Days following the end of the Nomination Period, (i) if no nomination has been received and there is no Controlling Party, the Trustee shall notify the Issuer, the HVIF Administrator, the Administrative Agent and each of the Series 2020-1 Noteholders that no nominations have been received and that no election will occur or (ii) if one or more nominations have been received, the Trustee shall prepare and send to each Series 2020-1 Noteholder a ballot naming the top three candidates based upon the respective Maximum Principal Amounts of such Series 2020-1 Noteholders. Each Series 2020-1 Noteholder may, in its sole discretion, indicate its vote for a successor Controlling Party by returning a completed ballot directly to the Trustee.

(iii)          If a candidate receives votes from Series 2020-1 Noteholders holding interests in excess of 50% of the Maximum Principal Amount, such candidate shall be appointed as the Controlling Party. Following the appointment of such successor Controlling Party, the Trustee shall promptly provide the new Controlling Party’s identity and contact information to the Issuer, the HVIF Administrator, the Administrative Agent and each of the Series 2020-1 Noteholders.

(iv)          No resignation or removal of the Controlling Party shall be effective until a successor Controlling Party has been appointed pursuant to this Section 11.22.

(e)           Liabilities of the Controlling Party. The Controlling Party shall have no liability to the Series 2020-1 Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Series 2010-1 Supplement or any other Series 2020-1 Related Document or for errors in judgment. Each Series 2020-1 Noteholder acknowledges and agrees, by its acceptance of its Series 2020-1 Notes or interests therein, that (i) the Controlling Party may have special relationships and interests that conflict with those of Series 2020-1 Noteholders of one or more Classes of Notes, or that conflict with other Series 2020-1 Noteholders, (ii) the Controlling Party may act solely in the interests of the Controlling Party or in its own interest, (iii) the Controlling Party does not have any duties to Series 2020-1 Noteholders, (iv) the Controlling Party may take actions that favor the interests of the Controlling Party over the interests of Series 2020-1 Noteholders of one or more Classes of Notes, (v) the Controlling Party shall have no liability whatsoever for having so acted pursuant to clauses (i) through (iv) hereof, and no Series 2020-1 Noteholder may take any action whatsoever against the Controlling Party for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

[Remainder of the page left intentionally blank]

IN WITNESS WHEREOF, HVIF and the Trustee have caused this Series 2020-1 Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE INTERIM FINANCING LLC, as Issuer

By:	/S/ M David Galainena
	Name:	M David Galainena
	Title:	Vice President, General Counsel and Secretary

THE HERTZ CORPORATION, as HVIF
Administrator and individually (solely with respect to Section 11.21),

By:	/S/ M David Galainena
	Name:	M David Galainena
	Title:	Executive Vice President, General Counsel and Secretary

Signature Page to Series 2020-1 Supplement (HVIF)

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:	/S/ Mitchell L. Brumwell
	Name:	Mitchell L. Brumwell
	Title:	Vice President

Signature Page to Series 2020-1 Supplement (HVIF)

DEUTSCHE BANK AG, NEW YORK BRANCH,
as the Administrative Agent

By:	/S/ Kevin Fagan
	Name:	Kevin Fagan
	Title:	Vice President

By:	/S/ Katherine Bologna
	Name:	Katherine Bologna
	Title:	MD

Signature Page to Series 2020-1 Supplement (HVIF)

APOLLO CAPITAL MANAGEMENT, L.P.,
as the Controlling Party

By:	Apollo Capital Management GP, LLC, its general partner

By:	/S/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Signature Page to Series 2020-1 Supplement (HVIF)

ATHENE ANNUITY RE LTD., as a Class A
Noteholder

By:	Apollo Insurance Solutions Group LP, its investment adviser

By:	AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name:	James R. Belardi
Title:	Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, as a Class A
Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, as a Class B
Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

ATHENE CO-INVEST REINSURANCE AFFILIATE 1B LTD., as a Class A Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

ATHENE CO-INVEST REINSURANCE AFFILIATE 1B LTD., as a Class B Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

ATHENE ANNUITY & LIFE ASSURANCE COMPANY, as a Class A Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

ATHENE ANNUITY & LIFE ASSURANCE COMPANY, as a Class B Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

ATHENE ANNUITY AND LIFE COMPANY, as a Class A Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

ATHENE ANNUITY AND LIFE COMPANY, as a Class B Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

JACKSON NATIONAL LIFE INSURANCE COMPANY, as a Class A Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

JACKSON NATIONAL LIFE INSURANCE COMPANY, as a Class B Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name: James R. Belardi
Title: Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, as a Class A Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name:	James R. Belardi
Title:	Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

MIDLAND NATIONAL LIFE INSURANCE COMPANY, as a Class A Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name:	James R. Belardi
Title:	Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Class A Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name:	James R. Belardi
Title:	Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Class B Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name:	James R. Belardi
Title:	Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

VENERABLE INSURANCE AND ANNUITY COMPANY, as a Class A Noteholder

By: Apollo Insurance Solutions Group LP, its investment adviser

By: AISG GP Ltd., its general partner

By:	/S/ James R. Belardi
Name:	James R. Belardi
Title:	Chief Executive Officer

Signature Page to Series 2020-1 Supplement (HVIF)

APOLLO STRUCTURED CREDIT RECOVERY MASTER FUND IV LP, as a Class B Noteholder

By: Apollo Structured Credit Recovery Advisors IV LLC, its general partner

By:	/S/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Signature Page to Series 2020-1 Supplement (HVIF)

APOLLO CREDIT FUNDS ICAV, an Irish umbrella collective asset vehicle, acting in respect of its sub-fund, Apollo Developed Markets Long Dated IG Corporate Debt Fund, as a Class A Noteholder

By: ACF Europe Management, LLC, its portfolio manager

By:	/S/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Signature Page to Series 2020-1 Supplement (HVIF)

APOLLO CREDIT FUNDS ICAV, an Irish umbrella collective asset vehicle, acting in respect of its sub-fund, Apollo Developed Markets Long Dated IG Corporate Debt Fund, as a Class B Noteholder

By: ACF Europe Management, LLC, its portfolio manager

By:	/S/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Signature Page to Series 2020-1 Supplement (HVIF)

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Class A Noteholder

By:	/S/ Kevin Fagan

Name:	Kevin Fagan
Title:	Vice President

By:	/S/ Katherine Bologna

Name:	Katherine Bologna
Title:	MD

Signature Page to Series 2020-1 Supplement (HVIF)

BARCLAYS BANK PLC, as a Class A Noteholder

By:	/S/ John J. McCarthy
Name: John J. McCarthy
Title: Director

Signature Page to Series 2020-1 Supplement (HVIF)

ROYAL BANK OF CANADA, as a Class A Noteholder

By:	/S/ Nur Khan
Name: Nur Khan
Title: Authorized Signatory

By:	/S/ Susan Calder
Name: Susan Calder
Title: Authorized Signatory

Signature Page to Series 2020-1 Supplement (HVIF)

Schedule I

TO THE SERIES 2020-1 SUPPLEMENT

DEFINITIONS LIST

“ABS DIP Facility Order” has the meeting specified in Section 6 of Annex 3.

“Additional Permitted Investment” has the meaning specified in Section 18 of Annex 2.

“Administrative Agent” has the meaning specified in the Preamble.

“Administrative Agent Fee” has the meaning specified in the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Series 2020-1 Closing Date, between the Administrative Agent and HVIF setting forth the definition of the Administrative Agent Fee.

“Administrative Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c)(ii).

“Administrative Agent Indemnified Parties” has the meaning specified in Section 11.4(c)(ii).

“Advance” means any Class A Advance or Class B Advance, as applicable.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means any Series 2020-1 Noteholder that bears any additional loss or expense described in any Specified Cost Section.

“Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c)(i).

“Agent Indemnified Parties” has the meaning specified in Section 11.4(c)(i).

“Aggregate Unpaids” has the meaning specified in Section 10.1.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and all laws, rules and regulations of the European Union and United Kingdom applicable to Hertz or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Apollo Entity” means Apollo Capital Management, L.P. or an investment fund, separate account or other entity owned (in whole or in part), controlled, managed and/or advised by Apollo Capital Management, L.P. or its Affiliates that is otherwise designated by Apollo Capital Management, L.P.

“Apollo Holder” means any Series 2020-1 Noteholder that is Athene USA Corporation, the Controlling Party or any Apollo Entity that is a Series 2020-1 Noteholder.

“Assignment and Assumption Agreement” has the meaning specified in Section 9.2(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as shall have jurisdiction over the Chapter 11 Cases.

“Base Indenture” has the meaning specified in the Preamble.

“Benefit Plan Investor” means a benefit plan investor, as defined in Section 3(42) of ERISA, and includes (a) an employee benefit plan that is subject to the provisions of Part 4 of Subtitle B of Title I of ERISA, (b) a plan to which Section 4975 of the Code applies or (c) any entity whose underlying assets include “plan assets” by reason of such an employee benefit plan or plan’s investment in such entity.

“Blackbook Guide” means the Black Book Official Finance/Lease Guide.

“Breakage Costs” means, with respect to a rejected or canceled Class A Advance or Class B Advance pursuant to Section 2.2(e), an unfulfilled Mandatory Decrease or Voluntary Decrease pursuant to Section 2.4(e) or an optional repurchase of Series 2020-1 Notes pursuant to Section 11.1, such amount as will (in the reasonable determination of the Affected Person) reimburse such Affected Person for such loss or expense; provided that the maximum amount payable by HVIF to any Affected Person in respect of any losses or expenses that result from any non-payment, repayment or prepayment described in Section 2.2 or Section 2.4, as applicable, shall be the amount HVIF would be obligated to pay pursuant to Section 2.2 or Section 2.4, as applicable, if such payment, repayment or prepayment were scheduled to have been paid on the next succeeding Payment Date; provided further that in no event shall any amount be payable by HVIF to any Affected Person as a result of any repayment or prepayment unless (i) the amount of such non-payment, repayment or prepayment exceeds $100,000,000 with respect to such Affected Person and (ii) such Affected Person shall have received less than five (5) Business Days’ written notice from HVIF of such non-payment, repayment or prepayment, as the case may be.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership and partnership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash AUP” has the meaning in Section 5 of Annex 2.

“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Effective Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Effective Date; provided that, notwithstanding anything in the foregoing to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any other United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (a) the occurrence of any of the following events after the Effective Date to but excluding the Emergence Date: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz, provided that so long as Hertz is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Hertz unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent; or (ii) Hertz sells or transfers (in one or a series of related transactions) all or substantially all of the assets of Hertz and its Subsidiaries to another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (i) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that so long as such transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person; or (iii) Hertz shall cease to own directly 100% of the Capital Stock of HVIF; or (iv) Hertz shall cease to own directly or indirectly 100% of the Capital Stock of the Nominee on any date on which the Certificate of Title for any Eligible Vehicle is in the name of the Nominee and (b) after the Emergence Date, any “Change of Control” as defined in the Post-Emergence Senior Credit Facilities.

For the purpose of this definition, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of Hertz and its Subsidiaries, and any sale or transfer of all or any part of the Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of Hertz and its Subsidiaries.

“Chapter 11 Cases” means the Chapter 11 cases of the Debtors, which are being jointly administered under case number 20-11218 (MFW) in the Bankruptcy Court.

“Chapter 11 Milestone” means the filing of a Chapter 11 Plan by the Debtors with the Bankruptcy Court by no later than August 1, 2021.

“Chapter 11 Plan” means a plan of reorganization filed in any of the Chapter 11 Cases under Section 1121 of the Bankruptcy Code.

“Class A Advance” has the meaning specified in Section 2.2(a)(i).

“Class A Available Delayed Amount Noteholder” means, with respect to any Class A Advance, any Class A Noteholder that either (i) has not delivered a Class A Delayed Funding Notice with respect to such Class A Advance or (ii) has delivered a Class A Delayed Funding Notice with respect to such Class A Advance, but (x) has a Class A Delayed Amount with respect to such Class A Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class A Advance to be made by such Class A Noteholder on the proposed date of such Class A Advance, has a Class A Required Non-Delayed Amount that is greater than zero.

“Class A Available Delayed Amount Purchaser” means, with respect to any Class A Advance, any Class A Available Delayed Amount Noteholder that funds all or any portion of a Class A Second Delayed Funding Notice Amount with respect to such Class A Advance on the date of such Class A Advance.

“Class A Commitment” means, with respect to each Class A Noteholder, the obligation of such Class A Noteholder to fund Class A Advances pursuant to Section 2.2(a) in an aggregate stated amount up to the Class A Maximum Noteholder Principal Amount for such Class A Noteholder.

“Class A Deficiency Amount” has the meaning specified in Section 3.1(b)(ii).

“Class A Delayed Amount” has the meaning specified in Section 2.2(a)(iv)(A).

“Class A Delayed Funding Date” has the meaning specified in Section 2.2(a)(iv)(A).

“Class A Delayed Funding Notice” has the meaning specified in Section 2.2(a)(iv)(A).

“Class A Delayed Funding Purchaser” means, as of any date of determination, each Class A Noteholder party to this Series 2020-1 Supplement.

“Class A Delayed Funding Reimbursement Amount” means, with respect to any Class A Delayed Funding Purchaser, with respect to the portion of the Class A Delayed Amount of such Class A Delayed Funding Purchaser funded by the Class A Available Delayed Amount Purchaser(s) on the date of the Class A Advance related to such Class A Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class A Delayed Amount funded by the Class A Available Delayed Amount Purchaser(s) on the date of the Class A Advance related to such Class A Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Decrease), if any, made by HVIF to each such Class A Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class A Delayed Amount to but excluding the Class A Delayed Funding Date for such Class A Delayed Amount, was greater than what it would have been had such portion of the Class A Delayed Amount been funded by such Class A Delayed Funding Purchaser on such Class A Advance Date.

“Class A Designated Delayed Advance” has the meaning specified in Section 2.2(a)(iv)(A).

“Class A Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class A Principal Amount and the denominator of which is the Class A Maximum Principal Amount, in each case as of such date.

“Class A Funding Conditions” means, with respect to any Class A Advance requested by HVIF pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class A Advance:

(a)          the representations and warranties of HVIF set out in Article VII of the Base Indenture and the representations and warranties of HVIF and the HVIF Administrator set out in Article VI of this Series 2020-1 Supplement, the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement and the representations and warranties of the Lessees set out in Section 7 of the HVIF Lease, in each case, shall be true and accurate as of the date of such Class A Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)          the Administrative Agent shall have received (i) an executed Class A/B Advance Request certifying as to the current Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2 and (ii) all information reasonably requested by the Administrative Agent prior to the date of such Class A Advance, including the Monthly HVIF Noteholders’ Statement for the related month immediately preceding the date of such Class A Advance (if any);

(c)           no Class A Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class A Excess Principal Event is continuing under this clause (c), the Class A Principal Amount shall be deemed to be increased by (i) all Class A Advances, if any, that any Class A Noteholder is required to fund after the date of such requested Class A Advance and that have not otherwise been funded on or prior to the date of such requested Class A Advance and (ii) all Class A Delayed Amounts, if any, that any Class A Delayed Funding Purchaser is required to fund on a Class A Delayed Funding Date that is scheduled to occur after the date of such requested Class A Advance that have not been funded on or prior to the date of such requested Class A Advance;

(d)          no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2020-1 Notes, exists;

(e)           the Rental Utilization Condition is satisfied;

(f)           each Class A Noteholder shall have received its respective Class A Note substantially in the form of Exhibit A-1 hereto; and

(g)          the Series 2020-1 Draw Period is continuing.

“Class A Maximum Noteholder Principal Amount” means, with respect to each Class A Noteholder as of any date of determination, the amount specified as such for such Class A Noteholder on Schedule II hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2020-1 Notes, the Class A Maximum Principal Amount with respect to each Class A Noteholder shall not exceed the Class A Noteholder Principal Amount for such Class A Noteholder.

“Class A Maximum Principal Amount” means $3,500,000,000; provided that such amount may be reduced at any time and from time to time by HVIF upon notice to each Series 2020-1 Noteholder and the Administrative Agent in accordance with the terms of this Series 2020-1 Supplement.

“Class A Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum, for each day in the Series 2020-1 Interest Period, of (i) an amount equal to (A) the product of (x) 2.0% and (y) the Class A Principal Amount as of such day (after giving effect to any increases or decreases to the Class A Principal Amount on such day) upon which an Amortization Event with respect to the Series 2020-1 Notes has occurred and is continuing divided by (B) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2020-1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).

“Class A Monthly Interest Amount” means, for each Series 2020-1 Interest Period, an amount equal to the excess of (i) the sum of (A) the product of (1) the Class A Note Rate, (2) the Class A Principal Amount as of the preceding Payment Date (or zero in the case of the initial Series 2020-1 Interest Period) and (3) 1/12, (B) the Class A Undrawn Fee and (C) for each Class A Advance during such Series 2020-1 Interest Period, the product of (1) the Class A Note Rate, (2) the amount of such Class A Advance, (3) (x) the number of days such Class A Advance was outstanding during such Series 2020-1 Interest Period divided by (y) 30 and (4) 1/12 over (ii) for each Decrease during such Series 2020-1 Interest Period, the product of (1) the Class A Note Rate, (2) the amount of such Decrease applied to the Class A Notes, (3) (x) 30 minus the number of days remaining in such Series 2020-1 Interest Period after the date of such Decrease divided by (y) 30 and (4) 1/12.

“Class A Non-Delayed Amount” means, with respect to any Class A Delayed Funding Purchaser and a Class A Advance for which the Class A Delayed Funding Purchaser delivered a Class A Delayed Funding Notice, an amount equal to the excess of such Class A Delayed Funding Purchaser’s ratable portion of such Class A Advance over its Class A Delayed Amount in respect of such Class A Advance.

“Class A Note Rate” has the meaning specified in Section 3.1(a)(i).

“Class A Noteholder” has the meaning specified in the Preamble.

“Class A Noteholder Percentage” means, with respect to any Class A Noteholder, the percentage set forth opposite the name of such Class A Noteholder on Schedule II hereto.

“Class A Noteholder Principal Amount” means, as of any date of determination with respect to any Class A Noteholder, the result of: (i) the principal amount of the portion of all Class A Advances funded by such Class A Noteholder on or prior to such date, minus (ii) the amount of principal payments (whether pursuant to a Decrease with respect to Class A Notes, a redemption or otherwise) made to such Class A Noteholder pursuant to this Series 2020-1 Supplement on or prior to such date, plus (iii) the amount of principal payments recovered from such Class A Noteholder by a trustee as a preference payment in a bankruptcy proceeding of HVIF or otherwise on or prior to such date.

“Class A Notes” means any one of the Series 2020-1 Delayed Draw Rental Car Asset Backed Notes, Class A, executed by HVIF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.

“Class A Permitted Delayed Amount” is defined in Section 2.2(a)(iv)(a).

“Class A Permitted Required Non-Delayed Percentage” means, 20% or 40%.

“Class A Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class A Noteholder Principal Amount as of such date with respect to each Class A Noteholder as of such date; provided that, during the Series 2020-1 Draw Period, for purposes of determining whether or not the Requisite HVIF Investors or Series 2020-1 Required Noteholders have given any consent, waiver, direction or instruction, the Class A Principal Amount held by each Class A Noteholder shall be deemed to include, without double counting, such Class A Noteholder’s undrawn portion of the “Class A Maximum Noteholder Principal Amount” (i.e., the unutilized purchase commitments with respect to the Class A Notes under this Series 2020-1 Supplement) for such Class A Noteholder’s Class A Noteholder.

“Class A Required Non-Delayed Amount” means, with respect to a Class A Delayed Funding Purchaser and a proposed Class A Advance, the excess, if any, of (a) the Class A Required Non-Delayed Percentage of such Class A Delayed Funding Purchaser’s Class A Maximum Noteholder Principal Amount as of the date of such proposed Class A Advance over (b) with respect to each previously Class A Designated Delayed Advance of such Class A Delayed Funding Purchaser with respect to which the related Class A Advance occurred during the thirty-five (35) days preceding the date of such proposed Class A Advance, if any, the sum of, with respect to each such previously Class A Designated Delayed Advance for which the related Class A Delayed Funding Date will not have occurred on or prior to the date of such proposed Class A Advance, the Class A Non-Delayed Amount with respect to each such previously Class A Designated Delayed Advance.

“Class A Required Non-Delayed Percentage” means, as of the Effective Date, 20%, and as of any date thereafter, the Class A Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVIF to the Administrative Agent and each Class A Noteholder at least 35 days prior to the effective date specified therein.

“Class A Second Delayed Funding Notice” is defined in Section 2.2(a)(iv)(C).

“Class A Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(a)(iv)(C).

“Class A Second Permitted Delayed Amount” is defined in Section 2.2(a)(iv)(C).

“Class A Undrawn Fee” means:

(a)          with respect to each Payment Date on or prior to the Series 2020-1 Commitment Termination Date and each Class A Noteholder, an amount equal to the sum with respect to each day in the Series 2020-1 Interest Period of the product of:

(i)                the Class A Undrawn Fee Rate for such Class A Noteholder for such day, and

(ii)               the excess, if any, of (i) the Class A Maximum Noteholder Principal Amount for the related Class A Noteholder over (ii) the Class A Noteholder Principal Amount for the related Class A Noteholder (after giving effect to all Class A Advances and Decreases with respect to Class A Notes on such day), in each case for such day, and

(iii)             1/360, and

(b)          with respect to each Payment Date following the Series 2020-1 Commitment Termination Date, zero.

“Class A Undrawn Fee Rate” means, for the Class A Drawn Percentage listed in the table below, the percentage set forth opposite such Class A Drawn Percentage in such table.

Class A Drawn Percentage	Undrawn Fee Rate
Less than or equal to 25%	0.60%
Greater than 25%, but less than or equal to 50%	0.40%
Greater than 50%, but less than or equal to 75%	0.30%
Greater than 75%	0.15%

“Class A Up-Front Fee” means an up-front fee to be paid to each Class A Noteholder, on the Series 2020-1 Closing Date in an amount equal to the product of (a) 0.50% and (b) the Class A Maximum Principal Amount as of the Series 2020-1 Closing Date.

“Class A/B Adjusted Advance Rate” means, as of any date of determination, a percentage equal to the greater of (a) zero and (b) an amount equal to:

i.             the Class A/B Baseline Advance Rate, minus

ii.            the Class A/B Concentration Excess Advance Rate Adjustment, minus

iii.           at any time (1) prior to the Emergence Date, zero and (2) thereafter, the Class A/B MTM/DT Advance Rate Adjustment.

“Class A/B Advance Request” means, with respect to any Class A Advance or Class B Advance requested by HVIF, an advance request substantially in the form of Exhibit J hereto with respect to such Class A Advance or Class B Advance, as applicable.

“Class A/B Baseline Advance Rate” means 80%.

“Class A/B Concentration Adjusted Advance Rate” means as of any date of determination, the excess, if any, of the Class A/B Baseline Advance Rate over the Class A/B Concentration Excess Advance Rate Adjustment.

“Class A/B Concentration Excess Advance Rate Adjustment” means, as of any date of determination, the lesser of:

(a)           the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Series 2020-1 Concentration Excess Amount and (B) the Class A/B Baseline Advance Rate, and the denominator of which is (II) the Series 2020-1 Asset Amount, in each case as of such date, and

(b)          the Class A/B Baseline Advance Rate;

“Class A/B MTM/DT Advance Rate Adjustment” means, as of any date of determination after the Emergence Date, a percentage equal to the product of (i) the Series 2020-1 Failure Percentage as of such date and (ii) the Class A/B Concentration Adjusted Advance Rate.

“Class B Advance” has the meaning specified in Section 2.2(b)(i).

“Class B Available Delayed Amount Noteholder” means, with respect to any Class B Advance, any Class B Noteholder that either (i) has not delivered a Class B Delayed Funding Notice with respect to such Class B Advance or (ii) has delivered a Class B Delayed Funding Notice with respect to such Class B Advance, but (x) has a Class B Delayed Amount with respect to such Class B Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Class B Advance to be made by such Class B Noteholder on the proposed date of such Class B Advance, has a Class B Required Non-Delayed Amount that is greater than zero.

“Class B Available Delayed Amount Purchaser” means, with respect to any Class B Advance, any Class B Available Delayed Amount Noteholder that funds all or any portion of a Class B Second Delayed Funding Notice Amount with respect to such Class B Advance on the date of such Class B Advance.

“Class B Base Monthly Interest Amount” means, for each Series 2020-1 Interest Period, an amount equal to the excess of (i) the sum of (A) the product of (1) the Class B Base Note Rate, (2) the Class B Principal Amount as of the preceding Payment Date (or zero in the case of the initial Series 2020-1 Interest Period) and (3) 1/12, (B) the Class B Undrawn Fee and (C) for each Class B Advance during such Series 2020-1 Interest Period, the product of (1) the Class B Base Note Rate, (2) the amount of such Class B Advance, (3) (x) the number of days such Class B Advance was outstanding during such Series 2020-1 Interest Period divided by (y) 30 and (4) 1/12 over (ii) for each Decrease during such Series 2020-1 Interest Period, the product of (1) the Class B Base Note Rate, (2) the amount of such Decrease applied to the Class B Notes, (3) (x) 30 minus the number of days remaining in such Series 2020-1 Interest Period after the date of such Decrease divided by (y) 30 and (4) 1/12.

“Class B Base Note Rate” has the meaning specified in Section 3.1(a)(ii).

“Class B Commitment” means, with respect to each Class B Noteholder, the obligation of such Class B Noteholder to fund Class B Advances pursuant to Section 2.2(b) in an aggregate stated amount up to the Class B Maximum Noteholder Principal Amount for such Class B Noteholder.

“Class B Deficiency Amount” has the meaning specified in Section 3.1(b)(ii).

“Class B Delayed Amount” has the meaning specified in Section 2.2(b)(iv)(A).

“Class B Delayed Funding Date” has the meaning specified in Section 2.2(b)(iv)(A).

“Class B Delayed Funding Notice” has the meaning specified in Section 2.2(b)(iv)(A).

“Class B Delayed Funding Purchaser” means, as of any date of determination, each Class B Noteholder party to this Series 2020-1 Supplement.

“Class B Delayed Funding Reimbursement Amount” means, with respect to any Class B Delayed Funding Purchaser, with respect to the portion of the Class B Delayed Amount of such Class B Delayed Funding Purchaser funded by the Class B Available Delayed Amount Purchaser(s) on the date of the Class B Advance related to such Class B Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Class B Delayed Amount funded by the Class B Available Delayed Amount Purchaser(s) on the date of the Class B Advance related to such Class B Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Decrease), if any, made by HVIF to each such Class B Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Class B Delayed Amount to but excluding the Class B Delayed Funding Date for such Class B Delayed Amount, was greater than what it would have been had such portion of the Class B Delayed Amount been funded by such Class B Delayed Funding Purchaser on such Class B Advance Date.

“Class B Designated Delayed Advance” has the meaning specified in Section 2.2(b)(iv)(A).

“Class B Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Class B Principal Amount and the denominator of which is the Class B Maximum Principal Amount, in each case as of such date.

“Class B Excess Principal Event” shall be deemed to have occurred if, on any date, the Class B Principal Amount as of such date exceeds the Class B Maximum Principal Amount as of such date.

“Class B Funding Conditions” means, with respect to any Class B Advance requested by HVIF pursuant to Section 2.2, the following shall be true and correct both immediately before and immediately after giving effect to such Class B Advance:

(a)          the representations and warranties of HVIF set out in Article VII of the Base Indenture and the representations and warranties of HVIF and the HVIF Administrator set out in Article VI of this Series 2020-1 Supplement, the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement and the representations and warranties of the Lessees set out in Section 7 of the HVIF Lease, in each case, shall be true and accurate as of the date of such Class B Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)          the Administrative Agent shall have received (i) an executed Class A/B Advance Request certifying as to the current Aggregate Asset Amount, delivered in accordance with the provisions of Section 2.2 and (ii) all information reasonably requested by the Administrative Agent prior to the date of such Class B Advance, including the Monthly HVIF Noteholders’ Statement for the related month immediately preceding the date of such Class B Advance (if any);

(c)           no Class B Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Class B Excess Principal Event is continuing under this clause (c), the Class B Principal Amount shall be deemed to be increased by (i) all Class B Advances, if any, that any Class B Noteholder is required to fund after the date of such requested Class B Advance and that have not otherwise been funded on or prior to the date of such requested Class B Advance and (ii) all Class B Delayed Amounts, if any, that any Class B Delayed Funding Purchaser is required to fund on a Class B Delayed Funding Date that is scheduled to occur after the date of such requested Class B Advance that have not been funded on or prior to the date of such requested Class B Advance;

(d)          no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2020-1 Notes, exists;

(e)           the Rental Utilization Condition is satisfied;

(f)           each Class B Noteholder shall have received its respective Class B Note substantially in the form of Exhibit A-2 hereto; and

(g)          the Series 2020-1 Draw Period is continuing.

“Class B Maximum Noteholder Principal Amount” means, with respect to each Class B Noteholder as of any date of determination, the amount specified as such for such Class B Noteholder on Schedule II hereto for such date of determination, as such amount may be increased or decreased from time to time in accordance with the terms hereof; provided that on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2020-1 Notes, the Class B Maximum Principal Amount with respect to each Class B Noteholder shall not exceed the Class B Noteholder Principal Amount for such Class B Noteholder.

“Class B Maximum Principal Amount” means $500,000,000; provided that such amount may be reduced at any time and from time to time by HVIF upon notice to each Series 2020-1 Noteholder and the Administrative Agent in accordance with the terms of this Series 2020-1 Supplement.

“Class B Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum, for each day in the Series 2020-1 Interest Period, of (i) an amount equal to (A) the product of (x) 2.0% and (y) the Class B Principal Amount as of such day (after giving effect to any increases or decreases to the Class B Principal Amount on such day) upon which an Amortization Event with respect to the Series 2020-1 Notes has occurred and is continuing divided by (B) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2020-1 Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).

“Class B Monthly Interest Amount” means, for each Series 2020-1 Interest Period, an amount equal to the sum of (x) the Class B Base Monthly Interest Amount for such Series 2020-1 Interest Period and (y) the Class B Supplemental Interest Amount for such Series 2020-1 Interest Period.

“Class B Non-Delayed Amount” means, with respect to any Class B Delayed Funding Purchaser and a Class B Advance for which the Class B Delayed Funding Purchaser delivered a Class B Delayed Funding Notice, an amount equal to the excess of such Class B Delayed Funding Purchaser’s ratable portion of such Class B Advance over its Class B Delayed Amount in respect of such Class B Advance.

“Class B Noteholder Percentage” means, with respect to any Class B Noteholder, the percentage set forth opposite the name of such Class B Noteholder on Schedule III hereto.

“Class B Noteholder Principal Amount” means, as of any date of determination with respect to any Class B Noteholder, the result of: (i) the principal amount of the portion of all Class B Advances funded by such Class B Noteholder on or prior to such date, minus (ii) the amount of principal payments (whether pursuant to a Decrease with respect to Class B Notes, a redemption or otherwise) made to such Class B Noteholder pursuant to this Series 2020-1 Supplement on or prior to such date, plus (iii) the amount of principal payments recovered from such Class B Noteholder by a trustee as a preference payment in a bankruptcy proceeding of HVIF or otherwise on or prior to such date.

“Class B Noteholder” has the meaning specified in the Preamble.

“Class B Notes” means any one of the Series 2020-1 Delayed Draw Rental Car Asset Backed Notes, Class B, executed by HVIF and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.

“Class B Permitted Delayed Amount” is defined in Section 2.2(b)(iv)(A).

“Class B Permitted Required Non-Delayed Percentage” means, 20% or 40%.

“Class B Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Class B Noteholder Principal Amount as of such date with respect to each Class B Noteholder as of such date; provided that, during the Series 2020-1 Draw Period, for purposes of determining whether or not the Requisite HVIF Investors or Series 2020-1 Required Noteholders have given any consent, waiver, direction or instruction, the Class B Principal Amount held by each Class B Noteholder shall be deemed to include, without double counting, such Class B Noteholder’s undrawn portion of the “Class B Maximum Noteholder Principal Amount” (i.e., the unutilized purchase commitments with respect to the Class B Notes under this Series 2020-1 Supplement) for such Class B Noteholder’s Class B Noteholder.

“Class B Required Non-Delayed Amount” means, with respect to a Class B Delayed Funding Purchaser and a proposed Class B Advance, the excess, if any, of (a) the Class B Required Non-Delayed Percentage of such Class B Delayed Funding Purchaser’s Class B Maximum Noteholder Principal Amount as of the date of such proposed Class B Advance over (b) with respect to each previously Class B Designated Delayed Advance of such Class B Delayed Funding Purchaser with respect to which the related Class B Advance occurred during the thirty-five (35) days preceding the date of such proposed Class B Advance, if any, the sum of, with respect to each such previously Class B Designated Delayed Advance for which the related Class B Delayed Funding Date will not have occurred on or prior to the date of such proposed Class B Advance, the Class B Non-Delayed Amount with respect to each such previously Class B Designated Delayed Advance.

“Class B Required Non-Delayed Percentage” means, as of the Effective Date, 20%, and as of any date thereafter, the Class B Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVIF to the Administrative Agent and each Class B Noteholder at least 35 days prior to the effective date specified therein.

“Class B Second Delayed Funding Notice” is defined in Section 2.2(b)(iv)(C).

“Class B Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(b)(iv)(C).

“Class B Second Permitted Delayed Amount” is defined in Section 2.2(b)(iv)(C).

“Class B Supplemental Interest Amount” means, with respect to each Series 2020-1 Interest Period, the excess of (i) the Series 2020-1 Monthly Interest Amount for such Series 2020-1 Interest Period over (ii) the sum of (x) the Class A Monthly Interest Amount for such Series 2020-1 Interest Period and (y) the Class B Base Monthly Interest Amount for such Series 2020-1 Interest Period.

“Class B Undrawn Fee” means:

(a)          with respect to each Payment Date on or prior to the Series 2020-1 Commitment Termination Date and each Class B Noteholder, an amount equal to the sum with respect to each day in the Series 2020-1 Interest Period of the product of:

(i)                the Class B Undrawn Fee Rate for such Class B Noteholder for such day, and

(ii)               the excess, if any, of (i) the Class B Maximum Noteholder Principal Amount for the related Class B Noteholder over (ii) the Class B Noteholder Principal Amount for the related Class B Noteholder (after giving effect to all Class B Advances and Decreases with respect to Class B Notes on such day), in each case for such day, and

(iii)             1/360, and

(b)          with respect to each Payment Date following the Series 2020-1 Commitment Termination Date, zero.

“Class B Undrawn Fee Rate” means, for the Class B Drawn Percentage listed in the table below, the percentage set forth opposite such Class B Drawn Percentage in such table.

Class B Drawn Percentage	Undrawn Fee Rate
Less than or equal to 25%	0.60%
Greater than 25%, but less than or equal to 50%	0.40%
Greater than 50%, but less than or equal to 75%	0.30%
Greater than 75%	0.15%

“Class B Up-Front Fee” means an up-front fee to be paid to each Class B Noteholder, on the Series 2020-1 Closing Date in an amount equal to the product of (a) 0.50% and (b) the Class B Maximum Principal Amount as of the Series 2020-1 Closing Date.

“Commitment Letter” means the commitment letter, dated as of October 31, 2020, by and between Athene USA Corporation and Hertz.

“Commitment Reduction Fee” means, with respect to any permanent reduction of the Maximum Commitment Amount as of any date of determination, an amount calculated by the HVIF Administrator equal to the discounted present value determined monthly (determined as of a date not earlier than the fifth (5th) Business Day prior to the date of such permanent reduction of the Maximum Principal Amount) of the product of (i) the then-current Undrawn Fee Rate (before taking into account such reduction), (ii) the amount of such permanent reduction of the Maximum Commitment Amount, (iii) 1/12 and (iv) the number of Monthly Payment Dates that will occur between such date of determination and the Expected Final Payment Date; provided that, solely for the purposes of clause (i) of this definition, the Undrawn Fee Rate associated with a Class A Drawn Percentage or Class B Drawn Percentage, in each case, of greater than 75% shall be deemed to be 0.30%. The discounted present value shall be determined using a monthly period and a discount rate equal to the yield to maturity (adjusted to a quarterly bond-equivalent basis) of the 91-day U.S. Treasury Bill.

“Confidential Information” means information that Hertz or any Affiliate thereof (or any successor to any such Person in any capacity) furnishes to a Noteholder or the Administrative Agent, but does not include any such information (i) that is or becomes generally available to the public other than as a result of a disclosure by a Noteholder or the Administrative Agent or other Person to which a Noteholder or the Administrative Agent delivered such information, (ii) that was in the possession of a Noteholder or the Administrative Agent prior to its being furnished to such Noteholder or the Administrative Agent by Hertz or any Affiliate thereof; provided that, there exists no obligation of any such Person to keep such information confidential, or (iii) that is or becomes available to a Noteholder or the Administrative Agent from a source other than Hertz or an Affiliate thereof; provided that, such source is not (1) known, or would not reasonably be expected to be known, to a Noteholder or the Administrative Agent to be bound by a confidentiality agreement with Hertz or any Affiliate thereof, as the case may be, or (2) known, or would not reasonably be expected to be known, to a Noteholder or the Administrative Agent to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

“Controlling Party” means Apollo Capital Management, L.P. or such other party designated as the “Controlling Party” hereunder.

“Controlling Party Election Notice” has the meaning specified in Section 11.22(d)(i).

“Controlling Party Nomination” has the meaning specified in Section 11.22(d)(i).

“Controlling Party Resignation” has the meaning specified in Section 11.22(d)(i).

“Controlling Person” means (i) any person that has discretionary authority or control with respect to the assets of the Issuer, (ii) any person who provides investment advice for a fee (direct or indirect) with respect to such assets or (iii) any “affiliate” of any of the foregoing.

“Corresponding DBRS Rating” means, for each Equivalent Rating Agency Rating for any Person, the DBRS rating designation corresponding to the row in which such Equivalent Rating Agency Rating appears in the table set forth below.

Moody’s	S&P	Fitch	DBRS

Aaa	AAA	AAA	AAA
Aa1	AA+	AA+	AA(H)
Aa2	AA	AA	AA
Aa3	AA-	AA-	AA(L)
A1	A+	A+	A(H)
A2	A	A	A
A3	A-	A-	A(L)
Baa1	BBB+	BBB+	BBB(H)
Baa2	BBB	BBB	BBB
Baa3	BBB-	BBB-	BBB(L)
Ba1	BB+	BB+	BB(H)
Ba2	BB	BB	BB
Ba3	BB-	BB-	BB(L)
B1	B+	B+	B-High
B2	B	B	B
B3	B-	B-	B(L)
Caa1	CCC+	CCC	CCC(H)
Caa2	CCC	CC	CCC
Caa3	CCC-	C	CCC(L)

“Covered Liabilities” has the meaning specified in Section 1.4.

“DBRS” means DBRS, Inc. dba DBRS Morningstar.

“DBRS Equivalent Rating” means, with respect to any date and any Person with respect to whom DBRS does not maintain a public Relevant DBRS Rating as of such date; (a) if such Person has an Equivalent Rating Agency Rating from three of the Equivalent Rating Agencies as of such date, then the median of the Corresponding DBRS Ratings for such Person as of such date; (b) if such Person has Equivalent Rating Agency Ratings from only two of the Equivalent Rating Agencies as of such date, then the lower Corresponding DBRS Rating for such Person as of such date; and (c) if such Person has an Equivalent Rating Agency Rating from only one of the Equivalent Rating Agencies as of such date, then the Corresponding DBRS Rating for such Person as of such date.

“Debtors” has the meeting specified in Section 6 of Annex 3.

“Decrease” means each Mandatory Decrease and each Voluntary Decrease and applies to the Class A Notes and the Class B Notes.

“Demand Notice” has the meaning specified in Section 5.5(c).

“Designated Series 2020-1 Note” means a Series 2020-1 Note evidencing the obligation of the Issuer to repay Class A Advances or Class B Advances, as applicable, made by a Designated Series 2020-1 Noteholder.

“Designated Series 2020-1 Noteholder” means a special purpose corporation that shall have become a party to this Series 2020-1 Supplement by execution of a Designation Agreement and is not otherwise a Series 2020-1 Noteholder.

“Designating Series 2020-1 Noteholder” shall mean each Series 2020-1 Noteholder that is identified as such that designates a Designated Series 2020-1 Noteholder in accordance with a Designation Agreement.

“Designation Agreement” means a designation agreement in the form of Exhibit M hereto, entered into by a Series 2020-1 Noteholder and a Designated Series 2020-1 Noteholder and accepted by the Issuer and the Administrative Agent.

“Determination Date” means the date five (5) Business Days prior to each Payment Date.

“DIP Credit Agreement” means the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of October 30, 2020, by and among Hertz, as borrower, Barclays Bank PLC, as administrative agent and joint bookrunner, and the several lenders from time to time party thereto.

“Disposition Proceeds” means, with respect to each HVIF Vehicle, the net proceeds from the sale or disposition of such Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Lessee thereof pursuant to any HVIF Lease).

“Disqualified Party” means (i) any Person engaged in the business of renting, leasing, financing or disposing of motor vehicles or equipment operating under the name “Advantage”, “Alamo”, “Amerco”, “AutoNation”, “Avis”, “Budget”, “CarMax”, “Courier Car Rentals”, “Edge Auto Rental”, “Enterprise”, “EuropCar”, “Fox”, “Midway Fleet Leasing”, “National”, “Payless”, “Red Dog Rental Services”, “Silvercar”, “Triangle”, “Vanguard”, “ZipCar”, “Angel Aerial”, “Studio Services”; “Sixt”, “Penske”, “Sunbelt Rentals”, “United Rentals”, “ARI”, “LeasePlan”, “PHH”, “U-Haul”, “Virgin” or “Wheels” and (ii) any other Person that HVIF reasonably determines to be a competitor of HVIF or any of its Affiliates, who has been identified in a written notice delivered to the Administrative Agent and each Noteholder and (iii) any Affiliate of any of the foregoing.

“Dividend Condition” means, as of any date of determination after the Emergence Date, a condition that will be satisfied if (a) the Class A/B MTM/DT Advance Rate Adjustment is reflected in the calculation of the Class A/B Adjusted Advance Rate, (b) no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2020-1 Notes has occurred, (iii) the Series 2020-1 Market Value Average is at least 107% and (iv) the Series 2020-1 Non-Program Vehicle Disposition Proceeds Percentage Average is at least 107%.

“Donlen” means Donlen Corporation, an Illinois corporation.

“Downgrade Withdrawal Amount” has the meaning specified in Section 5.7(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means November 25, 2020.

“Emergence Date” means the effective date of any Chapter 11 Plan that is confirmed pursuant to an order of the Bankruptcy Court.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) which is sponsored, maintained or contributed to by, or required to be contributed by, HVIF, HGI or the Nominee.

“Equivalent Rating Agency” means each of Fitch, Moody’s and S&P.

“Equivalent Rating Agency Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, the Relevant Rating by such Equivalent Rating Agency with respect to such Person as of such date.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code and Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by HVIF, HGI or the Nominee or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to HVIF, HGI or the Nominee or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on HVIF, HGI or the Nominee or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of HVIF, HGI or the Nominee or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by HVIF, HGI or the Nominee or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of written notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (ix) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 20220-1 Principal Amount as of such date exceeds the Maximum Principal Amount as of such date.

“Excluded Disposition Proceeds” means, with respect to the sale of disposition of any HVIF Vehicle, Disposition Proceeds identified by the Issuer to the Trustee that are (I) Casualty Payment Amounts under the HVIF Lease or (II) Disposition Proceeds of HVIF Vehicles sold to unaffiliated third parties and, so long as the amount identified this under clause (II) does not exceed 10% of the Maximum Principal Amount measured cumulatively from the Series 2020-1 Closing Date to such date of identification.

“Excluded Liability” means any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Expected Final Payment Date” means the Series 2020-1 Commitment Termination Date.

“Extension Length” has the meaning specified in Section 2.6(b).

“Final Base Rent” has the meaning specified in the HVIF Lease.

“Foreign Affected Person” has the meaning specified in Section 3.6.

“Hertz Investors” means Hertz Investors, Inc., and any successor in interest thereto.

“Hertz Senior Credit Facility Default” means the occurrence of an event that (i) results in all amounts under each of Hertz’s Post-Emergence Senior Credit Facilities becoming immediately due and payable and (ii) has not been waived by the lenders under each of Hertz’s Post-Emergence Senior Credit Facilities.

“Holdings” means Hertz Global Holdings, Inc., and any successor in interest thereto.

“HVIF Equity” has the meaning specified in Section 1 of Annex 5.

“Indemnified Liabilities” has the meaning specified in Section 11.4(b).

“Indemnified Parties” has the meaning specified in Section 11.4(b).

“Indemnified Persons” has the meaning specified in Section 11.1(a).

“KBRA” means Kroll Bond Rating Agency, LLC.

“Lease Payment Deficit Notice” has the meaning specified in Section 5.9(b).

“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.

“Lien Holiday” means, with respect to any HVIF Vehicle, either (x) the period of fourteen (14) days after payment has been made for such HVIF Vehicle or (y) with respect to HVIF Vehicles that are of the vehicle type in the specified state in the table below, the period specified in the column labeled “Extended Lien Holiday” in the table below for such vehicle type and state after payment has been made for such HVIF Vehicle. For the avoidance of doubt, with respect to vehicles contributed to HVIF by Hertz, the foregoing shall be measured from the date of purchase by Hertz.

Vehicle Type	State	Extended Lien Holiday
New	Alaska	45 days
New or Used	Hawaii	45 days
New or Used	Texas	45 days
New or Used	California	45 days
Used	Massachusetts	45 days
Used	Maryland	45 days
Used	Nevada	45 days
Used	Oregon	45 days
Used	Utah	45 days
Used	Washington	45 days

“Losses” has the meaning specified in Section 11.1(a).

“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of any Parent, Hertz or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Hertz or any Parent.

“Mandatory Decrease Amount” means the amount of a Mandatory Decrease required to be paid by Section 2.4(b)(i).

“Mandatory Decrease” means a required payment of principal on the Series 2020-1 Notes made pursuant to Section 2.4(b)(i).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Hertz and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any of HVIF, the Nominee or HGI of any Series 2020-1 Related Documents or the rights or remedies of the Administrative Agent, the Controlling Party, the Collateral Agent, the Trustee or the Series 2020-1 Noteholders under the Series 2020-1 Related Documents or with respect to the Series 2020-1 Collateral, in each case taken as a whole.

“Maximum Principal Amount” means, as of any date of determination, the sum of the Class A Maximum Principal Amount and the Class B Maximum Principal Amount.

“Monthly Blackbook Mark” means, with respect to any HVIF Non-Program Vehicle, as of any date Blackbook obtains market values that it intends to return to HVIF (or the HVIF Administrator on HVIF’s behalf), the market value of such HVIF Non-Program Vehicle for the model class and model year of such HVIF Non-Program Vehicle based on the average equipment and the average mileage of each HVIF Non-Program Vehicle of such model class and model year, as quoted in the Blackbook Guide most recently available as of such date.

“Monthly NADA Mark” means, with respect to any HVIF Non-Program Vehicle, as of any date NADA obtains market values that it intends to return to HVIF (or the HVIF Administrator on HVIF’s behalf), the market value of such HVIF Non-Program Vehicle for the model class and model year of such HVIF Non-Program Vehicle based on the average equipment and the average mileage of each HVIF Non-Program Vehicle of such model class and model year, as quoted in the NADA Guide most recently available as of such date.

“Monthly Servicing Fee” has the meaning specified in the HVIF Lease.

“Multiemployer Plan” means any Employee Benefit Plan which is sponsored, maintained or contributed to by, or required to be contributed by, HVIF, HGI or the Nominee or any of their respective ERISA Affiliates that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Nomination Period” has the meaning specified in Section 11.22(d)(i).

“Note Repurchase Amount” has the meaning specified in Section 11.1.

“Noteholder Statement AUP” has the meaning specified in Section 6 of Annex 2.

“Official Body” has the meaning specified in the definition of “Change in Law”

“Other Plan Law” means any federal, state, local or non-U.S. law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA and/or Section 4975 of the Code.

“Outstanding” means with respect to the Series 2020-1 Notes, all Series 2020-1 Notes theretofore authenticated and delivered under the Base Indenture, except (a) Series 2020-1 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2020-1 Notes that have not been presented for payment but funds for the payment of which are on deposit in the Series 2020-1 Distribution Account and are available for payment in full of such Series 2020-1 Notes, and Series 2020-1 Notes that are considered paid pursuant to Section 8.1 of the Base Indenture, and (c) Series 2020-1 Notes in exchange for or in lieu of other Series 2020-1 Notes that have been authenticated and delivered pursuant to the Base Indenture unless proof satisfactory to the Trustee is presented that any such Series 2020-1 Notes are held by a purchaser for value.

“Parent” means any of Holdings, Hertz Investors, and any Other Parent, and any other Person that is a Subsidiary of Holdings, Hertz Investors or any Other Parent and of which Hertz is a Subsidiary. As used herein, “Other Parent” means a Person of which Hertz becomes a Subsidiary after the Effective Date and that is designated by Hertz as an “Other Parent”; provided that, either (x) immediately after Hertz first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of Hertz or a Parent of Hertz immediately prior to Hertz first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of Hertz first becoming a Subsidiary of such Person.

“Participants” has the meaning specified in Section 9.2(b).

“Past Due Rent Payment” means, with respect to any Series 2020-1 Lease Payment Deficit and any Lessee, any payment of Rent or other amounts payable by such Lessee under any HVIF Lease with respect to which such Series 2020-1 Lease Payment Deficit applied, which payment occurred on or prior to the fifth (5th) Business Day after the occurrence of such Series 2020-1 Lease Payment Deficit and which payment is in satisfaction (in whole or in part) of such Series 2020-1 Lease Payment Deficit.

“Past Due Rental Payments Priorities” means the priorities of payments set forth in Section 5.6.

“Payment Date Directions” means written directions provided by HVIF to the Trustee for each Payment Date detailing the application of funds in the Series 2020-1 Principal Collection Account, the application of funds in the Series 2020-1 Interest Collection Account, any withdrawals from the Series 2020-1 Reserve Account or the Series 2020-1 L/C/ Cash Collateral Account and any demands to be made pursuant to the Series 2020-1 Letters of Credit and the Series 2020-1 Demand Notes.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Pension Plan” means any Employee Benefit Plan which is sponsored, maintained or contributed to by, or required to be contributed by, HVIF, HGI or the Nominee or any of their ERISA Affiliates, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Holders” means any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control that has been consented to by Series 2020-1 Noteholders holding more than 66⅔% of the Series 2020-1 Principal Amount, and any Affiliate thereof, (ii) the Management Investors, (iii) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clause (i) or (ii) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz or any Parent held by such “group”), and any other Person that is a member of such “group” and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or Hertz.

“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:

(i)            obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

(ii)               demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A-1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;

(iii)             commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;

(iv)              bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v)               investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;

(vi)              Eurodollar time deposits having a credit rating from S&P of “A-1+” and a credit rating from Moody’s of “P-1”;

(vii)            repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and

(viii)           any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to the Series 2020-1 Notes.

“Post-Emergence Senior Credit Facilities” means Hertz’s first lien revolving credit and term loan facility or facilities entered into on or after the Emergence Date.

“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2020-1 Demand Note and distributed to the Series 2020-1 Noteholders in respect of amounts owing under the Series 2020-1 Notes that is recoverable or that has been recovered (and not subsequently repaid) as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

“Prepayment Premium” means, with respect to any Voluntary Decrease as of any date of determination, an amount calculated by the HVIF Administrator equal to the discounted present value (determined as of a date not earlier than the fifth (5th) Business Day prior to the Voluntary Decrease Date) of all future installments of interest that HVIF would otherwise be required to pay on the Voluntary Decrease Amount from the Voluntary Decrease Date to and including the Expected Final Payment Date. The discounted present value shall be determined using a monthly period and a discount rate equal to the yield to maturity (adjusted to a quarterly bond-equivalent basis) of the 91-day U.S. Treasury Bill.

“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2020-1 Adjusted Principal Amount on such date over (b) the Series 2020-1 Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made by it under the HVIF Lease, shall mean the excess, if any, of (x) the Series 2020-1 Adjusted Principal Amount on such date over (y) the sum of (1) the Series 2020-1 Asset Amount on such date and (2) the lesser of (a) the Series 2020-1 Liquid Enhancement Amount on such date and (b) the Series 2020-1 Required Liquid Enhancement Amount on such date.

“Pro Rata Share” means, with respect to each Series 2020-1 Letter of Credit issued by any Series 2020-1 Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2020-1 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2020-1 Letters of Credit as of such date; provided that solely for purposes of calculating the Pro Rata Share with respect to any Series 2020-1 Letter of Credit Provider as of any date, if the related Series 2020-1 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under such Series 2020-1 Letter of Credit made prior to such date, the available amount under such Series 2020-1 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2020-1 Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by Hertz for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2020-1 Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under any of its Series 2020-1 Letters of Credit).

“Rating Agencies” means, with respect to the Series 2020-1 Notes, DBRS, Moody’s, KBRA and any other nationally recognized rating agency rating the Series 2020-1 Notes at the request of HVIF or the Controlling Party.

“Rating Request” means any request made by the Controlling Party to HVIF or the HVIF Administrator to obtain a rating of the Series 2020-1 Notes by one or more Rating Agencies.

“Related Month” means, with respect to any date of determination, the most recently ended calendar month as of such date.

“Relevant DBRS Rating” means, with respect to any Person as of any date of determination: (a) if such Person has both a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then the higher of such two ratings as of such date and (b) if such Person has only one of a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant DBRS Rating with respect to such Person as of such date.

“Relevant Fitch Rating” means, with respect to any Person, (a) if such Person has both a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then the higher of such two ratings as of such date, (b) if such Person has only one of a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Fitch Rating with respect to such Person as of such date.

“Relevant Moody’s Rating” means, with respect to any Person as of any date of determination, the highest of: (a) if such Person has a long term rating by Moody’s as of such date, then such rating as of such date, (b) if such Person has a senior unsecured rating by Moody’s as of such date, then such rating as of such date and (c) if such Person has a long term corporate family rating by Moody’s as of such date, then such rating as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Moody’s Rating with respect to such Person as of such date.

“Relevant Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, (a) with respect to Moody’s, the Relevant Moody’s Rating with respect to such Person as of such date, (b) with respect to Fitch, the Relevant Fitch Rating with respect to such Person as of such date and (c) with respect to S&P, the Relevant S&P Rating with respect to such Person as of such date.

“Relevant S&P Rating” means, with respect to any Person as of any date of determination, the long term local issuer rating by S&P of such Person as of such date; provided that, if such Person does not have a long term local issuer rating by S&P as of such date, then there shall be no Relevant S&P Rating with respect to such Person as of such date.

“Rental Car Financing” means in any U.S. rental car fleet financing of any kind with respect to Hertz or any of its Subsidiaries.

“Rental Utilization Condition” means, as of any date of determination, a condition that will be satisfied if the rental fleet utilization (determined in the same manner calculated in connection with the public company filings of Holdings) of the vehicles located in the United States exceeds 55%, as calculated with respect to the preceding three (3) calendar months prior to such date of determination, commencing on December 25, 2020.

“Reorganization Assets” means (i) on and after the Series 2020-1 Closing Date to be excluding the Emergence Date, the meaning specified in the Senior Credit Facilities and (ii) on and after the Emergence Date, the meaning specified in the Post-Emergence Senior Credit Facilities.

“Required Controlling Class Series 2020-1 Noteholders” means the Controlling Party. The Required Controlling Class Series 2020-1 Noteholders shall be the “Required Noteholders” with respect to the Series 2020-1 Notes.

“Required Disposition Proceeds” means Disposition Proceeds received from any sale or other disposition of any HVIF Vehicle to a third party (including Casualties and any purchase by a Lessee of such HVIF Vehicle pursuant to the HVIF Lease), in all cases that are not Excluded Disposition Proceeds.

“Required Supermajority Controlling Class Series 2020-1 Noteholders” means the Controlling Party.

“Required Unanimous Controlling Class Series 2020-1 Noteholders” means the Controlling Party.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Retention Requirements” means (i) Article 5(1)(d) of the Securitisation Regulation as may be amended from to time and including any guidance or any technical standards published in relation thereto, provided that any reference to Article 5(1)(d) of the Securitisation Regulation shall be deemed to include any successor replacement provisions to Article 5(1)(d) of the Securitisation Regulation; and (ii) to the extent informing the interpretation of clause (i) above, the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which continues to apply to the provisions of Article 5(1)(d) and/or Article 6 of the Securitisation Regulation.

“Right of First Refusal Condition” means, in connection with any Voluntary Decrease resulting from Rental Car Financing, a condition that will be satisfied if either (1) the ROFR Option 1 Condition is satisfied or (2) the ROFR Option 2 Condition is satisfied.

“ROFR Option 1 Condition” means, with respect to a Rental Car Financing, a condition that will be satisfied if the Controlling Party or any other Apollo Entity is selected as a structuring agent for such Rental Car Financing.

“ROFR Option 2 Condition” means, with respect to a Rental Car Financing, a condition that will be satisfied if (A) the Controlling Party (or one or more other Apollo Entities) shall be offered at least ten (10) calendar days before launch of such Rental Car Financing up to 50% of each tranche of loans or notes (the “Offered Securities”) issued in such Rental Car Financing; provided that this condition shall only be deemed satisfied once the Controlling Party (or any such other Apollo Entity) has been offered Offered Securities aggregating in all Rental Car Financings of an amount that, together with the amount arranged by the Controlling Party (or any such other Apollo Entity) under the ROFR Option 1 Condition equals the Maximum Principal Amount and (B) a broker-dealer (either the Controlling Party or any other Apollo Entity) has been offered the role of bookrunner for such Rental Car Financing for fees proportional to the amount of securities purchased and at a fee rate not to exceed the fee rate payable to other non-lead bookrunners.

“Sanctioned Country” has the meeting specified in Section 2 of Annex 1.

“Sanctioned Party” has the meeting specified in Section 2 of Annex 1.

“Sanctions” has the meeting specified in Section 2 of Annex 1.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Intermediary” has the meaning specified in the Preamble.

“Securitisation Regulation” means Regulation (EU) No. 2017/2402 as may be amended from time to time and including any guidance or technical standards published in relation thereto.

“Senior Credit Facilities” means Hertz’s (a) senior secured asset based revolving loan and term loan facility, provided under a credit agreement, dated as of June 30, 2016, among Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Barclays Bank PLC, as administrative agent and collateral agent, Credit Agricole Corporate and Investment Bank, as syndication agent, and Bank of America, N.A., Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as co-documentation agents, and the other financial institutions party thereto from time to time (as has been and may be amended, amended and restated, supplemented or otherwise modified from time to time), and (b) any successor or replacement revolving credit or term loan facility or facilities to the senior secured asset based revolving loan and term loan facility described in clause (a).

“Senior Interest Waterfall Shortfall Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (e) on such Payment Date over (b) the sum of (i) the Series 2020-1 Payment Date Available Interest Amount with respect to the Series 2020-1 Interest Period ending on such Payment Date and (ii) the aggregate amount of all deposits into the Series 2020-1 Interest Collection Account with proceeds of the Series 2020-1 Reserve Account, each Series 2020-1 Demand Note, each Series 2020-1 Letter of Credit and each Series 2020-1 L/C Cash Collateral Account, in each case made since the immediately preceding Payment Date; provided that, the amount calculated pursuant to the preceding clause (b)(ii) shall be calculated on a pro forma basis and prior to giving effect to any withdrawals from the Series 2020-1 Principal Collection Account for deposit into the Series 2020-1 Interest Collection Account on such Payment Date.

“Series 2020-1 Account Collateral” has the meaning specified in Section 4.1(f).

“Series 2020-1 Accounts” has the meaning specified in Section 4.2(a)(iii).

“Series 2020-1 Accrued Amounts” means, on any date of determination, the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (j), (l) and (m) that have accrued and remain unpaid as of such date.

“Series 2020-1 Adjusted Asset Coverage Threshold Amount” means, as of any date of determination, the greater of (a) the excess, if any, of (i) the Series 2020-1 Asset Coverage Threshold Amount over (ii) the Series 2020-1 Letter of Credit Amount and (b) the Series 2020-1 Adjusted Principal Amount, in each case, as of such date. The “Series 2020-1 Adjusted Asset Coverage Threshold Amount” is the Adjusted Asset Coverage Threshold Amount with respect to the Series 2020-1 Notes.

“Series 2020-1 Adjusted Liquid Enhancement Amount” means, as of any date of determination, the Series 2020-1 Liquid Enhancement Amount, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2020-1 Defaulted Letter of Credit, as of such date.

“Series 2020-1 Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2020-1 Principal Amount as of such date over (B) the sum of (x) Series 2020-1 Principal Collection Account Amount as of such date and (y) the Series 2020-1 Available Reserve Account Amount as of such date.

“Series 2020-1 Asset Amount” means, as of any date of determination, the product of (i) the Series 2020-1 Floating Allocation Percentage as of such date and (ii) the Aggregate Asset Amount as of such date.

“Series 2020-1 Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the Series 2020-1 Adjusted Principal Amount divided by the Class A/B Adjusted Advance Rate, in each case, as of such date.

“Series 2020-1 Available L/C Cash Collateral Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2020-1 L/C Cash Collateral Account as of such date.

“Series 2020-1 Available Reserve Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2020-1 Reserve Account as of such date.

“Series 2020-1 Capped HVIF Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2020-1 HVIF Administrator Fee Amount with respect to such Payment Date and (ii) $500,000.

“Series 2020-1 Capped HVIF Operating Expense Amount” means, with respect to any Payment Date the lesser of (i) the Series 2020-1 HVIF Operating Expense Amount, with respect to such Payment Date and (ii) the excess, if any, of (x) $500,000 over (y) the sum of the Series 2020-1 HVIF Administrator Fee Amount and the Series 2020-1 HVIF Trustee Fee Amount, in each case with respect to such Payment Date.

“Series 2020-1 Capped HVIF Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2020-1 HVIF Trustee Fee Amount, with respect to such Payment Date and (ii) the excess, if any, of $500,000 over the Series 2020-1 HVIF Administrator Fee Amount with respect to such Payment Date.

“Series 2020-1 Carrying Charges” means, as of any day, the sum of:

(i)                 all fees or other costs, expenses and indemnity amounts, if any, payable by HVIF to:

(a)                the Trustee (other than Series 2020-1 HVIF Trustee Fee Amounts),

(b)                the HVIF Administrator (other than Series 2020-1 HVIF Administrator Fee Amounts),

(c)                the Administrative Agent (other than Administrative Agent Fees), which together with the Administrative Agent Fees, shall not exceed $250,000 per annum,

(d)                the Series 2020-1 Noteholders (other than Class A Monthly Interest Amounts, Class A Monthly Default Interest Amounts, Class B Monthly Interest Amounts or Class B Monthly Default Interest Amounts), or

(e)                any other party to a Series 2020-1 Related Documents, in each case under and in accordance with such Series 2020-1 Related Documents, plus

(ii)               any other operating expenses of HVIF that have been invoiced as of such date and are then payable by HVIF relating the Series 2020-1 Notes (in each case, exclusive of any Carrying Charges).

“Series 2020-1 Certificate of Credit Demand” means a certificate substantially in the form of Annex A to a Series 2020-1 Letter of Credit.

“Series 2020-1 Certificate of Preference Payment Demand” means a certificate substantially in the form of Annex C to a Series 2020-1 Letter of Credit.

“Series 2020-1 Certificate of Termination Demand” means a certificate substantially in the form of Annex D to a Series 2020-1 Letter of Credit.

“Series 2020-1 Certificate of Unpaid Demand Note Demand” means a certificate substantially in the form of Annex B to Series 2020-1 Letter of Credit.

“Series 2020-1 Closing Date” means November 25, 2020. The Series 2020-1 Closing Date shall be the “Series Closing Date” with respect to the Series 2020-1 Notes.

“Series 2020-1 Collateral” means the HVIF Indenture Collateral, each Series 2020-1 Letter of Credit, the Series 2020-1 Account Collateral with respect to each Series 2020-1 Account, each Series 2020-1 Demand Note, any other documents related to the Base Indenture or to this Series 2020-1 Supplement and the proceeds of each of the foregoing.

“Series 2020-1 Commitment Termination Date” means November 24, 2021 or such later date designated in accordance with Section 2.6.

“Series 2020-1 Concentration Excess Amount” means, as of any date of determination, the sum of (i) the Series 2020-1 Manufacturer Concentration Excess Amount with respect to each Manufacturer as of such date, if any, (ii) the Series 2020-1 Non-Liened Vehicle Concentration Excess Amount as of such date, if any, and (iii) the Series 2020-1 Used Vehicle Excess Amount as of such date, if any; provided that, for purposes of calculating this definition as of any such date the Net Book Value of any Eligible Vehicle included in the excess amounts of any one clause above shall not be included in the excess amounts of any other clause.

“Series 2020-1 Daily Interest Allocation” means, on each Series 2020-1 Deposit Date, an amount equal to the sum of the Series 2020-1 Invested Percentage (as of such date) of the aggregate amount of Interest Collections deposited into the HVIF Collection Account on such date.

“Series 2020-1 Daily Principal Allocation” means, on each Series 2020-1 Deposit Date, an amount equal to the Series 2020-1 Invested Percentage (as of such date) of the aggregate amount of Principal Collections deposited into the HVIF Collection Account on such date.

“Series 2020-1 Defaulted Letter of Credit” means, as of any date of determination, each Series 2020-1 Letter of Credit that, as of such date, an Authorized Officer of the HVIF Administrator has actual knowledge that:

(A)              such Series 2020-1 Letter of Credit is not be in full force and effect (other than in accordance with its terms or otherwise as expressly permitted in such Series 2020-1 Letter of Credit),

(B)              an Event of Bankruptcy has occurred with respect to the Series 2020-1 Letter of Credit Provider of such Series 2020-1 Letter of Credit and is continuing,

(C)              such Series 2020-1 Letter of Credit Provider has repudiated such Series 2020-1 Letter of Credit or such Series 2020-1 Letter of Credit Provider has failed to honor a draw thereon made in accordance with the terms thereof, or

(D)              a Series 2020-1 Downgrade Event has occurred and is continuing for at least thirty (30) consecutive days with respect to the Series 2020-1 Letter of Credit Provider of such Series 2020-1 Letter of Credit.

“Series 2020-1 Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit B-1.

“Series 2020-1 Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2020-1 Demand Note that were deposited into the Series 2020-1 Distribution Account and paid to the Series 2020-1 Noteholders during the one (1) year period ending on such date of determination over (b) the amount of any Preference Amount relating to such proceeds that has been repaid to HVIF (or any payee of HVIF) with the proceeds of any Series 2020-1 L/C Preference Payment Disbursement (or any withdrawal from any Series 2020-1 L/C Cash Collateral Account); provided, however, that if an Event of Bankruptcy (except for the Chapter 11 Cases) (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2020-1 Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2020-1 Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.

“Series 2020-1 Deposit Date” means each Business Day on which any HVIF Collections are deposited into the HVIF Collection Account.

“Series 2020-1 Disbursement” shall mean any Series 2020-1 L/C Credit Disbursement, any Series 2020-1 L/C Preference Payment Disbursement, any Series 2020-1 L/C Termination Disbursement or any Series 2020-1 L/C Unpaid Demand Note Disbursement under the Series 2020-1 Letters of Credit or any combination thereof, as the context may require.

“Series 2020-1 Disposed Vehicle Threshold Number” means 2,000 vehicles.

“Series 2020-1 Distribution Account” has the meaning specified in Section 4.2(a)(iii).

“Series 2020-1 Downgrade Event” has the meaning specified in Section 5.7(b).

“Series 2020-1 Draw Period” means the period from and including the Series 2020-1 Closing Date to the earlier of (i) the Series 2020-1 Commitment Termination Date and (ii) the commencement of the Series 2020-1 Rapid Amortization Period. The Series 2020-1 Draw Period shall be the Revolving Period with respect to the Series 2020-1 Notes.

“Series 2020-1 Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2020-1 Letter of Credit and as of the date of any amendment or extension of the Series 2020-1 Commitment Termination Date, a long-term senior unsecured debt rating (or the equivalent thereof) of at least “BBB” from DBRS (or if such Person is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P); provided that no Person shall be considered a Series 2020-1 Eligible Letter of Credit Provider hereunder unless and until the Trustee agrees that the provisions for the drawing of any Series 2020-1 Letter of Credit and any Series 2020-1 Demand Note have been amended in a manner reasonably satisfactory to the Trustee.

“Series 2020-1 Excess HVIF Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2020-1 HVIF Administrator Fee Amount with respect to such Payment Date over (ii) the Series 2020-1 HVIF Administrator Fee Amount with respect to such Payment Date.

“Series 2020-1 Excess HVIF Operating Expense Amount” means, with respect to any Payment Date the excess, if any, of (i) the Series 2020-1 HVIF Operating Expense Amount with respect to such Payment Date over (ii) the Series 2020-1 Capped HVIF Operating Expense Amount with respect to such Payment Date.

“Series 2020-1 Excess HVIF Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2020-1 HVIF Trustee Fee Amount with respect to such Payment Date over (ii) the Series 2020-1 Capped HVIF Trustee Fee Amount with respect to such Payment Date.

“Series 2020-1 Failure Percentage” means, as of any date of determination after the Emergence Date, a percentage equal to 100% minus the lower of (x) the lowest Series 2020-1 Non-Program Vehicle Disposition Proceeds Percentage Average for any Determination Date (including such date of determination) within the preceding twelve (12) calendar months and (y) the lowest Series 2020-1 Market Value Average as of any Determination Date within the preceding twelve (12) calendar months.

“Series 2020-1 Floating Allocation Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2020-1 Adjusted Asset Coverage Threshold Amount as of such date and the denominator of which is the Aggregate Asset Coverage Threshold Amount as of such date.

“Series 2020-1 HVIF Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2020-1 Percentage of fees payable to the HVIF Administrator pursuant to the HVIF Administration Agreement on such Payment Date.

“Series 2020-1 HVIF Operating Expense Amount” means, with respect to any Payment Date, the sum (without duplication) of (a) the aggregate amount of Series 2020-1 Carrying Charges on such Payment Date (excluding any Series 2020-1 Carrying Charges payable to the Series 2020-1 Noteholders) and (b) the Series 2020-1 Percentage of the Carrying Charges, if any, payable by HVIF on such Payment Date (excluding any Carrying Charges payable to the Series 2020-1 Noteholders).

“Series 2020-1 HVIF Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2020-1 Percentage of fees payable to the Trustee with respect to the HVIF Notes on such Payment Date.

“Series 2020-1 Interest Collection Account” has the meaning specified in Section 4.2(a)(i).

“Series 2020-1 Interest Period” means a period commencing on a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Series 2020-1 Interest Period shall commence on and include date of the Series 2020-1 Closing Date and end on and include the day preceding the first Payment Date thereafter.

“Series 2020-1 Invested Percentage” means, on any date of determination:

(a)                when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

(i)                 the numerator of which shall be equal to:

(x)       during the Series 2020-1 Draw Period, the Series 2020-1 Adjusted Asset Coverage Threshold Amount as of the close of business on the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2020-1 Closing Date, on the Series 2020-1 Closing Date),

(y)       during the Series 2020-1 Rapid Amortization Period, but prior to the first date on which an Amortization Event has been declared or has automatically occurred with respect to all Series of HVIF Notes, the Series 2020-1 Adjusted Asset Coverage Threshold Amount as of the close of business on the last day of the Series 2020-1 Draw Period, and

(z)       on and after the first date on which an Amortization Event has been declared or automatically occurred with respect to all Series of HVIF Notes, the Series 2020-1 Adjusted Asset Coverage Threshold Amount as of the close of business on the day immediately prior to such first date on which an Amortization Event has been declared or automatically occurred with respect to all Series of HVIF Notes, and

(ii)               the denominator of which shall be the Aggregate Asset Coverage Threshold Amount as of the same date used to determine the numerator in clause (i);

(b)                when used with respect to Interest Collections, the percentage equivalent of a fraction, the numerator of which shall be the Series 2020-1 Accrued Amounts on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of HVIF Notes on such date of determination.

“Series 2020-1 L/C Cash Collateral Account” has the meaning specified in Section 4.2(a).

“Series 2020-1 L/C Cash Collateral Account Collateral” means the Series 2020-1 Account Collateral with respect to the Series 2020-1 L/C Cash Collateral Account.

“Series 2020-1 L/C Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2020-1 Available L/C Cash Collateral Account Amount and (b) the excess, if any, of the Series 2020-1 Adjusted Liquid Enhancement Amount over the Series 2020-1 Required Liquid Enhancement Amount on such Payment Date.

“Series 2020-1 L/C Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2020-1 Available L/C Cash Collateral Account Amount as of such date and the denominator of which is the Series 2020-1 Letter of Credit Liquidity Amount as of such date.

“Series 2020-1 L/C Credit Disbursement” means an amount drawn under a Series 2020-1 Letter of Credit pursuant to a Series 2020-1 Certificate of Credit Demand.

“Series 2020-1 L/C Preference Payment Disbursement” means an amount drawn under a Series 2020-1 Letter of Credit pursuant to a Series 2020-1 Certificate of Preference Payment Demand.

“Series 2020-1 L/C Termination Disbursement” means an amount drawn under a Series 2020-1 Letter of Credit pursuant to a Series 2020-1 Certificate of Termination Demand.

“Series 2020-1 L/C Unpaid Demand Note Disbursement” means an amount drawn under a Series 2020-1 Letter of Credit pursuant to a Series 2020-1 Certificate of Unpaid Demand Note Demand.

“Series 2020-1 Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections that pursuant to Section 5.1 would have been deposited into the Series 2020-1 Interest Collection Account if all payments of Monthly Variable Rent required to have been made under the HVIF Lease from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Interest Collections that pursuant to Section 5.1(b) have been received for deposit into the Series 2020-1 Interest Collection Account from but excluding the preceding Payment Date to and including such Payment Date.

“Series 2020-1 Lease Payment Deficit” means either a Series 2020-1 Lease Interest Payment Deficit or a Series 2020-1 Lease Principal Payment Deficit.

“Series 2020-1 Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2020-1 Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) all amounts deposited into the Series 2020-1 Principal Collection Account on or prior to such Payment Date on account of such Series 2020-1 Lease Principal Payment Deficit.

“Series 2020-1 Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2020-1 Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2020-1 Lease Principal Payment Carryover Deficit for such Payment Date.

“Series 2020-1 Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit I to this Series 2020-1 Supplement issued by a Series 2020-1 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2020-1 Noteholders; provided that, any Series 2020-1 Letter of Credit issued after the Effective Date not substantially in the form of Exhibit I to this Series 2020-1 Supplement shall be subject to the satisfaction of the Series 2020-1 Rating Agency Condition and the written consent of the Required Controlling Class Series 2020-1 Noteholders.

“Series 2020-1 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn as of such date under the Series 2020-1 Letters of Credit, as specified therein, and (ii) if the Series 2020-1 L/C Cash Collateral Account has been established and funded pursuant to Section 4.2(a)(ii), the Series 2020-1 Available L/C Cash Collateral Account Amount as of such date and (b) the aggregate undrawn principal amount of the Series 2020-1 Demand Note as of such date.

“Series 2020-1 Letter of Credit Expiration Date” means, with respect to any Series 2020-1 Letter of Credit, the expiration date set forth in such Series 2020-1 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2020-1 Letter of Credit.

“Series 2020-1 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn as of such date under each Series 2020-1 Letter of Credit, as specified therein, and (b) if a Series 2020-1 L/C Cash Collateral Account has been established pursuant to Section 4.2(a)(ii), the Series 2020-1 Available L/C Cash Collateral Account Amount as of such date.

“Series 2020-1 Letter of Credit Provider” means each issuer of a Series 2020-1 Letter of Credit. The Series 2020-1 Letter of Credit Provider shall be the “Enhancement Provider” with respect to the Series 2020-1 Notes.

“Series 2020-1 Liquid Enhancement Amount” means, as of any date of determination, the sum of (a) the Series 2020-1 Letter of Credit Liquidity Amount and (b) the Series 2020-1 Available Reserve Account Amount as of such date. The Series 2020-1 Liquid Enhancement Amount shall be the “Enhancement Amount” with respect to the Series 2020-1 Notes.

“Series 2020-1 Liquid Enhancement Deficiency” means, as of any date of determination, the Series 2020-1 Adjusted Liquid Enhancement Amount is less than the Series 2020-1 Required Liquid Enhancement Amount as of such date. The Series 2020-1 Liquid Enhancement Deficiency shall be the “Enhancement Deficiency” with respect to the Series 2020-1 Notes.

“Series 2020-1 Liquidation Event” means, so long as such event or condition continues, (a) any Amortization Event with respect to the Series 2020-1 Notes described in clauses (a), (b), (c), (d), (f), (g), (h), (j), (k), (l), (n), (o), (p), (q), (r), (s) (t), (u) or (v) of Section 7.1 of this Series 2020-1 Supplement or Sections 9.1(a), (b), (c), (d), (e), (f) or (g) of the Base Indenture , in each case subject to any cure period, if any, provided therein, after declaration thereof (whether by notice or automatic). The Series 2020-1 Liquidation Event shall be the “Limited Liquidation Event of Default” with respect to the Series 2020-1 Notes.

“Series 2020-1 Manufacturer Amount” means, as of any date of determination and with respect to any Manufacturer, the sum of: the aggregate Net Book Value of all Eligible Vehicles manufactured by such Manufacturer as of such date; and the aggregate amount of all Manufacturer Receivables with respect to such Manufacturer.

“Series 2020-1 Manufacturer Concentration Excess Amount” means, with respect to any Manufacturer as of any date of determination occurring on or after the six-month anniversary of the Series 2020-1 Closing Date, the excess, if any, of the Series 2020-1 Manufacturer Amount with respect to such Manufacturer as of such date over the Series 2020-1 Maximum Manufacturer Amount with respect to such Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Net Book Value of any Eligible Vehicle included in the Series 2020-1 Manufacturer Amount for the Manufacturer of such Eligible Vehicle for purposes of calculating the Series 2020-1 Manufacturer Concentration Excess Amount and designated by HVIF to constitute Series 2020-1 Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2020-1 Non-Liened Vehicle Amount for purposes of calculating the Series 2020-1 Non-Liened Vehicle Concentration Excess Amount as of such date, (ii) the Net Book Value of any Eligible Vehicle included in the Series 2020-1 Non-Liened Vehicle Amount for purposes of calculating the Series 2020-1 Non-Liened Vehicle Concentration Excess Amount and designated by HVIF to constitute Series 2020-1 Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2020-1 Manufacturer Amount for the Manufacturer of such Eligible Vehicle for purposes of calculating the Series 2020-1 Manufacturer Concentration Excess Amount, as of such date, (iii) the determination of which Eligible Vehicles (or the Net Book Value thereof) or Manufacturer Receivables are to be designated as constituting (A) Series 2020-1 Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2020-1 Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVIF in its reasonable discretion and (iv) for the avoidance of doubt, at any time prior to the six-month anniversary of the Series 2020-1 Closing Date, the Series 2020-1 Manufacturer Concentration Excess Amount shall be zero.

“Series 2020-1 Manufacturer Percentage” means, for any Manufacturer listed in the table below, the percentage set forth opposite such Manufacturer in such table.

Manufacturer	Series 2020-1 Manufacturer Percentage
Audi	12.50%
BMW	12.50%
Chrysler	55.00%
Fiat	35.00%
Ford	55.00%
GM	55.00%
Honda	55.00%
Hyundai	55.00%
Jaguar	12.50%
Kia	35.00%
Land Rover	12.50%
Lexus	12.50%
Mazda	35.00%
Mercedes	12.50%
Mini	12.50%
Mitsubishi	12.50%
Nissan	55.00%
Smart	12.50%
Subaru	12.50%
Toyota	55.00%
Volkswagen	55.00%
Volvo	35.00%
Any other individual Manufacturer	3.00%

“Series 2020-1 Market Value Average” means, as of any date of determination, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Series 2020-1 Non-Program Fleet Market Value as of the three (3) preceding Determination Dates and the denominator of which is the average of the aggregate Net Book Value of all Non-Program Vehicles as of such three (3) preceding Determination Dates.

“Series 2020-1 Maximum Manufacturer Amount” means, as of any date of determination and with respect to any Manufacturer, an amount equal to the product of (a) the Series 2020-1 Manufacturer Percentage for such Manufacturer and (b) the Aggregate Asset Amount as of such date.

“Series 2020-1 Maximum Non-Liened Vehicle Amount” means, as of any date of determination, an amount equal to the product of (a) 0.50% and (b) the Aggregate Asset Amount; provided that the Series 2020-1 Maximum Non-Liened Vehicle Amount shall exclude from the calculation thereof any Eligible Vehicle subject to a Lien Holiday as of such date of determination.

“Series 2020-1 Measurement Month” on any Determination Date on or after the Emergence Date, means each complete calendar month, or the smallest number of consecutive complete calendar months preceding such Determination Date, in which at least the Series 2020-1 Disposed Vehicle Threshold Number of vehicles were sold to unaffiliated third parties (provided that, HVIF, in its sole discretion, may exclude salvage sales); provided, however, that no calendar month included in a single Series 2020-1 Measurement Month shall be included in any other Series 2020-1 Measurement Month.

“Series 2020-1 Monthly Interest Amount” means, for each Series 2020-1 Interest Period, an amount equal to the excess of (i) the sum of (A) the product of (1) the Series 2020-1 Note Rate, (2) the Series 2020-1 Principal Amount as of the preceding Payment Date (or zero in the case of the initial Series 2020-1 Interest Period) and (3) 1/12, and (B) for each Advance during such Series 2020-1 Interest Period, the product of (1) the Series 2020-1 Note Rate, (2) the amount of such Advance, (3) (x) the number of days such Advance was outstanding during such Series 2020-1 Interest Period divided by (y) 30 and (4) 1/12 over (ii) for each Decrease during such Series 2020-1 Interest Period, the product of (1) the Series 2020-1 Note Rate, (2) the amount of such Decrease, (3) (x) 30 minus the number of days remaining in such Series 2020-1 Interest Period after the date of such Decrease divided by (y) 30 and (4) 1/12.

“Series 2020-1 Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections that pursuant to Section 5.1 would have been deposited into the Series 2020-1 Principal Collection Account if all payments required to have been made under the HVIF Lease from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Principal Collections that pursuant to Section 5.1 have been received for deposit into the Series 2020-1 Principal Collection Account from but excluding the preceding Payment Date to and including such Payment Date.

“Series 2020-1 Non-Liened Vehicle Amount” means, as of any date of determination, the sum of the Net Book Value as of such date of each Eligible Vehicle for which the Disposition Date has not occurred as of such date and with respect to which the Certificate of Title does not note the Collateral Agent as the first lienholder (and, the Certificate of Title with respect to which has not been submitted to the appropriate state authorities for such notation or the fees due in respect of such notation have not yet been paid); provided that the Series 2020-1 Non-Liened Vehicle Amount shall exclude from the calculation thereof any Eligible Vehicle subject to a Lien Holiday as of such date of determination.

“Series 2020-1 Non-Liened Vehicle Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the Series 2020-1 Non-Liened Vehicle Amount as of such date over the Series 2020-1 Maximum Non-Liened Vehicle Amount as of such date; provided that for purposes of calculating such excess as of any such date (i) the Net Book Value of any Eligible Vehicle included in the Series 2020-1 Non-Liened Vehicle Amount for purposes of calculating the Series 2020-1 Non-Liened Vehicle Concentration Excess Amount and designated by HVIF to constitute Series 2020-1 Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2020-1 Manufacturer Amount for the Manufacturer of such Eligible Vehicle for purposes of calculating the Series 2020-1 Manufacturer Concentration Excess Amount, as of such date, (ii) the Net Book Value of any Eligible Vehicle included in the Series 2020-1 Manufacturer Amount for the Manufacturer of such Eligible Vehicle for purposes of calculating the Series 2020-1 Manufacturer Concentration Excess Amount and designated by HVIF to constitute Series 2020-1 Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2020-1 Non-Liened Vehicle Amount for purposes of calculating the Series 2020-1 Non-Liened Vehicle Concentration Excess Amount as of such date, and (iii) the determination of which Eligible Vehicles (or the Net Book Value thereof) are to be designated as constituting (A) Series 2020-1 Non-Liened Vehicle Concentration Excess Amounts and (B) Series 2020-1 Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVIF in its reasonable discretion.

“Series 2020-1 Non-Program Fleet Market Value” means, with respect to all Non-Program Vehicles as of any date of determination, the sum of the respective Series 2020-1 Third-Party Market Values of each such Non-Program Vehicle as of such date.

“Series 2020-1 Non-Program Vehicle Disposition Proceeds Percentage Average” means, with respect to any Series 2020-1 Measurement Month the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds paid or payable in respect of all Non-Program Vehicles that are sold to unaffiliated third parties (excluding salvage sales) during such Series 2020-1 Measurement Month and the two Series 2020-1 Measurement Months preceding such Series 2020-1 Measurement Month and the denominator of which is the excess, if any, of the aggregate Net Book Values of such Non-Program Vehicles on the dates of their respective sales over the aggregate Final Base Rent with respect such Non-Program Vehicles.

“Series 2020-1 Noteholder” has the meaning specified in the Preamble.

“Series 2020-1 Note Rate” means 3.75% per annum.

“Series 2020-1 Notes” means the Class A Notes and the Class B Notes, collectively.

“Series 2020-1 Notice of Reduction” means a notice in the form of Annex G to a Series 2020-1 Letter of Credit.

“Series 2020-1 Past Due Rent Payment” means, (a) with respect to any Past Due Rent Payment in respect of a Series 2020-1 Lease Principal Payment Deficit, an amount equal to the Series 2020-1 Invested Percentage with respect to Principal Collections (as of the Payment Date on which such Series 2020-1 Lease Payment Deficit occurred) of such Past Due Rent Payment and (b) with respect to any Past Due Rent Payment in respect of a Series 2020-1 Lease Interest Payment Deficit, an amount equal to the Series 2020-1 Invested Percentage with respect to Interest Collections (as of the Payment Date on which such Series 2020-1 Lease Payment Deficit occurred) of such Past Due Rent Payment.

“Series 2020-1 Payment Date Available Interest Amount” means, with respect to each Series 2020-1 Interest Period, the sum of the Series 2020-1 Daily Interest Allocations for each Series 2020-1 Deposit Date in such Series 2020-1 Interest Period.

“Series 2020-1 Payment Date Interest Amount” means, with respect to each Payment Date, the sum (without duplication) of the amounts payable pursuant to Sections 5.3(a) through (f).

“Series 2020-1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2020-1 Principal Amount as of such date and the denominator of which is the aggregate Principal Amount as of such date.

“Series 2020-1 Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty (30) days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Series 2020-1 Related Document and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement.

“Series 2020-1 Principal Amount” means, as of any date of determination, the sum of the Class A Principal Amount and the Class B Principal Amount, in each case as of such date.

“Series 2020-1 Principal Collection Account” has the meaning specified in Section 4.2(a) of this Series 2020-1 Supplement.

“Series 2020-1 Principal Collection Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2020-1 Principal Collection Account as of such date.

“Series 2020-1 Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2020-1 Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2020-1 Notes are paid in full and (B) the termination of this Series 2020-1 Supplement. The Series 2020-1 Rapid Amortization Period shall be the “Controlled Amortization Period” with respect to the Series 2020-1 Notes.

“Series 2020-1 Rating Agency Condition” means, with respect to a proposed action or event (i) as of any date on which any Class of Series 2020-1 Notes is rated by any Rating Agency, (a) the notification in writing by each Rating Agency then rating any Class of Series 2020-1 Notes that such proposed action or event will not result in a reduction or withdrawal by such Rating Agency of the rating or credit risk assessment of such Class, or (b) each Rating Agency then rating any Class of Series 2020-1 Notes shall have been given notice of such event at least ten (10) days prior to the occurrence of such proposed action or event (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice prior to the occurrence of such proposed action or event that the occurrence of such proposed action or event will itself cause such Rating Agency to downgrade, qualify, or withdraw its rating assigned to such Class, and (ii) as of any date on which any Class of Series 2020-1 Notes is not rated by any Rating Agency, the Controlling Party has consented to the proposed action or event in writing. The Series 2020-1 Rating Agency Condition shall be the “Rating Agency Condition” with respect to the Series 2020-1 Notes.

“Series 2020-1 Related Documents” means the Related Documents, this Series 2020-1 Supplement, and each Series 2020-1 Demand Note.

“Series 2020-1 Required Liquid Enhancement Amount” means, as of any date of determination, an amount equal to the sum of (a) the product of (i) the Series 2020-1 Note Rate, (ii) the Series 2020-1 Principal Amount as of such date of determination and (iii) 50%, (b) the product of (i) the Monthly Servicing Fee calculated as of such date of determination and (ii) six, and (c) $3,000,000. The Series 2020-1 Required Liquid Enhancement Amount shall be the “Required Enhancement Amount” with respect to the Series 2020-1 Notes.

“Series 2020-1 Required Noteholders” means the Controlling Party.

“Series 2020-1 Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of: (a) the excess, if any, of (i) the Series 2020-1 Required Liquid Enhancement Amount over (ii) the Series 2020-1 Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation of such excess the amount available to be drawn under any Series 2020-1 Defaulted Letter of Credit as of such date, and: (b) the excess, if any, of: (i) the Series 2020-1 Adjusted Asset Coverage Threshold Amount (excluding therefrom the Series 2020-1 Available Reserve Account Amount) over (ii) the Series 2020-1 Asset Amount, in each case as of such date.

“Series 2020-1 Reserve Account” has the meaning specified in Section 4.2(a) of this Series 2020-1 Supplement.

“Series 2020-1 Reserve Account Collateral” means the Series 2020-1 Account Collateral with respect to the Series 2020-1 Reserve Account.

“Series 2020-1 Reserve Account Deficiency Amount” means, as of any date of determination, the excess, if any, of the Series 2020-1 Required Reserve Account Amount for such date over the Series 2020-1 Available Reserve Account Amount for such date.

“Series 2020-1 Reserve Account Interest Withdrawal Shortfall” has the meaning specified in Section 5.4(a).

“Series 2020-1 Reserve Account Surplus” means, as of any date of determination, the excess, if any, of the Series 2020-1 Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2020-1 Required Reserve Account Amount, in each case, as of such date.

“Series 2020-1 Supplement” has the meaning specified in the Preamble.

“Series 2020-1 Supplemental Indenture” means a supplement to this Series 2020-1 Supplement complying (to the extent applicable) with the terms of Section 11.10 of this Series 2020-1 Supplement.

“Series 2020-1 Third-Party Market Value” means, with respect to each Non-Program Vehicle, as of any date of determination during a calendar month: if the Series 2020-1 Third-Party Market Value Procedures have been completed for such month, then the Monthly NADA Mark, if any, for such Non-Program Vehicle obtained in such calendar month in accordance with such Series 2020-1 Third-Party Market Value Procedures; if, pursuant to the Series 2020-1 Third-Party Market Value Procedures, no Monthly NADA Mark for such Non-Program Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Non-Program Vehicle obtained in such calendar month in accordance with such Series 2020-1 Third-Party Market Value Procedures; and if, pursuant to the Series 2020-1 Third-Party Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Non-Program Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Series 2020-1 Third-Party Market Value Procedures or (B) such Non-Program Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first (1st) day of such calendar month), then the HVIF Administrator’s reasonable estimation of the fair market value of such Non-Program Vehicle as of such date of determination; and until the Series 2020-1 Third-Party Market Value Procedures have been completed for such calendar month: if such Non-Program Vehicle experienced its Vehicle Operating Lease Commencement Date prior to the first (1st) day of such calendar month, the Series 2020-1 Third-Party Market Value obtained in the immediately preceding calendar month, in accordance with the Series 2020-1 Third-Party Market Value Procedures for such immediately preceding calendar month, and if such Non-Program Vehicle experienced its Vehicle Operating Lease Commencement Date on or after the first (1st) day of such calendar month, then the HVIF Administrator’s reasonable estimation of the fair market value of such Non-Program Vehicle as of such date of determination.

“Series 2020-1 Third-Party Market Value Procedures” means, with respect to each calendar month and each Non-Program Vehicle, on or prior to the Determination Date for such calendar month: HVIF shall make one attempt (or cause the HVIF Administrator to make one attempt) to obtain a Monthly NADA Mark for each Non-Program Vehicle that was a Non-Program Vehicle as of the first (1st) day of such calendar month, and if no Monthly NADA Mark was obtained for any such Non-Program Vehicle described in clause (a) above upon such attempt, then HVIF shall make one attempt (or cause the HVIF Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Non-Program Vehicle.

“Series 2020-1 Used Vehicle Excess Amount” means, as of any date of determination occurring on or after the six-month anniversary of the Series 2020-1 Closing Date, the amount, if any, by which the Net Book Value of Eligible Vehicles that are acquired by the Issuer as used vehicles exceeds 20.0% of the Aggregate Asset Amount as of such date; provided that, for the avoidance of doubt, at any time prior to the six-month anniversary of the Series 2020-1 Closing Date, the Series 2020-1 Used Vehicle Excess Amount shall be zero.

“Series-Specific 2020-1 Collateral” means HVIF’s right, title and interest in and to this Series 2020-1 Supplement each Series 2020-1 Letter of Credit, the Series 2020-1 Account Collateral with respect to each Series 2020-1 Account and each Series 2020-1 Demand Note. The Series-Specific 2020-1 Collateral shall be the “Series-Specific Collateral” with respect to the Series 2020-1 Notes.

“Similar Law” means any federal, state, local or non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any note (or any interest therein) by virtue of its interest and thereby subject the Issuer (or other persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with this Series 2020-1 Supplement or, if applicable, amendments to any Series 2020-1 Related Documents, in each case relating to the non-substantive consolidation of Hertz and HGI on the one hand, and each of HVIF and Hertz Vehicles LLC, on the other hand.

“Specified Cost Section” means Sections 3.5 and/or 3.6.

“SPV Issuer Equity” has the meaning specified in Section 11.14.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Taxes” has the meaning specified in Section 3.6(a).

“Term” has the meaning specified in Section 2.6(a).

“Transferee” has the meaning specified in Section 9.2(c).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Vehicle Operating Lease Commencement Date” has the meaning specified in Section 3.1(a) of the HVIF Lease.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Voluntary Decrease” has the meaning specified in Section 2.4(c)(i).

“Voluntary Decrease Amount” has the meaning specified in Section 2.4(c)(i).

“Voluntary Decrease Date” has the meaning specified in Section 2.4(c)(i).

“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-in Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SCHEDULE II

Barclays Bank PLC, as a Class A Noteholder

Class A Noteholder Percentage: 11.43%

Class A Maximum Noteholder Principal Amount: $400,000,000.00

Barclays Bank PLC, as a Class A Noteholder

Deutsche Bank AG, New York Branch, as a Class A Noteholder

Class A Noteholder Percentage: 14.29%

Class A Maximum Noteholder Principal Amount: $500,000,000.00

Deutsche Bank AG, New York Branch, as a Class A Noteholder

Royal Bank of Canada, as a Class A Noteholder

Class A Noteholder Percentage: 11.43%

Class A Maximum Noteholder Principal Amount: $400,000,000.00

Royal Bank of Canada, as a Class A Noteholder

Athene Annuity Re Ltd., as a Class A Noteholder

Class A Noteholder Percentage: 1.43%

Class A Maximum Noteholder Principal Amount: $50,000,000.00

Athene Annuity Re Ltd., as a Class A Noteholder

Athene Co-Invest Reinsurance Affiliate 1B Ltd., as a Class A Noteholder

Class A Noteholder Percentage: 4.66%

Class A Maximum Noteholder Principal Amount: $163,167,300.00

Athene Co-Invest Reinsurance Affiliate 1B Ltd., as a Class A Noteholder

American Equity Investment Life Insurance Company, as a Class A Noteholder

Class A Noteholder Percentage: 1.00%

Class A Maximum Noteholder Principal Amount: $35,000,000.00

American Equity Investment Life Insurance Company, as a Class A Noteholder

Athene Annuity & Life Assurance Company, as a Class A Noteholder

Class A Noteholder Percentage: 17.03%

Class A Maximum Noteholder Principal Amount: $596,082,700.00

Athene Annuity & Life Assurance Company, as a Class A Noteholder

Athene Annuity and Life Company, as a Class A Noteholder

Class A Noteholder Percentage: 20.76%

Class A Maximum Noteholder Principal Amount: $726,500,000.00

Athene Annuity and Life Company, as a Class A Noteholder

SII-1

Jackson National Life Insurance Company, as a Class A Noteholder

Class A Noteholder Percentage: 5.79%

Class A Maximum Noteholder Principal Amount: $202,500,000.00

Jackson National Life Insurance Company, as a Class A Noteholder

The Lincoln National Life Insurance Company, as a Class A Noteholder

Class A Noteholder Percentage: 3.23%

Class A Maximum Noteholder Principal Amount: $113,000,000.00

The Lincoln National Life Insurance Company, as a Class A Noteholder

Midland National Life Insurance Company, as a Class A Noteholder

Class A Noteholder Percentage: 0.57%

Class A Maximum Noteholder Principal Amount: $20,000,000.00

Midland National Life Insurance Company, as a Class A Noteholder

Massachusetts Mutual Life Insurance Company, as a Class A Noteholder

Class A Noteholder Percentage: 2.86%

Class A Maximum Noteholder Principal Amount: $100,000,000.00

Massachusetts Mutual Life Insurance Company, as a Class A Noteholder

Venerable Insurance and Annuity Company, as a Class A Noteholder

Class A Noteholder Percentage: 4.29%

Class A Maximum Noteholder Principal Amount: $150,000,000.00

Venerable Insurance and Annuity Company, as a Class A Noteholder

Apollo Credit Funds ICAV, as a Class A Noteholder

Class A Noteholder Percentage: 1.25%

Class A Maximum Noteholder Principal Amount: $43,750,000.00

Apollo Credit Funds ICAV, as a Class A Noteholder

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SCHEDULE III

Athene Co-Invest Reinsurance Affiliate 1B Ltd., as a Class B Noteholder

Class B Noteholder Percentage: 1.73%

Class B Maximum Noteholder Principal Amount: $8,667,100.00

Athene Co-Invest Reinsurance Affiliate 1B Ltd., as a Class B Noteholder

American Equity Investment Life Insurance Company, as a Class B Noteholder

Class B Noteholder Percentage: 8.00%

Class B Maximum Noteholder Principal Amount: $40,000,000.00

American Equity Investment Life Insurance Company, as a Class B Noteholder

Athene Annuity & Life Assurance Company, as a Class B Noteholder

Class B Noteholder Percentage: 23.82%

Class B Maximum Noteholder Principal Amount: $119,082,900.00

Athene Annuity & Life Assurance Company, as a Class B Noteholder

Athene Annuity and Life Company, as a Class B Noteholder

Class B Noteholder Percentage: 25.70%

Class B Maximum Noteholder Principal Amount: $128,500,000.00

Athene Annuity and Life Company, as a Class B Noteholder

Jackson National Life Insurance Company, as a Class B Noteholder

Class B Noteholder Percentage: 15.50%

Class B Maximum Noteholder Principal Amount: $77,500,000.00

Jackson National Life Insurance Company, as a Class B Noteholder

Massachusetts Mutual Life Insurance Company, as a Class B Noteholder

Class B Noteholder Percentage: 8.00%

Class B Maximum Noteholder Principal Amount: $40,000,000.00

Massachusetts Mutual Life Insurance Company, as a Class B Noteholder

Apollo Structured Credit Recovery Fund IV LP, as a Class B Noteholder

Class B Noteholder Percentage: 16.00%

Class B Maximum Noteholder Principal Amount: $80,000,000.00

Apollo Structured Credit Recovery Fund IV LP, as a Class B Noteholder

Apollo Credit Funds ICAV, as a Class B Noteholder

Class B Noteholder Percentage: 1.25%

Class B Maximum Noteholder Principal Amount: $6,250,000.00

Apollo Credit Funds ICAV, as a Class B Noteholder

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SCHEDULE IV

[RESERVED]

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SCHEDULE V

Post-Emergence Required Opinions

1.	An opinion regarding substantive non-consolidation of Hertz, on the one hand, and HVIF, on the other hand.

2.	An opinion regarding substantive non-consolidation of Hertz or HGI, on the one hand, and HVIF or Hertz Vehicles LLC, on the other hand.

3.	An opinion that the HVIF Lease is a “true lease” and regarding the “true lease” of the HVIF Vehicles under the HVIF Lease.

4.	An opinion that, in the event of a Hertz bankruptcy, lease payments made by Hertz during the one year period preceding the commencement of its bankruptcy case would not be avoidable and recoverable as preferential transfers pursuant to Sections 547(b) and 550 of the Bankruptcy Code.

5.	An opinion regarding the “true sale” of the Incentive Rebate Receivables from Hertz and HGI, on the one hand, to HVIF, on the other hand.

6.	An opinion regarding any “true contribution” of vehicles from Hertz to HVIF after the Emergence Date.

7.	An opinion regarding general corporate matters with respect to Hertz and DTG Operations, Inc., including (i) valid existence, good standing, power and authority to execute, deliver, perform and consummate, (ii) due authorization, execution and delivery, (iii) legal, valid and binding obligations, (iv) enforceability, (v) no conflict, breach, default or violation of or with organizational documents, material agreements or instruments, New York law, federal law, and Delaware or Oklahoma law, as applicable, and any judgment, writ, injunction, decree, order or ruling of any court or governmental authority, (vi) no imposition of liens, (vii) no consent, waiver, license or authorization or other action by or filing with any New York or federal governmental authority, and (viii) no action, suit, investigation, litigation or proceeding against, pending or threatened before any court, governmental agency or arbitrator that challenges, or would reasonably be expected to have a material adverse effect on, the legality, validity or enforceability of the subject documents.

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Annex 1

REPRESENTATIONS AND WARRANTIES

1.	HVIF. HVIF represents and warrants to each Series 2020-1 Noteholder that each of its representations and warranties in the Series 2020-1 Related Documents is true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and further represents and warrants to such parties that:

a.	no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2020-1 Notes, is continuing;

b.	assuming each Series 2020-1 Noteholder hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, and further assuming that the representations and warranties of each Series 2020-1 Noteholder set forth in Article VI are true and correct, the offer and sale of the Series 2020-1 Notes in the manner contemplated by this Series 2020-1 Supplement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act;

c.	on the Effective Date, HVIF has furnished to the Administrative Agent and the Controlling Party true, accurate and complete copies of all Series 2020-1 Related Documents to which it is a party as of the Effective Date, all of which are in full force and effect as of the Effective Date;

d.	as of the Effective Date, none of the written information furnished by HVIF, Hertz or any of its Affiliates, agents or representatives to the Series 2020-1 Noteholders, the Controlling Party or the Administrative Agent for purposes of or in connection with this Series 2020-1 Supplement, including any information relating to the Series 2020-1 Collateral, taken as a whole, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was stated or certified unless such information has been superseded by subsequently delivered information;

e.	HVIF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act. In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act may be available, HVIF has relied on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act;

f.	HVIF is not a “covered fund” for purposes of the Volcker Rule and the transactions contemplated by the Related Documents and the Series 2020-1 Related Documents do not result in the Series 2020-1 Noteholders holding an “ownership interest” in a “covered fund” for purposes of the Volcker Rule; and

g.	except as would not reasonably be expected to have a Material Adverse Effect, (a) HVIF, HGI and the Nominee are in compliance with all applicable provisions and requirements of all applicable laws, rules and regulations with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (b) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by HVIF, HGI or the Nominee or any of their respective ERISA Affiliates; and (c) no ERISA Event has occurred or is reasonably expected to occur.

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2.	HVIF Administrator. The HVIF Administrator represents and warrants to each Series 2020-1 Noteholder that:

a.	each representation and warranty made by it in each Series 2020-1 Related Document, is true and correct in all material respects as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

b.	to the extent applicable, except as would not reasonably be expected to have a Material Adverse Effect, the HVIF Administrator and each of HVIF, the Nominee and HGI is, and to the knowledge of the HVIF Administrator its directors are, in compliance with (i) the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, (ii) the Trading with the Enemy Act, as amended, (iii) any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department and any other enabling legislation or executive order relating thereto as well as sanctions laws and regulations of the United Nations Security Council, the European Union or any member state thereof and the United Kingdom (collectively, “Sanctions”) and (iv) Anti-Corruption Laws; and

c.	none of the HVIF Administrator or any of HVIF, the Nominee or HGI or, to the knowledge of the HVIF Administrator, any director or officer of the HVIF Administrator or any of HVIF, the Nominee or HGI, is the target of any Sanctions (a “Sanctioned Party”). Except as would not reasonably be expected to have a Material Adverse Effect, none of the HVIF Administrator, HVIF, the Nominee or HGI is organized or resident in a country or territory that is the target of a comprehensive embargo under Sanctions (including as of the Effective Date, without limitation, Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine, each a “Sanctioned Country”). None of the HVIF Administrator, HVIF, the Nominee or HGI will knowingly (directly or indirectly) use the proceeds of the Series 2020-1 Notes (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of Anti-Corruption Laws or (ii) for the purpose of funding or financing any activities or business of or with any Person that at the time of such funding or financing is a Sanctioned Party or organized or resident in a Sanctioned Country, except as otherwise permitted by applicable law, regulation or license.

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3.	Series 2020-1 Noteholders. Each of the Series 2020-1 Noteholders (including any Designated Series 2020-1 Noteholder) represents and warrants to HVIF and the HVIF Administrator, as of the Effective Date (or, with respect to each Series 2020-1 Noteholder or Designated Series 2020-1 Noteholder that becomes a party hereto after the Effective Date, as of the date such Person becomes a party hereto), that:

a.	it has had an opportunity to discuss HVIF’s and the HVIF Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVIF and the HVIF Administrator and their respective representatives;

b.	it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2020-1 Notes;

c.	it purchased the Series 2020-1 Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

d.	it understands that the Series 2020-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVIF is not required to register the Series 2020-1 Notes, and that any transfer must comply with the provisions of the Base Indenture and Article IX of this Series 2020-1 Supplement;

e.	it understands that the Series 2020-1 Notes will bear the legend set out in the form of Series 2020-1 Notes attached as Exhibit A-1 (in the case of the Class A Notes) or Exhibit A-2 (in the case of the Class B Notes) hereto and be subject to the restrictions on transfer described in such legend and in Section 9.1;

f.	if it is a Class B Noteholder, (i) it is not, and is not acting on behalf of (and for so long as it holds any such Class B Notes or interests therein will not be and will not be acting on behalf of), a Benefit Plan Investor or Controlling Person or (ii) it has become a party to this Series 2020-1 Supplement after the Series 2020-1 Closing Date, it has delivered an ERISA Certificate to the Issuer in accordance with Exhibit N hereto, and it has obtained the written consent of the Issuer to be a Class B Noteholder;

g.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2020-1 Notes;

h.	it understands that the Series 2020-1 Notes may be offered, resold, pledged or otherwise transferred only in accordance with Section 9.2 and only:

i.                    to HVIF,

ii.                  in a transaction meeting the requirements of Rule 144A under the Securities Act,

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iii.                outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.                 in a transaction complying with or exempt from registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

provided that, for the avoidance of doubt, HVIF may, in its sole and absolute discretion, withhold its consent with respect to any offer, sale, pledge or other transfer of any Series 2020-1 Note to any Person and any such withholding shall be deemed reasonable;

i.	if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2020-1 Notes as described in clause (ii) or (iv) of Section 3(h) of this Annex 1, the transferee of the Series 2020-1 Notes will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2020-1 Notes will not be required to accept for registration of transfer the Series 2020-1 Notes acquired by it, except upon presentation of an executed letter in the form described herein; and

j.	it will obtain from any purchaser of the Series 2020-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs.

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Annex 2

COVENANTS

HVIF and the HVIF Administrator each severally covenants and agrees that, until the Series 2020-1 Notes have been paid in full and the Term has expired, it will:

1.	Performance of Obligations. Duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Series 2020-1 Related Document to which it is a party.

2.	Amendments. Not amend, supplement, waive or otherwise modify, or consent to any amendment, supplement, modification or waiver of:

i.	any provision of the Series 2020-1 Related Documents (other than this Series 2020-1 Supplement) if such amendment, supplement, modification, waiver or consent adversely affects the Series 2020-1 Noteholders without the consent of the Series 2020-1 Required Noteholders;

provided that, prior to entering into, granting or effecting any such amendment, supplement, waiver, modification or consent without the consent of the Series 2020-1 Required Noteholders, HVIF shall deliver to the Trustee an Officer’s Certificate and Opinion of Counsel (which may be based on an Officer’s Certificate) confirming, in each case, that such amendment, supplement, modification, waiver or consent does not adversely affect the Series 2020-1 Noteholders;

provided further that, this clause (i) shall not apply to:

(I)	any amendment, supplement, modification or consent with respect to any Series 2020-1 Demand Note permitted pursuant to Section 4.4 of this Series 2020-1 Supplement, or

(II)	any amendment to modify the definition of “Chapter 11 Milestone” to conform to any such comparable amendment in the DIP Credit Agreement (provided that HVIF or the Administrative Agent shall notify the Trustee of any such proposed amendment at least three (3) Business Days prior to entering into such amendment), or

ii.	any Series 2020-1 Letter of Credit so that it is not substantially in the form of Exhibit I to this Series 2020-1 Supplement without written consent of the Required Controlling Class Series 2020-1 Noteholders;

iii.	the defined terms “Series 2020-1 Adjusted Asset Coverage Threshold Amount”, “Series 2020-1 Asset Amount”, “Series 2020-1 Asset Coverage Threshold Amount”, “Series 2020-1 Commitment Termination Date”, “Series 2020-1 Interest Period”, “Series 2020-1 Liquidation Event”, “Series 2020-1 Manufacturer Concentration Excess Amount”, “Series 2020-1 Manufacturer Percentage”, “Series 2020-1 Maximum Manufacturer Amount”, “Series 2020-1 Monthly Interest Amount”, “Series 2020-1 Non-Liened Vehicle Concentration Excess Amount”, “Series 2020-1 Third-Party Market Value”, “Class A Up-Front Fee” or “Class B Up-Front Fee”, in each case, appearing in this Series 2020-1 Supplement, in each case, without the written consent of the Controlling Party;

A2-1

iv.	any defined terms included in any of the defined terms listed in any of the preceding clause (iii) if such amendment, supplement or modification materially adversely affects the Series 2020-1 Noteholders, without the consent of the Controlling Party; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of the Controlling Party, HVIF shall deliver to the Administrative Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Series 2020-1 Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

v.	any of (I) the defined terms “Class A Funding Conditions”, “Class A Monthly Interest Amount”, “Class A Noteholder Percentage”, “Class A Noteholder Principal Amount”, “Class A Maximum Noteholder Principal Amount”, “Class A/B Adjusted Advance Rate”, “Class A/B Baseline Advance Rate”, “Class A/B Concentration Excess Advance Rate Adjustment”, “Class A/B MTM/DT Advance Rate Adjustment”, “Class A Note Rate”, or “Class A Undrawn Fee”, in each case, appearing in this Series 2020-1 Supplement or (II) the required amount of Enhancement with respect to the Class A Noteholders, in the case of either of the foregoing (I) or (II), without the written consent of each Class A Noteholder;

vi.	any defined terms included in any of the defined terms listed in the preceding clause (v)(I) if such amendment, supplement or modification materially adversely affects the Class A Noteholders, without the consent of each Class A Noteholder; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Class A Noteholder, HVIF shall deliver to the Administrative Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Class A Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

vii.	any of (I) the defined terms “Class B Base Monthly Interest Amount”, “Class B Funding Conditions”, “Class B Monthly Interest Amount”, “Class B Noteholder Percentage”, “Class B Noteholder Principal Amount”, “Class B Maximum Noteholder Principal Amount”, “Class A/B Adjusted Advance Rate”, “Class A/B Baseline Advance Rate”, “Class A/B Concentration Excess Advance Rate Adjustment”, “Class A/B MTM/DT Advance Rate Adjustment”, “Class B Base Note Rate”, “Class B Supplemental Interest Amount” or “Class B Undrawn Fee”, in each case, appearing in this Series 2020-1 Supplement or (II) the required amount of Enhancement with respect to the Class B Noteholders, in the case of either of the foregoing (I) or (II), without the written consent of each Class B Noteholder;

viii.	any defined terms included in any of the defined terms listed in the preceding clause (vii)(I) if such amendment, supplement or modification materially adversely affects the Class B Noteholders, without the consent of each Class B Noteholder; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Class B Noteholder, HVIF shall deliver to the Administrative Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Class B Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

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ix.	Section 12.2(b)(i) or 12.2(b)(ii) of the Base Indenture, if such amendment, supplement, modification, waiver or consent affects the Series 2020-1 Noteholders, without the consent of each Series 2020-1 Noteholder.

For the avoidance of doubt, notwithstanding anything herein to the contrary, other than as set forth in this paragraph 2 of Annex 2, in Section 2.6 or in Section 11.10 of this Series 2020-1 Supplement, the consent of the Controlling Party shall be the sole consent required with respect to consenting to any amendment, granting any waiver, making any declaration or taking any other action with respect to the Series 2020-1 Notes.

3.	Delivery of Information. (i) At the same time any report, notice, certificate, statement, Opinion of Counsel or other document is provided or caused to be provided to the Trustee or any Rating Agency by HVIF or the HVIF Administrator under this Series 2020-1 Supplement or, to the extent such report, notice, certificate, statement, Opinion of Counsel or other document relates to the Series 2020-1 Notes, Series 2020-1 Collateral or the Base Indenture, provide the Administrative Agent (who shall provide a copy thereof to the Series 2020-1 Noteholders) with a copy of such report, notice, certificate, Opinion of Counsel or other document, provided that, no Opinion of Counsel delivered in connection with the issuance of any Series of HVIF Notes (other than the Series 2020-1 Notes) shall be required to be provided pursuant to this clause (i), (ii) at the same time any report is provided or caused to be provided by HVIF to the Trustee pursuant to Sections 4.1(g) or (h) of the Base Indenture, provide or cause to be provided to the Administrative Agent a copy of such report, (iii) at the same time any report, notice, certificate, statement or other document is provided or caused to be provided to any Person by HVIF or the HVIF Administrator pursuant to any Series 2020-1 Related Document, provide the Controlling Party with a copy of such report, notice, certificate, statement or other document, and (iv) provide the Controlling Party and the Administrative Agent such other information with respect to HVIF or the HVIF Administrator as the Controlling Party or the Administrative Agent, as applicable, may from time to time reasonably request; provided, however, that neither HVIF nor the HVIF Administrator shall have any obligation under this Section 3 to deliver to the Controlling Party or the Administrative Agent copies of any information, reports, notices, certificates, statements, Opinions of Counsel or other documents relating solely to any Series of HVIF Notes other than the Series 2020-1 Notes, or any legal opinions or routine communications, including determinations relating to payments, payment requests, payment directions or other similar calculations. For the avoidance of doubt, nothing in this Section 3 shall require any Opinion of Counsel provided to any Person pursuant to this Section 3 to be addressed to such Person or to permit such Person any basis on which to rely on such Opinion of Counsel.

4.	Access to Collateral Information. At any time and from time to time, following reasonable prior notice from the Administrative Agent, and during regular business hours, permit, and, if applicable, cause HVIF to permit, the Administrative Agent, or their respective agents or representatives (including any independent public accounting firm, independent consulting firm or other third party auditors) or permitted assigns, access to the offices of, the HVIF Administrator, Hertz, and HVIF, as applicable,

(i)                 to examine and make copies of and abstracts from all documentation relating to the Series 2020-1 Collateral on the same terms as are provided to the Trustee under Section 8.6 of the Base Indenture (but excluding making copies of or abstracts from any information that the HVIF Administrator or HVIF reasonably determines to be proprietary or confidential); and

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(ii)               upon reasonable notice, to visit the offices and properties of, the HVIF Administrator, Hertz, and HVIF for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Series 2020-1 Collateral, or the administration and performance of the Base Indenture, this Series 2020-1 Supplement and the other Series 2020-1 Related Documents with any of the Authorized Officers or other nominees as such officers specify, of the HVIF Administrator, Hertz and/or HVIF, as applicable, having knowledge of such matters, in each case as may reasonably be requested; provided that, (i) prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2020-1 Notes, one such visit per annum, if requested, coordinated by the Administrative Agent shall be at HVIF’s sole cost and expense and (ii) during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2020-1 Notes, each such visit shall be at HVIF’s sole cost and expense.

Each party making a request pursuant to this Section 4 shall simultaneously send a copy of such request to the Administrative Agent, so as to allow such other parties to participate in the requested visit.

5.	Cash AUP. At any time and from time to time, following reasonable prior notice from the Administrative Agent, cooperate with the Administrative Agent or its agents or representatives (including any independent public accounting firm, independent consulting firm or other third party auditors) or permitted assigns in conducting a review of any ten (10) Business Days selected by the Administrative Agent (or its representatives or agents), confirming (i) the information contained in the Daily Collection Report for each such day and (ii) that the HVIF Collections described in each such Daily Collection Report for each such day were applied correctly in accordance with Article V of this Series 2020-1 Supplement (a “Cash AUP”); provided that, such Cash AUPs shall be at HVIF’s sole cost and expense (i) for no more than one such Cash AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2020-1 Notes, and (ii) for each such Cash AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2020-1 Notes.

6.	Noteholder Statement AUP. On or prior to the Payment Date occurring in July of each year, the HVIF Administrator shall cause a firm of independent certified public accountants or independent consultants (reasonably acceptable to both the Controlling Party and the HVIF Administrator, which may be the HVIF Administrator’s accountants) to deliver to the Administrative Agent, a report in a form reasonably acceptable to HVIF and the Administrative Agent (a “Noteholder Statement AUP”); provided that, such Noteholder Statement AUPs shall be at HVIF’s sole cost and expense (i) for no more than one such Noteholder Statement AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2020-1 Notes and (ii) for each such Noteholder Statement AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2020-1 Notes.

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7.	Margin Stock. Not permit any (i) part of the proceeds of any Advance to be (x) used to purchase or carry any “margin stock” (as defined or used in Regulation T, U or X of the Board of Governors of the Federal Reserve System) or (y) loaned to others for the purpose of purchasing or carrying any margin stock or (ii) amounts owed with respect to the Series 2020-1 Notes to be secured, directly or indirectly, by any margin stock.

8.	Reallocation of Excess Collections. On or after the Expected Final Payment Date, use all amounts allocated to and available for distribution from each principal collection account in respect of each Series of HVIF Notes to decrease, pro rata (based on Principal Amount), the Series 2020-1 Principal Amount and the principal amount of any other Series of HVIF Notes that is then required to be paid.

9.	Financial Statements. Commencing on the Effective Date, deliver to the Administrative Agent within 120 days after the end of each fiscal year of HVIF, the financial statements prepared pursuant to Section 8.6 of the Base Indenture.

10.	Fleet Report. In the case of the HVIF Administrator, for so long as a Limited Liquidation Event of Default for any Series of HVIF Notes is continuing, furnish or cause the Servicer to furnish to the Administrative Agent and each Series 2020-1 Noteholder, the Fleet Report prepared in accordance with Section 2.4 of the Collateral Agency Agreement; provided that the Servicer may furnish or cause to be furnished to the Administrative Agent any such Fleet Report, by posting, or causing to be posted, such Fleet Report to a password-protected website made available to the Administrative Agent or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).

11.	Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at its sole expense, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Series 2020-1 Supplement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby.

12.	HVIF Administrator Replacement. Not appoint or agree to the appointment of any successor HVIF Administrator (other than the HVIF Back-Up Administrator) without the prior written consent of the Required Controlling Class Series 2020-1 Noteholders.

13.	HVIF Back-Up Disposition Agent Agreement Amendments. Not amend the HVIF Back-Up Disposition Agent Agreement in a manner that materially adversely affects the Series 2020-1 Noteholders, as determined by the Controlling Party.

14.	Dividend Restrictions. Not declare or pay any dividend or distribution on any of its limited liability company interests; provided that so long as the Dividend Condition is satisfied and upon the sale of any HVIF Vehicle, HVIF may declare a dividend or distribution payable to Hertz in an amount equal to the lesser of (x) the amount of the Disposition Proceeds from such sale and (y) the excess (if any) of the Series 2020-1 Market Value Average for the current Series 2020-1 Measurement Month over 107% of the aggregate Net Book Values of all Eligible Vehicles that are Non-Program Vehicles. Subject to the this Section 14, to the extent HVIF declares or pays any dividend or distribution on any of its limited liability company interests, the amount of any Mandatory Decrease required to be made with such Disposition Proceeds pursuant to Section 2.4(b)(i)(A) or 2.4(b)(i)(B) shall be reduced by an amount equal to the amount of such dividend or distribution.

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15.	Independent Directors. (x) Not remove any Independent Director of HVIF, without (i) delivering an Officer’s Certificate to the Controlling Party and the Administrative Agent certifying that the replacement Independent Director of the applicable entity satisfies the definition of Independent Director and (ii) obtaining the prior written consent of the Controlling Party (not to be unreasonably withheld or delayed), in each case, no later than ten (10) Business Days prior to the effectiveness of such removal (or such shorter period as my be agreed to by the Controlling Party) and (y) not replace any Independent Director of HVIF unless (i) it has obtained the prior written consent of the Controlling Party (not to be unreasonably withheld or delayed) or (ii) such replacement Independent Director is an officer, director or employee of an entity that provides, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and otherwise meets the applicable definition of Independent Director; provided, that, for the avoidance of doubt, in the event that an Independent Director of HVIF is removed in connection with any such replacement, HVIF and the HVIF Administrator shall be required to effect such removal in accordance with clause (x) above.

16.	Notation of Liens. Promptly after payment has been made with respect to any HVIF Vehicle, use commercially reasonable best efforts to note the Collateral Agent as the first lienholder on the Certificate of Title with respect to such HVIF Vehicle; provided that if HVIF and the HVIF Administrator have used commercially reasonable best efforts to make such notation as promptly after such payment, any failure to have such lien noted during the applicable Lien Holiday for such HVIF Vehicle shall not result in such HVIF Vehicle being deemed an Ineligible Vehicle for purposes of the definition of “Aggregate Asset Amount.”.

17.	Notice of Certain Amendments. Within five (5) Business Days of the execution of any amendment or modification of any Series 2020-1 Related Document, the HVIF Administrator shall provide written notification of such amendment or modification to each Designating Series 2020-1 Noteholder and each Designated Series 2020-1 Noteholder.

18.	Limitation on Permitted Investments. For so long as any Designating Series 2020-1 Noteholder or Designated Series 2020-1 Noteholder has notified HVIF in writing that funds on deposit in any Series 2020-1 Accounts may no longer be invested in Permitted Investments that are Permitted Investments pursuant to clause (viii) of the definition thereof (an “Additional Permitted Investment”), until such notice has been revoked by such Designating Series 2020-1 Noteholder or Designated Series 2020-1 Noteholder, neither the HVIF Administrator nor HVIF shall invest, or direct the investment of, any funds on deposit in any Series 2020-1 Accounts, in any Additional Permitted Investment.

19.	Maintenance of Separate Existence. Take or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to HVIF and (y) comply in all material respects with those procedures described in such provisions that are applicable to HVIF.

20.	Merger.

i.	Solely with respect to HVIF, not be a party to any merger or consolidation without the prior written consent of the Required Controlling Class Series 2020-1 Noteholders.

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ii.	Solely with respect to the HVIF Administrator, not permit or suffer HVIF to be a party to any merger or consolidation without the prior written consent of the Required Controlling Class Series 2020-1 Noteholders.

21.	Series 2020-1 Third-Party Market Value Procedures. Comply with the Series 2020-1 Third-Party Market Value Procedures in all material respects.

22.	Enhancement Provider Ratings. Solely with respect to the HVIF Administrator, at least once every calendar month, determine whether any Series 2020-1 Letter of Credit Provider has been subject to a Series 2020-1 Downgrade Event.

23.	Ratings. After the Series 2020-1 Closing Date and in connection with any Rating Request, cooperate and provide reasonable assistance (or in the case of any Lessee, cause to cooperate and provide reasonable assistance) in a timely manner with the provision of data, business materials or any other information requested by the Controlling Party or any Rating Agency, including, but not limited to, direct contact with the Rating Agencies and providing all information that any Rating Agency may request in connection with such Rating Request, including, but not limited to, any information concerning the business, financial condition, results of operation, projections or management of HVIF, the HVIF Administrator and each Lessee; provided that any process or request by any Rating Agency in connection with such Rating Request or receipt of any rating of the Series 2020-1 Notes, including any subsequent downgrade of such rating, shall not result in a reduction of the Maximum Principal Amount available hereunder.

24.	Refinancing Covenant. During the period from the Series 2020-1 Closing Date to and including the six-month anniversary of the Series 2020-1 Commitment Termination Date, the HVIF Administrator and the Controlling Party (on behalf of itself or any other Apollo Entity) shall negotiate in good faith and on a non-exclusive basis, the involvement of the Controlling Party or any other Apollo Entity in any U.S. rental car fleet financing of any kind with respect to Hertz or any of its Subsidiaries.

25.	Purchase of Used Vehicles. HVIF shall not purchase any used Vehicle from an Affiliate without the consent of the Controlling Party.

26.	Future Issuances of Notes. Not issue any other Series of HVIF Notes without the prior written consent of the Controlling Party.

27.	ERISA. (a) Promptly upon becoming aware of the occurrence of any ERISA Event which would reasonably be expected to have a Material Adverse Effect, provide a written notice to the Administrative Agent specifying the nature thereof, what action HVIF, HGI, the Nominee or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (b) except as would not reasonably be expected to have a Material Adverse Effect, comply with all applicable provisions and requirements of all applicable laws, rules and regulations with respect to each Employee Benefit Plan, and perform all their obligations under each Employee Benefit Plan.

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28.	Financial Statements and Other Reporting. Solely with respect to the HVIF Administrator, furnish or cause to be furnished to the Administrative Agent and the Controlling Party:

i.                    commencing on the Effective Date, within the time required by the SEC rules, regulations and statements for reporting companies, copies of the Annual Report on Form 10-K filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such an Annual Report if Hertz were a reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its Consolidated Subsidiaries as at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz;

ii.                  commencing on the Effective Date, within the time required by the SEC rules, regulations and statements for reporting companies, copies of the Quarterly Report on Form 10-Q filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such a Quarterly Report if Hertz were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its Consolidated Subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its Consolidated Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP;

iii.                simultaneously with the delivery of the Annual Report on Form 10-K (or equivalent information) referred to in (i) above and the Quarterly Report on Form 10-Q (or equivalent information) referred to in (ii) above, an Officer’s Certificate of Hertz stating whether, to the knowledge of such officer, there exists on the date of the certificate any condition or event that then constitutes, or that after notice or lapse of time or both would constitute, an HVIF Potential Operating Lease Event of Default or HVIF Operating Lease Event of Default, and, if any such condition or event exists, specifying the nature and period of existence thereof and the action Hertz is taking and proposes to take with respect thereto;

iv.                 promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination of a Manufacturer Program;

v.                   promptly after any Authorized Officer of Hertz becomes aware of the occurrence of any Reportable Event (other than a reduction in active Plan participants) with respect to any Plan of Hertz, a certificate signed by an Authorized Officer of Hertz setting forth the details as to such Reportable Event and the action that such Lessee is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation;

vi.                 promptly after delivery thereof, each report, forecast, or similarly-styled document or information provided to the Series 2020-1 Noteholders or the lenders pursuant to either the Senior Credit Facilities or the Post-Emergence Senior Credit Facilities; and

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vii.               any other information reasonably requested by the Administrative Agent, the Controlling Party or any Series 2020-1 Noteholder.

The financial data that shall be delivered to the Administrative Agent and the Controlling Party pursuant to the foregoing clauses (i) and (ii) shall be prepared in conformity with GAAP.

Notwithstanding the foregoing provisions of this Section 28, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of such Hertz’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the HVIF Administrator may, in lieu of furnishing or causing to be furnished the information, documents and reports so required to be furnished, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that the HVIF Administrator shall in any event be required to furnish or cause to be furnished such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 28.

Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 28 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Hertz posts such documents, or provides a link thereto on Hertz’s or any Parent’s website (or such other website address as the HVIF Administrator may specify by written notice to the Administrative Agent and the Controlling Party from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent’s behalf on an internet or intranet website to which the Administrative Agent and the Controlling Party have access (whether a commercial, government or third-party website or whether sponsored by or on behalf of the Administrative Agent and the Controlling Party).

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Annex 3

CONDITIONS PRECEDENT

The effectiveness of this Series 2020-1 Supplement is subject to the following, in each case as of the Effective Date:

1.	the Base Indenture shall be in full force and effect;

2.	the Administrative Agent and the Controlling Party shall have received copies of (i) the certificate of incorporation and by-laws of Hertz and the certificate of formation and limited liability company agreement of HVIF, certified by the Secretary of State of the state of incorporation or organization, as the case may be, (ii) resolutions of the board of directors (or an authorized committee thereof) of HVIF and Hertz with respect to the transactions contemplated by this Series 2020-1 Supplement, and (iii) an incumbency certificate of HVIF and Hertz, each certified by the secretary or assistant secretary of the related entity in form and substance reasonably satisfactory to the Administrative Agent;

3.	unless otherwise provided for by the ABS DIP Facility Order, each Series 2020-1 Noteholder shall have received opinions of counsel (i) from White & Case LLP, or other counsel acceptable to the Series 2020-1 Noteholders, with respect to such matters as any such Series 2020-1 Noteholder shall reasonably request (including regarding UCC security interest matters) and (ii) from counsel to the Trustee acceptable to the Controlling Party with respect to such matters as the Controlling Party shall reasonably request;

4.	the Administrative Agent and the Controlling Party shall have received evidence satisfactory to it of the completion of all UCC filings as may be necessary to perfect or evidence the assignment by HVIF to the Trustee of its interests in the Series 2020-1 Collateral, the proceeds thereof and the security interests granted pursuant to this Series 2020-1 Supplement;

5.	the Administrative Agent and the Controlling Party shall have received a written search report listing all effective financing statements that name HVIF as debtor or assignor and that are filed in the State of Delaware and in any other jurisdiction that the Administrative Agent determines is necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Series 2020-1 Related Documents;

6.	the Bankruptcy Court shall have entered an order (the “ABS DIP Facility Order”) in form and substance reasonably satisfactory to the Controlling Party providing, among other things, (a) authorizing Hertz and their debtor subsidiaries and affiliates (collectively, the “Debtors”) to do all things necessary to enter into and perform under the HVIF Lease, the Base Indenture, this Series 2020-1 Supplement, the HVIF Administration Agreement, the Nominee Agreement, the Collateral Agency Agreement, any HVIF Back-Up Disposition Agent Agreement, any HVIF Back-up Administration Agreement and each other agreement contemplated thereby, including, without limitation, establishing HVIF and contributing at least $50,000,000 to HVIF before drawing on the Series 2020-1 Notes, (b) specifying that the primary and guaranteed obligations of the Debtors shall constitute superpriority administrative expense claims against each applicable Debtor for the benefit of the Administrative Agent, the Apollo Holders and the other Series 2020-1 Noteholders under Section 364(c)(1) of the Bankruptcy Code subject to the Carve-Out (as defined in the DIP Credit Agreement); provided that, any such superiority administrative expense claim shall be junior to each other superpriority administrative expense claim (whether existing or hereafter awarded) against each applicable Debtor under Section 364(c)(1) of the Bankruptcy Code, (c) specifying certain findings with respect to matters related to true lease, true sale, non-consolidation and nominee construct, which are consistent with opinions delivered in connection with prior transactions of a similar nature issued by a subsidiary of Hertz, (d) granting relief from the automatic stay in the Chapter 11 Cases in favor of the Administrative Agent, any Apollo Holder and the other Series 2020-1 Noteholders to exercise their respective rights and remedies following an Amortization Event or any other default, and providing that such ABS DIP Facility Order shall not have been stayed, reversed or otherwise modified, and (e) providing protection to the Administrative Agent and the Series 2020-1 Noteholders under Section 364(e) of the Bankruptcy Code;

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7.	(a) each Class A Noteholder shall have received payment of the Class A Up-Front Fee owing to it, and (b) each Class B Noteholder shall have received payment of the Class B Up-Front Fee owing to it;

8.	no later than two (2) days prior to the Effective Date, the Administrative Agent and the Controlling Party shall have received all documentation and other information about HVIF and the HVIF Administrator that the Administrative Agent or the Controlling Party have reasonably determined is required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act”, and that the Administrative Agent or the Controlling Party has reasonably requested in writing at least five (5) days prior to the Effective Date;

9.	each Series 2020-1 Noteholder shall have received a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, if requested a reasonable time prior to the Series 2020-1 Closing Date by such Series 2020-1 Noteholder, dated as of or prior to the Series 2020-1 Closing Date, together with copies of additional documentation necessary to comply with 31 CFR § 1010.230 and such additional supporting documentation as such Series 2020-1 Noteholder may reasonably request in connection with the verification of the foregoing certification;

10.	the Administrative Agent, the Controlling Party and each Series 2020-1 Noteholder shall have received all necessary executed documents in form and substance satisfactory to the Controlling Party; and

11.	all items reasonably requested by the Administrative Agent, the Controlling Party or any Series 2020-1 Noteholder shall have been delivered.

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Annex 4

CONDITIONS SUBSEQUENT

Following the Series 2020-1 Closing Date and the effectiveness of this Series 2020-1 Supplement, HVIF and the HVIF Administrator hereby agree to satisfy the following conditions:

1.	on or before the day that is sixty (60) days after the Series 2020-1 Closing Date (or such later date as may be agreed to by the Controlling Party in its sole discretion), the HVIF Administrator shall enter into the HVIF Back-Up Administration Agreement with the HVIF Back-Up Administrator, in form and substance consistent with similar agreements entered into by Hertz and reasonably satisfactory to the Controlling Party;

2.	on or before the day that is sixty (60) days after the Series 2020-1 Closing Date (or such later date as may be agreed to by the Controlling Party in its sole discretion), HVIF shall enter into the HVIF Back-Up Disposition Agent Agreement with the HVIF Back-Up Disposition Agent, in form and substance consistent with similar agreements entered into by Hertz and reasonably satisfactory to the Controlling Party; and

3.	each Series 2020-1 Noteholder and the Trustee shall have received (a) on or before the Emergence Date, each opinion listed on Schedule V hereto from White & Case LLP, or other counsel acceptable to the Controlling Party and (b) any other Opinion of Counsel delivered in connection with a similar issuance of asset backed notes by Hertz Vehicle Financing II L.P. as reasonably requested by the Controlling Party and HVIF within five (5) days after receipt of a Chapter 11 Plan.

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Annex 5

EUROPEAN UNION SECURITISATION RISK RETENTION REPRESENTATIONS AND UNDERTAKING

1.	The HVIF Administrator represents and warrants to each Series 2020-1 Noteholder as of the Series 2020-1 Closing Date that:

a.	it owns 100% of the issued and outstanding limited liability company interests in HVIF (the “HVIF Equity”); and

b.	the Class A/B Advance Rate does not exceed 95%.

2.	The HVIF Administrator agrees for the benefit of each Series 2020-1 Noteholder that it shall, for so long as any Series 2020-1 Notes are Outstanding:

a.	not sell or transfer, or otherwise surrender all or part of the rights, benefits or obligations of, the HVIF Equity (in whole or in part) or subject the HVIF Equity to any credit risk mitigation, any short positions or any other hedge; provided that, the HVIF Equity may be pledged insofar as it is not otherwise prohibited from pledging the HVIF Equity under this Series 2020-1 Supplement or the Base Indenture;

b.	promptly provide notice to each Series 2020-1 Noteholder in the event that it fails to comply with clause (a) above; and

c.	provide any and all information reasonably requested by any Series 2020-1 Noteholder that is required by any such Series 2020-1 Noteholder for purposes of complying with Article 5(1)(b), Article 5(1)(d) or Article 5(1)(e) of the Securitisation Regulation or the due diligence assessment requirements of Article 5(3) of the Securitisation Regulation; provided that, compliance by the HVIF Administrator with this clause (c) shall be at the expense of the requesting Series 2020-1 Noteholder, and provided further that, this clause (c) shall not apply to information that the HVIF Administrator is not able to provide (whether because the HVIF Administrator has not been able to obtain the requested information after having made all reasonable efforts to do so, by reason of any contractual, statutory or regulatory obligations binding on it, or because it is otherwise legally prohibited from providing the requested information), and provided further that, for the avoidance of doubt, any information provided pursuant to this Section 2(c) of this Annex 5 shall be subject to Section 11.3 of this Series 2020-1 Supplement.

3.	The HVIF Administrator hereby represents and warrants to each Series 2020-1 Noteholder, as of the Series 2020-1 Closing Date, as of the date of each Advance and as of the date of delivery of each Monthly HVIF Noteholders’ Statement that it continues to comply with Section 1 above of this Annex 5 as of such date.

4.	Anything to the contrary in this Annex 5 notwithstanding, the HVIF Administrator shall not be in breach of any undertaking, representation or warranty in this Annex 5 if it fails to comply due to events, actions or circumstances beyond its control.

5.	The HVIF Administrator:

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a.	confirms that it holds the HVIF Equity as “originator” for the purposes of the Retention Requirements;

b.	confirms its holding of such HVIF Equity will satisfy the requirements to retain on an ongoing basis a minimum net economic interest of not less than 5% in the manner described in the Retention Requirements;

c.	confirms that the modality provided for in point (d) of Article 6(3) of the Securitisation Regulation has been applied to retain a material net economic interest;

d.	confirms that it is not an entity that has been established or operates for the sole purpose of securitizing exposures as more particularly described in its annual report on Form 10-K for the fiscal year end December 31, 2019; and

e.	confirms that it will hold the HVIF Equity for so long as the Series 2020-1 Notes remain Outstanding.

Notwithstanding anything to the contrary in this Series 2020-1 Supplement, if (a) the HVIF Administrator does not constitute an “originator” or holds any of the HVIF Equity in a capacity other than as “originator”, in each case for the purposes of the Retention Requirements, (b) the HVIF Administrator's holding of any of the HVIF Equity fails to satisfy the requirements to hold a net economic interest in the manner described in the Retention Requirements or any other requirement of the Securitisation Regulation, (c) the modality provided for in point (d) of Article 6(3) of the Securitisation Regulation is not applied to retain a material net economic interest, (d) the HVIF Administrator operates for the sole purpose of securitizing exposures as more particularly described in its annual report on Form 10-K for the fiscal year end December 31, 2019, or (e) the HVIF Administrator does not hold the HVIF Equity so long as the Series 2020-1 Notes remain Outstanding, then none of the events or conditions described in the preceding clauses (a), (b), (c), (d) or (e) shall result in any Amortization Event, Potential Amortization Event, event of default, potential event of default or similar consequence, however styled, defined or denominated; provided that the foregoing shall not relieve the HVIF Administrator of its obligation to comply with paragraphs 1 through 4 above.

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EXHIBIT A-1
TO
SERIES 2020-1 SUPPLEMENT

FORM OF SERIES 2020-1 DELAYED DRAW

RENTAL CAR ASSET BACKED NOTE, CLASS A

A-1-3

SERIES 2020-1 DELAYED DRAW RENTAL CAR ASSET BACKED NOTE, CLASS A

REGISTERED	Up to $[ ]

No. R-[ ]

CUSIP:

ISIN:

SEE REVERSE FOR CERTAIN CONDITIONS

THIS SERIES 2020-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE INTERIM FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (“HVIF” OR THE “COMPANY”), THAT SUCH SERIES 2020-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVIF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE BASE INDENTURE. THE SERIES 2020-1 SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVIF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE APPLICABLE FORM OF EXHIBIT E TO THE SERIES 2020-1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVIF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

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HERTZ VEHICLE INTERIM FINANCING LLC

SERIES 2020-1 DELAYED DRAW RENTAL CAR ASSET BACKED NOTE,
CLASS A

Hertz Vehicle Interim Financing LLC, a special purpose limited liability company established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [         ], as [Designated Series 2020-1 Noteholder for [ ], as] a Class A Noteholder (the “Class A Noteholder”), or its registered assigns, the aggregate principal sum of up to [         ] DOLLARS AND [         ] CENTS ($[   ]) (but in no event greater than the Class A Noteholder Principal Amount with respect to the Class A Noteholder, as determined in accordance with the Series 2020-1 Supplement) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount in any case shall be payable in the amounts and at the times set forth in the Base Indenture and the Series 2020-1 Supplement; provided that the entire unpaid principal amount of this Class A Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class A Note at the Class A Note Rate. Such interest shall be payable on each Payment Date until the principal of this Class A Note is paid or made available for payment, to the extent funds are available from Interest Collections allocable to the Class A Note in accordance with the terms of the Series 2020-1 Supplement, or as otherwise permitted by the Series 2020-1 Supplement. In addition, the Company will pay interest on this Class A Note, to the extent funds are available from Interest Collections allocable to the Class A Note, on the dates set forth in Section 5.3 of the Series 2020-1 Supplement, or as otherwise permitted by the Series 2020-1 Supplement. Pursuant to Sections 2.2 and 2.4 of the Series 2020-1 Supplement, the principal amount of this Class A Note shall be subject to Advances and Decreases on any Business Day during the Series 2020-1 Draw Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time (such prepayment in accordance with Section 2.4 of the Series 2020-1 Supplement). During the Series 2020-1 Draw Period, this Class A Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2020-1 Principal Collection Account and are available therefor, in accordance with Section 2.4(b) of the Series 2020-1 Supplement. Beginning on the first Payment Date following the occurrence of an Amortization Event, subject to cure in accordance with the Series 2020-1 Supplement, the principal of this Class A Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class A Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class A Note shall be applied first to interest due and payable on this Class A Note as provided above and then to the unpaid principal of this Class A Note. This Class A Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.

Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class A Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, Attention: Corporate Trust Administrator - Structured Finance.

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Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or electronic signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or electronically, by its Authorized Officer.

Dated: [ ], 20[ ]

HERTZ VEHICLE INTERIM FINANCING LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes, of the Series 2020-1 Notes, a series issued under the within-mentioned Indenture.

Dated: [ ], 20[ ]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

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REVERSE OF SERIES 2020-1 NOTE, CLASS A

This Series 2020-1 Note, Class A is one of a duly authorized issue of Series 2020-1 Notes of the Company, designated as its Series 2020-1 Delayed Draw Rental Car Asset Backed Notes, Class A (herein called the “Class A Note”), issued under (i) the Base Indenture, dated as of November 25, 2020 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), and (ii) the Series 2020-1 Supplement, dated as of November 25, 2020 (as amended, supplemented or modified from time to time, is herein referred to as the “Series 2020-1 Supplement”), among the Company, The Hertz Corporation, as HVIF Administrator, the Administrative Agent, the Controlling Party, certain noteholders party thereto and the Trustee. The Base Indenture and the Series 2020-1 Supplement are referred to herein together as the “Indenture”. Except as set forth in the Series 2020-1 Supplement, the Class A Note is subject to all terms of the Base Indenture. All terms used in this Class A Note that are defined in the Series 2020-1 Supplement shall have the meanings assigned to them in or pursuant to the Base Indenture or the Series 2020-1 Supplement.

The Class A Note is and will be secured as provided in the Indenture.

“Payment Date” means the twenty-fifth (25th) day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 28, 2020.

As described above, the entire unpaid principal amount of this Class A Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.3 of the Series 2020-1 Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class A Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class A Note may be paid earlier, as described in the Indenture. All principal payments of the Class A Note shall be made to the Class A Noteholders.

Payments of interest on this Class A Note are due and payable on each Payment Date or such other date as may be specified in the Series 2020-1 Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class A Note, shall be made by wire transfer to the Holder of record of this Class A Note (or one or more predecessor Class A Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class A Note (or one or more predecessor Class A Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

The Company shall pay interest on overdue installments of interest at the Series 2020-1 Note Rate to the extent lawful.

Subject to the terms of the Indenture, the holder of any Class A Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class A Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E to the Series 2020-1 Supplement. In exchange for any Class A Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class A Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class A Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class A Notes for the aggregate principal amount that was not transferred. No transfer of any Class A Note shall be made unless the request for such transfer is made by each Class A Noteholder at such office. Upon the issuance of transferred Class A Notes, the Trustee shall recognize the Holders of such Class A Notes as Class A Noteholders.

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Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class A Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2020-1 Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A Note, to the extent provided for in the Indenture.

Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will not, for a period of one (1) year and one (1) day following payment in full of the Class A Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents.

Prior to the due presentment for registration of transfer of this Class A Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Company and each Class A Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class A Note will evidence indebtedness secured by the Series 2020-1 Collateral. Each Class A Noteholder, by the acceptance of this Class A Note, agrees to treat this Class A Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class A Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class A Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class A Noteholders and upon all future Holders of this Class A Note and of any Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.

The term “Company” as used in this Class A Note includes any successor to the Company under the Indenture.

The Class A Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

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This Class A Note and the Indenture, and all matters arising out of or relating to this Class A Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

No reference herein to the Indenture and no provision of this Class A Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class A Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class A Noteholders shall only have recourse to the Series 2020-1 Collateral.

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INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Class A Note Rate	Interest Period (if applicable)	Notation Made By

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

_______________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints_________________, attorney, to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________

[1]

Signature Guaranteed:

Name:
Title:

1 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A Note in every particular, without alteration, enlargement or any change whatsoever.

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EXHIBIT A-2
TO
SERIES 2020-1 SUPPLEMENT

FORM OF SERIES 2020-1 DELAYED DRAW

RENTAL CAR ASSET BACKED NOTE, CLASS B

A-2-1

SERIES 2020-1 DELAYED DRAW RENTAL CAR ASSET BACKED NOTE, CLASS B

REGISTERED	Up to $[ ]

No. R-[ ]

CUSIP:

ISIN:

SEE REVERSE FOR CERTAIN CONDITIONS

THIS SERIES 2020-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE INTERIM FINANCING LLC, A SPECIAL PURPOSE LIMITED LIABILITY COMPANY ESTABLISHED UNDER THE LAWS OF DELAWARE (“HVIF” OR THE “COMPANY”) THAT SUCH SERIES 2020-1 NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVIF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE BASE INDENTURE. THE SERIES 2020-1 SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVIF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE APPLICABLE FORM OF EXHIBIT E TO THE SERIES 2020-1 SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVIF, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

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EACH HOLDER OF THIS SERIES 2020-1 NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), A BENEFIT PLAN INVESTOR, UNLESS SUCH HOLDER OBTAINS THE WRITTEN CONSENT OF THE ISSUER, AND (2) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (I) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN IT WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER TO LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND/OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (“SIMILAR LAW”), AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”). “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (B) A PLAN TO WHICH SECTION 4975 OF THE CODE APPLIES, OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH AN EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN SUCH ENTITY. ANY PURPORTED TRANSFER OF THIS NOTE IN VIOLATION OF THE REQUIREMENTS SET FORTH IN THIS PARAGRAPH SHALL BE NULL AND VOID AB INITIO.

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HERTZ VEHICLE INTERIM FINANCING LLC

SERIES 2020-1 DELAYED DRAW RENTAL CAR ASSET BACKED NOTE,
CLASS B

Hertz Vehicle Interim Financing LLC, a special purpose limited liability company established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [         ], as [Designated Series 2020-1 Noteholder for [ ], as] a Class B Noteholder (the “Class B Noteholder”), or its registered assigns, the aggregate principal sum of up to [         ] DOLLARS AND [         ] CENTS ($[  ]) (but in no event greater than the Class B Noteholder Principal Amount with respect to the Class B Noteholder, as determined in accordance with the Series 2020-1 Supplement) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount in any case shall be payable in the amounts and at the times set forth in the Base Indenture and the Series 2020-1 Supplement; provided that the entire unpaid principal amount of this Class B Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Class B Note at the Class B Base Note Rate. The Class B Supplemental Interest Amount will also be payable with respect to this Class B Note. Such interest shall be payable on each Payment Date until the principal of this Class B Note is paid or made available for payment, to the extent funds are available from Interest Collections allocable to the Class B Note in accordance with the terms of the Series 2020-1 Supplement, or as otherwise permitted by the Series 2020-1 Supplement. In addition, the Company will pay interest on this Class B Note, to the extent funds are available from Interest Collections allocable to the Class B Note, on the dates set forth in Section 5.3 of the Series 2020-1 Supplement, or as otherwise permitted by the Series 2020-1 Supplement. Pursuant to Sections 2.2 and 2.4 of the Series 2020-1 Supplement, the principal amount of this Class B Note shall be subject to Advances and Decreases on any Business Day during the Series 2020-1 Draw Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time (such prepayment in accordance with Section 2.4 of the Series 2020-1 Supplement). During the Series 2020-1 Draw Period, this Class B Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2020-1 Principal Collection Account and are available therefor, in accordance with Section 2.4(b) of the Series 2020-1 Supplement. Beginning on the first Payment Date following the occurrence of an Amortization Event, subject to cure in accordance with the Series 2020-1 Supplement, the principal of this Class B Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Class B Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Class B Note shall be applied first to interest due and payable on this Class B Note as provided above and then to the unpaid principal of this Class B Note. This Class B Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.

Reference is made to the further provisions of this Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Class B Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, Attention: Corporate Trust Administrator - Structured Finance.

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Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or electronic signature, this Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or electronically, by its Authorized Officer.

Dated: [  ], 20[  ]

HERTZ VEHICLE INTERIM FINANCING LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes, of the Series 2020-1 Notes, a series issued under the within-mentioned Indenture.

Dated: [ ], 20[ ]

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

A-2-5

REVERSE OF SERIES 2020-1 NOTE, CLASS B

This Series 2020-1 Note, Class B is one of a duly authorized issue of Series 2020-1 Notes of the Company, designated as its Series 2020-1 Delayed Draw Rental Car Asset Backed Notes (herein called the “Class B Note”), issued under (i) the Base Indenture, dated as of November 25, 2020 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), and (ii) the Series 2020-1 Supplement, dated as of November 25, 2020 (as amended, supplemented or modified from time to time, is herein referred to as the “Series 2020-1 Supplement”), among the Company, The Hertz Corporation, as HVIF Administrator, the Administrative Agent, the Controlling Party, certain noteholders party thereto and the Trustee. The Base Indenture and the Series 2020-1 Supplement are referred to herein together as the “Indenture”. Except as set forth in the Series 2020-1 Supplement, the Class B Note is subject to all terms of the Base Indenture. All terms used in this Class B Note that are defined in the Series 2020-1 Supplement shall have the meanings assigned to them in or pursuant to the Base Indenture or the Series 2020-1 Supplement.

The Class B Note is and will be secured as provided in the Indenture.

“Payment Date” means the twenty-fifth (25th) day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 28, 2020.

As described above, the entire unpaid principal amount of this Class B Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.3 of the Series 2020-1 Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Class B Notes shall have occurred and be continuing then, in certain circumstances, principal of the Class B Note may be paid earlier, as described in the Indenture. All principal payments of the Class B Note shall be made to the Class B Noteholders.

Payments of interest on this Class B Note are due and payable on each Payment Date or such other date as may be specified in the Series 2020-1 Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Class B Note, shall be made by wire transfer to the Holder of record of this Class B Note (or one or more predecessor Class B Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Class B Note (or one or more predecessor Class B Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

The Company shall pay interest on overdue installments of interest at the Series 2020-1 Note Rate to the extent lawful.

Subject to the terms of the Indenture, the holder of any Class B Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Class B Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E to the Series 2020-1 Supplement. In exchange for any Class B Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Class B Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Class B Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Class B Notes for the aggregate principal amount that was not transferred. No transfer of any Class B Note shall be made unless the request for such transfer is made by each Class B Noteholder at such office. Upon the issuance of transferred Class B Notes, the Trustee shall recognize the Holders of such Class B Notes as Class B Noteholders.

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Each Class B Noteholder, by acceptance of a Class B Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Class B Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2020-1 Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class B Note, to the extent provided for in the Indenture.

Each Class B Noteholder, by acceptance of a Class B Note, covenants and agrees that by accepting the benefits of the Indenture that such Class B Noteholder will not, for a period of one (1) year and one (1) day following payment in full of the Class B Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents.

Prior to the due presentment for registration of transfer of this Class B Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Class B Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class B Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Company and each Class B Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Class B Note will evidence indebtedness secured by the Series 2020-1 Collateral. Each Class B Noteholder, by the acceptance of this Class B Note, agrees to treat this Class B Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Class B Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Class B Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Class B Noteholders and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.

The term “Company” as used in this Class B Note includes any successor to the Company under the Indenture.

The Class B Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

A-2-7

This Class B Note and the Indenture, and all matters arising out of or relating to this Class B Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

No reference herein to the Indenture and no provision of this Class B Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Class B Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Class B Noteholders shall only have recourse to the Series 2020-1 Collateral.

A-2-8

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Class B Base Note Rate	Interest Period (if applicable)	Notation Made By

A-2-9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Class B Note and all rights thereunder, and hereby irrevocably constitutes and appoints_________________, attorney, to transfer said Class B Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________

[2]
Signature Guaranteed:

Name:
Title:

2 NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class B Note in every particular, without alteration, enlargement or any change whatsoever.

A-2-10

EXHIBIT B-1
TO
SERIES 2020-1 SUPPLEMENT

FORM OF SERIES 2020-1 DEMAND NOTE

$[ ]	New York, New York
[_], 2020

FOR VALUE RECEIVED, the undersigned, THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), promises to pay to the order of HERTZ VEHICLE INTERIM FINANCING LLC, a special purpose limited liability company established under the laws of Delaware (“HVIF”), on any date of demand (the “Demand Date”) the principal sum of $[        ].

Definitions. Capitalized terms used but not defined in this Demand Note shall have the respective meanings assigned to them in the Series 2020-1 Supplement (as defined below). Reference is made to that certain Base Indenture, dated as of November 25, 2020 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between HVIF and The Bank of New York Mellon Trust Company, N.A., a national banking association (in such capacity, the “Trustee”) and the Series 2020-1 Supplement thereto, dated as of November 25, 2020 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Series 2020-1 Supplement”), among HVIF, Hertz, as HVIF Administrator, Deutsche Bank AG, New York Branch, as the Administrative Agent, Apollo Capital Management, L.P., as Controlling Party, the certain noteholders party thereto and the Trustee.

Principal. The outstanding principal balance (or any portion thereof) of this Demand Note shall be due and payable on each Demand Date to the extent demand is made therefor by the Trustee.

Interest. Interest shall be paid on each Payment Date on the weighted average principal balance outstanding during the Interest Period immediately preceding such Payment Date at the Demand Note Rate. Interest hereon shall be calculated based on the actual number of days elapsed in each Interest Period calculated on a 30-360 basis. The “Demand Note Rate” means the Federal Funds Rate. The “Federal Funds Rate” means for any period, fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City time). “Interest Period” means a period commencing on a Payment Date and ending on and including the day preceding the next succeeding Payment Date; provided, however, that the initial Interest Period shall commence on and include the date of the initial Advance under the Series 2020-1 Supplement and end on and include the day preceding the first Payment Date thereafter. The maker and endorser waives presentment for payment, protest and notice of dishonor and nonpayment of this Demand Note. The receipt of interest in advance or the extension of time shall not relinquish or discharge any endorser of this Demand Note.

No Waiver, Amendment. No failure or delay on the part of HVIF in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single. or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by each of Hertz, HVIF and the Trustee and (b) all consents, if any, required for such actions under any material contracts or agreements of either Hertz or HVIF and the Series 2020-1 Supplement shall have been received by the appropriate Persons.

B-1-1

Payments. All payments shall be made in lawful money of the United States of America by wire transfer in immediately available funds and shall be applied first to fees and costs, including collection costs, if any, next to interest and then to principal. Payments shall be made to the account designated in the written demand for payment.

Collection Costs. Hertz agrees to pay all costs of collection of this Demand Note, including, without limitation, reasonable attorney’s fees, paralegal’s fees and other legal costs (including court costs) incurred in connection with consultation, arbitration and litigation (including trial, appellate, administrative and bankruptcy proceedings), regardless of whether or not suit is brought, and all other costs and expenses incurred by HVIF or the Trustee in exercising its rights and remedies hereunder. Such costs of collection shall bear interest at the Demand Note Rate until paid.

No Negotiation. This Demand Note is not negotiable other than to the Trustee for the benefit of the Series 2020-1 Noteholders pursuant to the Series 2020-1 Supplement. The parties intend that this Demand Note will be pledged to the Trustee for the benefit of the secured parties under the Series 2020-1 Supplement and the other Series 2020-1 Related Documents and payments hereunder shall be made only to said Trustee.

Reduction of Principal. The principal amount of this Demand Note may be modified from time to time, only in accordance with the provisions of the Series 2020-1 Supplement.

Governing Law. THIS DEMAND NOTE, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS DEMAND NOTE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision this Demand Note.

THE HERTZ CORPORATION

By:
Name:
Title:

B-1-2

PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

B-1-3

EXHIBIT B-2
TO
SERIES 2020-1 SUPPLEMENT

FORM OF DEMAND NOTICE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE

__________ ___, 20__

The Hertz Corporation

8501 Williams Road

Estero, FL 33928

Attn: Treasury Department

This Demand Notice is being delivered to you pursuant to Section 5.5(c) of that certain Series 2020-1 Supplement, dated as of November 25, 2020 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Series 2020-1 Supplement”), by and among Hertz Vehicle Interim Financing LLC, a special purpose limited liability company established under the laws of Delaware (“HVIF”), as Issuer, The Hertz Corporation, as the HVIF Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, Apollo Capital Management, L.P., as Controlling Party, certain noteholders party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Base Indenture, dated as of November 25, 2020 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”), by and between HVIF, as Issuer, and the Trustee. Capitalized terms used but not defined in this Demand Notice shall have the respective meanings assigned to them in the Series 2020-1 Supplement.

Demand is hereby made for payment on the Series 2020-1 Demand Note in the amount of $[                ] in immediately available funds by wire transfer to the account set forth below:

Account bank: [                    ]

Account name: [                    ]

ABA routing number: [                    ]

Reference: [                    ]

B-2-1

EXHIBIT C
TO
SERIES 2020-1 SUPPLEMENT

FORM OF REDUCTION NOTICE REQUEST
SERIES 2020-1 LETTER OF CREDIT

The Bank of New York Mellon Trust Company, N.A.,

as Trustee under the

Series 2020-1 Supplement

referred to below

2 North LaSalle Street, Suite 700

Chicago, Illinois 60602

Attention: Corporate Trust Administrator—Structured Finance

Request for reduction of the stated amount of the Series 2020-1 Letter of Credit under the Series 2020-1 Letter of Credit Agreement, dated as of [  ], [  ], (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as of the date hereof, the “Letter of Credit Agreement”), between The Hertz Corporation (“Hertz”) and [             ], as the Issuing Bank.

The undersigned, a duly authorized officer of Hertz, hereby certifies to The Bank of New York Mellon Trust Company, N.A., in its capacity as the Trustee (the “Trustee”) under the Series 2020-1 Supplement referred to in the Letter of Credit Agreement (as may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2020-1 Supplement”) as follows:

The Series 2020-1 Letter of Credit Amount and the Series 2020-1 Letter of Credit Liquidity Amount as of the date of this request prior to giving effect to the reduction of the stated amount of the Series 2020-1 Letter of Credit requested in paragraph 4 of this request are $__________ and $____________, respectively.

The Trustee is hereby requested pursuant to Section 5.7(c) of the Series 2020-1 Supplement to execute and deliver to the Series 2020-1 Letter of Credit Provider a Series 2020-1 Notice of Reduction substantially in the form of Annex G to the Series 2020-1 Letter of Credit (the “Notice of Reduction”) for a reduction (the “Reduction”) in the stated amount of the Series 2020-1 Letter of Credit by an amount equal to $_________. The Trustee is requested to execute and deliver the Notice of Reduction promptly following its receipt of this request, and in no event more than two (2) Business Days following the date of its receipt of this request (as required pursuant to Section 5.7(c) of the Series 2020-1 Supplement), and to provide for the reduction pursuant to the Notice of Reduction to be as of____________. The undersigned understands that the Trustee will be relying on the contents hereof. The undersigned further understands that the Trustee shall not be liable to the undersigned for any failure to transmit (or any delay in transmitting) the Notice of Reduction (including any fees and expenses attributable to the stated amount of the Series 2020-1 Letter of Credit not being reduced in accordance with this paragraph) to the extent such failure (or delay) does not result from the gross negligence or willful misconduct of the Trustee.

To the best of the knowledge of the undersigned, the Series 2020-1 Letter of Credit Amount and the Series 2020-1 Letter of Credit Liquidity Amount will be $_________ and $__________, respectively, as of the date of the reduction (immediately after giving effect to such reduction) requested in paragraph 4 of this request.

The undersigned acknowledges and agrees that each of (a) the execution and delivery of this request by the undersigned, (b) the execution and delivery by the Trustee of a Notice of Reduction of the stated amount of the Series 2020-1 Letter of Credit, substantially in the form of Annex G to the Series 2020-1 Letter of Credit, and (c) the Series 2020-1 Letter of Credit Provider’s acknowledgment of such notice constitutes a representation and warranty to the Series 2020-1 Letter of Credit Provider and the Trustee (i) by the undersigned, in its capacity as [_], that each of the statements set forth in the Series 2020-1 Letter of Credit Agreement is true and correct and (ii) by the undersigned, in its capacity as HVIF Administrator under the Series 2020-1 Supplement, that (A) the Series 2020-1 Adjusted Liquid Enhancement Amount will equal or exceed the Series 2020-1 Required Liquid Enhancement Amount, (B) the Series 2020-1 Letter of Credit Liquidity Amount will equal or exceed the Series 2020-1 Demand Note Payment Amount and (C) no Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.

The undersigned agrees that if on or prior to the date as of which the stated amount of the Series 2020-1 Letter of Credit is reduced by the amount set forth in paragraph 4 of this request the undersigned obtains knowledge that any of the statements set forth in this request is not true and correct or will not be true and correct after giving effect to such reduction, the undersigned shall immediately so notify the Series 2020-1 Letter of Credit Provider and the Trustee by telephone and in writing by telefacsimile in the manner provided in the Letter of Credit Agreement and the request set forth herein to reduce the stated amount of the Series 2020-1 Letter of Credit shall be deemed canceled upon receipt by the Series 2020-1 Letter of Credit Provider of such notice in writing.

Capitalized terms used herein and not defined herein have the meanings set forth in the Series 2020-1 Supplement.

IN WITNESS WHEREOF, The Hertz Corporation, as the HVIF Administrator, has executed and delivered this request on this ___ day of __________, ___.

THE HERTZ CORPORATION, as the HVIF Administrator

By:
Name:
Title:

EXHIBIT D
TO
SERIES 2020-1 SUPPLEMENT

FORM OF LEASE PAYMENT
DEFICIT NOTICE

The Bank of New York Mellon Trust Company, N.A., as Trustee

2 North LaSalle Street, Suite 700

Chicago, Illinois 60602

Attn: Corporate Trust Administrator—Structured Finance

[ ]

Ladies and Gentlemen:

This Lease Payment Deficit Notice is delivered to you pursuant to Section 5.9(b) of the Series 2020-1 Supplement, dated as of November 25, 2020 (as may be amended, supplemented, amended and restated or otherwise modified from time to time the “Series 2020-1 Supplement”), by and among Hertz Vehicle Interim Financing LLC (“HVIF”), as Issuer, The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation, as HVIF Administrator (the “HVIF Administrator”), Deutsche Bank AG, New York Branch, as Administrative Agent, Apollo Capital Management, L.P., as Controlling Party and certain noteholders party thereto, to the Base Indenture, dated as of November 25, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time, “Base Indenture”), by and between HVIF and the Trustee. Terms used herein have the meanings provided in the Series 2020-1 Supplement.

Pursuant to Section 5.9(a) and (b) of the Series 2020-1 Supplement, The Hertz Corporation, in its capacity as HVIF Administrator under the Series 2020-1 Related Documents, hereby provides notice of a Series 2020-1 Lease Payment Deficit in the amount of $___________ (consisting of a Series 2020-1 Lease Interest Payment Deficit in the amount of $___________ and a Series 2020-1 Lease Principal Payment Deficit in the amount of $___________).

THE HERTZ CORPORATION, as HVIF Administrator

By:
Name:
Title:

D-1

EXHIBIT E
TO
SERIES 2020-1 SUPPLEMENT

FORM OF CLASS [A][B] PURCHASER’S LETTER

The Bank of New York Mellon Trust Company, N.A.,

as Registrar

2 North LaSalle Street, Suite 700

Chicago, Illinois 60602

Attention: Corporate Trust Administrator—Structured Finance

Hertz Vehicle Interim Financing LLC

c/o The Hertz Corporation

8501 Williams Road

Estero, Florida 33928

Re:    Hertz Vehicle Interim Financing LLC

Series 2020-1 Rental Car Asset Backed Notes

Reference is made to the Series 2020-1 Supplement, dated as of November 25, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2020-1 Supplement”), by and among Hertz Vehicle Interim Financing LLC, as Issuer (“HVIF”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as HVIF Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, Apollo Capital Management, L.P., as Controlling Party and certain noteholders party thereto, to the Base Indenture, dated as of November 25, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVIF and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2020-1 Supplement.

In connection with a proposed purchase of certain Class [A][B] Notes (the “Notes”) from [                          ] by the undersigned, the undersigned hereby represents and warrants that:

1.	it has had an opportunity to discuss HVIF’s and the HVIF Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVIF and the HVIF Administrator and their respective representatives;

2.	it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Notes;

3.	it is purchasing the Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

4.	it understands that the Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVIF is not required to register the Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;

5.	it understands that the Notes will bear the legend set out in the form of Note attached as Exhibit [A-1] [3][A-2][4] to the Series 2020-1 Supplement and be subject to the restrictions on transfer described in such legend;

6.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes;

7.	it understands that the Notes may be offered, resold, pledged or otherwise transferred only with HVIF’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVIF, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVIF that in the case of each Class [A][B] Noteholder, the Notes, or interests therein, may be sold, transferred or pledged to any affiliate of such Noteholder;

8.	[it has delivered to the Registrar a certificate substantially in the form of Exhibit N to the Series 2020-1 Supplement;][5]

9.	if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Notes as described in Section 3(h)(ii) or Section 3(h)(iv) of Annex 1 to the Series 2020-1 Supplement, the transferee of the Notes will be required to deliver a certificate, as described in Section 3(i) of Annex 1 to the Series 2020-1 Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Notes included as an exhibit to the Series 2020-1 Supplement. The undersigned understands that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer the Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2020-1 Supplement; and

10.	it will obtain from any purchaser of the Notes substantially the same representations and warranties contained in the foregoing paragraphs.

3 Insert in the case of Class A Notes.

4 Insert in the case of Class B Notes.

5 Insert in the case of Class B Notes.

This certificate and the statements contained herein are made for the benefit of the Registrar and HVIF.

    [                               ]

By:
Name:
Title:

Dated:

cc: Hertz Vehicle Interim Financing LLC

EXHIBIT F
TO
SERIES 2020-1 SUPPLEMENT

[RESERVED]

F-1

EXHIBIT G
TO
SERIES 2020-1 SUPPLEMENT

FORM OF CLASS [A][B] ASSIGNMENT AND ASSUMPTION AGREEMENT

CLASS [A][B] ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [     ] (the “Agreement”), among [        ] (the “Transferor”), each purchaser listed as a Class [A][B] Acquiring Noteholder on the signature pages hereof (each, an “Acquiring Noteholder”) and Hertz Vehicle Interim Financing LLC, a special purpose limited liability company established under the laws of Delaware (the “Company”).

W I T N E S S E T H:

WHEREAS, this Agreement is being executed and delivered in accordance with Section 9.2(a) of the Series 2020-1 Supplement, dated as of November 25, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2020-1 Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the certain noteholders party thereto, The Hertz Corporation, as HVIF Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), Apollo Capital Management, L.P., as Controlling Party (in such capacity, the “Controlling Party”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Base Indenture, dated as of November 25, 2020 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture” and together with the Series 2020-1 Supplement, the “Indenture”), by and between the Company and the Trustee;

WHEREAS, each Acquiring Noteholder (if it is not already an existing Class [A][B] Noteholder) wishes to become a Class [A][B] Noteholder party to the Series 2020-1 Supplement; and

WHEREAS, the Transferor is selling and assigning to each Acquiring Noteholder, the portion of its rights, obligations and commitments under the Series 2020-1 Supplement and the Class [A][B] Notes (the “Notes”) as set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon the execution and delivery of this Agreement by each Acquiring Noteholder, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Noteholder shall become a Class [A][B] Noteholder party to the Series 2020-1 Supplement for all purposes thereof.

The Transferor acknowledges receipt from each Acquiring Noteholder of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Noteholder (the “Purchase Price”), of the portion being purchased by such Acquiring Noteholder (such Acquiring Noteholder’s “Purchased Percentage”) of the Transferor’s Class [A][B] Commitment (“Commitment”) under the Series 2020-1 Supplement and the Transferor’s Class [A][B] Noteholder Principal Amount (“Noteholder Principal Amount”). The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Noteholder, without recourse, representation or warranty, and each Acquiring Noteholder hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Noteholder’s Purchased Percentage of the Transferor’s Commitment under the Series 2020-1 Supplement and the Transferor’s Noteholder Principal Amount.

The Transferor has made arrangements with each Acquiring Noteholder with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Noteholder of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2020-1 Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Noteholder to the Transferor of Fees received by such Acquiring Noteholder pursuant to the Series 2020-1 Supplement from and after the Transfer Issuance Date].

From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2020-1 Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Noteholder[s], as the case may be, in accordance with their respective interests as reflected in this Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.

Each of the parties to this Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of Agreement.

By executing and delivering this Agreement, the Transferor and each Acquiring Noteholder confirm to and agree with each other and the Series 2020-1 Noteholders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2020-1 Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Notes, the Series 2020-1 Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2020-1 Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Noteholder confirms that it has received a copy of the Indenture and such other Series 2020-1 Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) each Acquiring Noteholder will, independently and without reliance upon the Administrative Agent, the Controlling Party, the Transferor or any other Series 2020-1 Noteholder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2020-1 Supplement; (v) each Acquiring Noteholder appoints and authorizes the Controlling Party to take such action as agent on its behalf, including granting an irrevocable proxy in connection with any voting or consent right under the Indenture with respect to the Required Controlling Class Series 2020-1 Noteholders, the Series 2020-1 Required Noteholders, the Required Supermajority Controlling Class Series 2020-1 Noteholders, the Required Unanimous Controlling Class Series 2020-1 Noteholders, the Requisite HVIF Investors and the Required Noteholders, and to exercise such powers under the Series 2020-1 Supplement as are delegated to the Controlling Party by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 11.22 of the Series 2020-1 Supplement; (vi) each Acquiring Noteholder agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2020-1 Supplement are required to be performed by it as an Acquiring Noteholder; and (vii) each Acquiring Noteholder hereby represents and warrants to the Company and the HVIF Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2020-1 Supplement are true and correct with respect to such Acquiring Noteholder on and as of the date hereof and such Acquiring Noteholder shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2020-1 Supplement on and as of the date hereof.

Schedule I hereto sets forth the revised Class [A][B] Commitment Percentages (the “Commitment Percentages”) of the Transferor and each Acquiring Noteholder as well as administrative information with respect to each Acquiring Noteholder.

This Agreement and all matters arising under or in any manner relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first set forth above.

[ ], as Transferor

By:
Title:

By:
Title:

[ ], as Acquiring Noteholder

By:
Title:

CONSENTED AND ACKNOWLEDGED:

HERTZ VEHICLE INTERIM FINANCING LLC, a limited liability company

By:
Title:

SCHEDULE I

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent

Address:

Attention:

Telephone:

Facsimile:

[TRANSFEROR]

Address:                [           ]

Attention: [      ]

Telephone: [      ]

Facsimile: [      ]

Prior Commitment Percentage:	[ ]

Revised Commitment Percentage:	[ ]

Prior Noteholder Principal Amount:	[ ]

Revised Noteholder Principal Amount:	[ ]

[ACQUIRING NOTEHOLDER]

Address:                 [         ]

Attention: [      ]

Telephone: [      ]

Facsimile: [      ]

Prior Commitment Percentage:	[ ]

Revised Commitment Percentage:	[ ]

Prior Noteholder Principal Amount:	[ ]

Revised Noteholder Principal Amount:	[ ]

EXHIBIT H
TO
SERIES 2020-1 SUPPLEMENT

[RESERVED]

H-1

EXHIBIT I
TO
SERIES 2020-1 SUPPLEMENT

FORM OF SERIES 2020-1 LETTER OF CREDIT

SERIES 2020-1 LETTER OF CREDIT

NO. [     ]

OUR IRREVOCABLE LETTER OF CREDIT NO. DBS-[     ]

[     ] [     ] Beneficiary:

The Bank of New York Mellon Trust Company, N.A.

as Trustee
under the Series 2020-1 Supplement
referred to below
2 North LaSalle Street, Suite 700
Chicago, Illinois 60602

Attention:              Corporate Trust Administrator—Structured Finance

Dear Sir or Madam:

The undersigned (“[           ]” or the “Issuing Bank”) hereby establishes, at the request and for the account of The Hertz Corporation, a Delaware corporation (“Hertz”), pursuant to that certain [     ]1, dated as of [     ] (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2020-1 Letter of Credit Agreement”), among [     ], in the Beneficiary’s favor on Beneficiary’s behalf as Trustee under the Series 2020-1 Supplement, dated as of November 25, 2020 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2020-1 Supplement”), by and among Hertz Vehicle Interim Financing LLC, a special purpose limited liability company established under the laws of Delaware (“HVIF”), as Issuer, The Hertz Corporation, as the HVIF Administrator, Deutsche Bank AG, New York Branch, as administrative agent, Apollo Capital Management, L.P., as controlling party, certain noteholders party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Base Indenture, dated as of November 25, 2020 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”), by and between HVIF, as Issuer, and the Trustee, in respect of Credit Demands (as defined below), Unpaid Demand Note Demands (as defined below), Preference Payment Demands (as defined below) and Termination Demands (as defined below) this Irrevocable Letter of Credit No. [        ] in the amount of [     ] ($[     ]) (such amount, as the same may be reduced, increased (to an amount not exceeding $[     ]) or reinstated as provided herein, being the “Series 2020-1 Letter of Credit Amount”), effective immediately and expiring at 4:00 p.m. (New York time) at our office located at [        ] (such office or any other office which may be designated by the Issuing Bank by written notice delivered to Beneficiary, being the “Issuing Bank’s Office”) on the earlier of (i) [     ] and (ii) [     ], beyond which expiry date will not be extended (or, if such date is not a Business Day (as defined below), the immediately succeeding Business Day) (the “Series 2020-1 Letter of Credit Expiration Date”). The Issuing Bank hereby agrees that the Series 2020-1 Letter of Credit Expiration Date shall be automatically extended, without amendment, [to the earlier of (i) the date that is one year from the then current Series 2020-1 Letter of Credit Expiration Date and (ii) [     ], in each case][for successive one year periods from each Series 2020-1 Letter of Credit Expiration Date] unless, no fewer than sixty (60) days before the then current Series 2020-1 Letter of Credit Expiration Date, we notify you in writing by registered mail (return receipt) or overnight courier that this letter of credit will not be extended beyond the then current Series 2020-1 Letter of Credit Expiration Date. The term “Beneficiary” refers herein (and in each Annex hereto) to the Trustee, as such term is defined in the Base Indenture. Terms used herein and not defined herein shall have the meaning set forth in the Series 2020-1 Supplement.

1       Insert relevant agreement.

The Issuing Bank irrevocably authorizes Beneficiary to draw on it, in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex A attached hereto (any such draft accompanied by such certificate being a “Credit Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Series 2020-1 Letter of Credit Amount as in effect on such Business Day (as defined below), (2) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by it in substantially the form of Annex B attached hereto (any such draft accompanied by such certificate being an “Unpaid Demand Note Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2020-1 Letter of Credit Amount as in effect on such Business Day (as defined below), (3) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex C attached hereto (any such draft accompanied by such certificate being a “Preference Payment Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2020-1 Letter of Credit Amount as in effect on such Business Day (as defined below) and (4) in one or more draws by one or more of the Trustee’s drafts, drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex D attached hereto (any such draft accompanied by such certificate being a “Termination Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2020-1 Letter of Credit Amount as in effect on such Business Day (as defined below). Any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand may be delivered by facsimile transmission. [Drawings may also be presented to us by facsimile transmission to facsimile number [_] (each such drawing, a “fax drawing”). If you present a fax drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing, the original Letter of Credit must be returned to us by overnight courier.] The Trustee shall deliver the original executed counterpart of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand, as the case may be, to the Issuing Bank by means of overnight courier. “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to close in New York City, New York. Upon the Issuing Bank honoring any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand presented hereunder, the Series 2020-1 Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand. In addition to the foregoing reduction, (i) upon the Issuing Bank honoring any Termination Demand in respect of the entire Series 2020-1 Letter of Credit Amount presented to it hereunder, the amount available to be drawn under this Series 2020-1 Letter of Credit Amount shall automatically be reduced to zero and this Series 2020-1 Letter of Credit shall be terminated and (ii) no amount decreased on the honoring of any Preference Payment Demand or Termination Demand shall be reinstated.

The Series 2020-1 Letter of Credit Amount shall be automatically reinstated when and to the extent, but only when and to the extent, that (i) the Issuing Bank is reimbursed by Hertz (or by HVIF under Section 5.6 or 5.7 of the Series 2020-1 Supplement) for any amount drawn hereunder as a Credit Demand or an Unpaid Demand Note Demand and (ii) the Issuing Bank receives written notice from Hertz in substantially the form of Annex E hereto that no Event of Bankruptcy (as defined in the Base Indenture) (except for the Chapter 11 Cases) with respect to Hertz has occurred and is continuing; provided, however, that the Series 2020-1 Letter of Credit Amount shall, in no event, be reinstated to an amount in excess of the then current Series 2020-1 Letter of Credit Amount (without giving effect to any reduction to the Series 2020-1 Letter of Credit Amount that resulted from any such Credit Demand or Unpaid Demand Note Demand).

The Series 2020-1 Letter of Credit Amount shall be automatically reduced in accordance with the terms of a written request from the Trustee to the Issuing Bank in substantially the form of Annex G attached hereto that is acknowledged and agreed to in writing by the Issuing Bank. The Series 2020-1 Letter of Credit Amount shall be automatically increased upon receipt by (and written acknowledgment of such receipt by) the Trustee of written notice from the Issuing Bank in substantially the form of Annex H attached hereto certifying that the Series 2020-1 Letter of Credit Amount has been increased and setting forth the amount of such increase, which increase shall not result in the Series 2020-1 Letter of Credit Amount exceeding an amount equal to [    ]($[        ]).

Each Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand and Termination Demand shall be dated the date of its presentation, and shall be presented to the Issuing Bank at the Issuing Bank’s Office, Attention: [     ]. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2020-1 Letter of Credit, not later than 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make such funds available by 4:00 p.m. (New York City time) on the same day in accordance with Beneficiary’s payment instructions. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2020-1 Letter of Credit, after 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make the funds available by 4:00 p.m. (New York City time) on the next succeeding Business Day in accordance with Beneficiary’s payment instructions. If Beneficiary so requests to the Issuing Bank, payment under this Series 2020-1 Letter of Credit may be made by wire transfer of Federal Reserve Bank of New York funds to Beneficiary’s account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account. All payments made by the Issuing Bank under this Series 2020-1 Letter of Credit shall be made with the Issuing Bank’s own funds.

In the event there is more than one draw request on the same Business Day, the draw requests shall be honored in the following order: (1) the Credit Demands, (2) the Unpaid Demand Note Demands, (3) the Preference Payment Demand and (4) the Termination Demand.

Upon the earliest of (i) the date on which the Issuing Bank honors a Preference Payment Demand or Termination Demand presented hereunder to the extent of the Series 2020-1 Letter of Credit Amount as in effect on such date, (ii) the date on which the Issuing Bank receives written notice from Beneficiary that an alternate letter of credit or other credit facility has been substituted for this Series 2020-1 Letter of Credit and (iii) the Series 2020-1 Letter of Credit Expiration Date, this Series 2020-1 Letter of Credit shall automatically terminate and Beneficiary shall surrender this Series 2020-1 Letter of Credit to the undersigned Issuing Bank on such day.

This Series 2020-1 Letter of Credit is transferable in its entirety to any transferee(s) who Beneficiary certifies to the Issuing Bank has succeeded Beneficiary as Trustee under the Base Indenture and the Series 2020-1 Supplement, and may be successively transferred. Transfer of this Series 2020-1 Letter of Credit to such transferee shall be effected by the presentation to the Issuing Bank of this original Series 2020-1 Letter of Credit and amendment(s), if any, accompanied by a certificate in substantially the form of Annex F attached hereto. Upon such presentation the Issuing Bank shall forthwith transfer this Series 2020-1 Letter of Credit to (or to the order of) the transferee or, if so requested by Beneficiary’s transferee, amend and restate, or issue an amendment to, this Series 2020-1 Letter of Credit changing the Beneficiary name to that of the Beneficiary’s transferee; provided that, in connection with any such amendment or amendment and restatement, all provisions of this Letter of Credit shall remain the same other than the change of the Beneficiary.

This Series 2020-1 Letter of Credit sets forth in full the undertaking of the Issuing Bank, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.

This Series 2020-1 Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600 (the “Uniform Customs”), which is incorporated into the text of this Series 2020-1 Letter of Credit by reference, and shall be governed by the laws of the State of New York, including, as to matters not covered by the Uniform Customs, the Uniform Commercial Code as in effect in the State of New York; provided that, if an interruption of business (as described in such Article 36 of the Uniform Customs) exists at the Issuing Bank’s Office, the Issuing Bank agrees to (i) promptly notify the Trustee of an alternative location in which to send any communications with respect to this Series 2020-1 Letter of Credit or (ii) effect payment under this Series 2020-1 Letter of Credit if a draw which otherwise conforms to the terms and conditions of this Series 2020-1 Letter of Credit is made prior to the earlier of (A) the thirtieth day after the resumption of business and (B) the Series 2020-1 Letter of Credit Expiration Date; provided further that, Article 32 of the Uniform Customs shall not apply to this Series 2020-1 Letter of Credit as draws hereunder shall not be deemed to be installments for purposes thereof.

Communications with respect to this Series 2020-1 Letter of Credit shall be in writing and shall be addressed to the Issuing Bank at the Issuing Bank’s Office, specifically referring to the number of this Series 2020-1 Letter of Credit.

[All parties to this Letter of Credit are advised that the U.S. Government has in place certain sanctions against certain countries, individuals, entities, and vessels. [     ] entities, including branches and, in certain circumstances, subsidiaries, are/will be prohibited from engaging in transactions or other activities within the scope of applicable sanctions.]

Very truly yours,

[ ]

By:
Name:
Title:

By:
Name:
Title:

Annex 6

CERTIFICATE OF CREDIT DEMAND

[Issuing Bank’s Address]

Attention: [     ]

Certificate of Credit Demand under the Irrevocable Letter of Credit No. [     ] (the “Series 2020-1 Letter of Credit”), dated [     ], issued by [           ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2020-1 Letter of Credit or, if not defined therein, the Series 2020-1 Supplement (as defined in the Series 2020-1 Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:

1.                   [The Bank of New York Mellon Trust Company, N.A.]7 is the Trustee under the Series 2020-1 Supplement referred to in the Series 2020-1 Letter of Credit.

2.                   [A Series 2020-1 Reserve Account Interest Withdrawal Shortfall exists on the [_]8 Payment Date and pursuant to Section 5.5(a) of the Series 2020-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the least of: (i) such Series 2020-1 Reserve Account Interest Withdrawal Shortfall, (ii) the Series 2020-1 Letter of Credit Liquidity Amount as of such Payment Date, and (iii) the Series 2020-1 Lease Interest Payment Deficit for such Payment Date]9

[A Series 2020-1 Reserve Account Interest Withdrawal Shortfall exists on the [     ]10 Payment Date and pursuant to Section 5.5(a) of the Series 2020-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of: (i) the least of (A) such Series 2020-1 Reserve Account Interest Withdrawal Shortfall, (B) the Series 2020-1 Letter of Credit Liquidity Amount as of such Payment Date on the Series 2020-1 Letters of Credit and (C) the Series 2020-1 Lease Interest Payment Deficit for such Payment Date, over (ii) the lesser of (x) the Series 2020-1 L/C Cash Collateral Percentage on such Payment Date of the least of the amounts described in clauses (A), (B) and (C) above and (y) the Series 2020-1 Available L/C Cash Collateral Account Amount on such Payment Date]11

[A Series 2020-1 Lease Principal Payment Deficit exists on the [_]12 Payment Date that exceeds the amount, if any, withdrawn from the Series 2020-1 Reserve Account pursuant to Section 5.4(b) of the Series 2020-1 Supplement and pursuant to Section 5.5(b) of the Series 2020-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the [lesser][least] of: (i) the excess of the Series 2020-1 Lease Principal Payment Deficit over the amounts withdrawn from the Series 2020-1 Reserve Account pursuant to Section 5.4(b) of the Series 2020-1 Supplement, (ii) the Series 2020-1 Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2020-1 Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the Series 2020-1 Supplement) [and (iii) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2020-1 Reserve Account pursuant to Section 5.4(c) of the Series 2020-1 Supplement]13 [the excess, if any, of the Series 2020-1 Principal Amount over the amount to be deposited into the Series 2020-1 Distribution Account (together with any amounts to be deposited therein pursuant to the terms of the Series 2020-1 Supplement (other than pursuant to amounts allocated and drawn in accordance with this sentence or as a result of a Principal Deficit Amount exceeding zero) on the Legal Final Payment Date for payment of principal of the Series 2020-1 Notes]14]15

[7]	If Trustee under the Series 2020-1 Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.
[8]	Specify the relevant Payment Date.
[9]	Use in case of a Series 2020-1 Reserve Account Interest Withdrawal Shortfall on any Payment Date and if no Series 2020-1 L/C Cash Collateral Account has been established and funded.
[10]	Specify the relevant Payment Date.
[11]	Use in case of a Series 2020-1 Reserve Account Interest Withdrawal Shortfall on any Payment Date and if the Series 2020-1 L/C Cash Collateral Account has been established and funded.
[12]	Specify the relevant Payment Date.

[A Series 2020-1 Lease Principal Payment Deficit exists on the [     ]16 Payment Date that exceeds the amount, if any, withdrawn from the Series 2020-1 Reserve Account pursuant to Section 5.4(b) of the Series 2020-1 Supplement and pursuant to Section 5.5(g) of the Series 2020-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of (i) the [lesser][least] of: (A) the excess of the Series 2020-1 Lease Principal Payment Deficit over the amounts withdrawn from the Series 2020-1 Reserve Account pursuant to Section 5.4(b) of the Series 2020-1 Supplement, (B) the Series 2020-1 Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2020-1 Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the Series 2020-1 Supplement) [and (C) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2020-1 Reserve Account pursuant to Section 5.4(c) of the Series 2020-1 Supplement]11 [the excess, if any, of the Series 2020-1 Principal Amount over the amount to be deposited into the Series 2020-1 Distribution Account (together with any amounts to be deposited therein pursuant to the terms of the Series 2020-1 Supplement (other than pursuant to amounts allocated and drawn in accordance with this sentence or as a result of a Principal Deficit Amount exceeding zero) on the Legal Final Payment Date for payment of principal of the Series 2020-1 Notes] , over (ii) the lesser of (A) the Series 2020-1 L/C Cash Collateral Percentage on such Payment Date of the amount calculated pursuant to clause (i) above and (B) the Series 2020-1 L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) of the Series 2020-1 Supplement)] has been allocated to making a drawing under the Series 2020-1 Letter of Credit.

The Trustee is making a drawing under the Series 2020-1 Letter of Credit as required by Section[s] [5.5(a) and/or 5.5(b)] of the Series 2020-1 Supplement for an amount equal to $, which amount is a Series 2020-1 L/C Credit Disbursement (the “Series 2020-1 L/C Credit Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2020-1 Letter of Credit under such Section [5.5(a) and/or 5.5(b)] of the Series 2020-1 Supplement as described above. The Series 2020-1 L/C Credit Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2020-1 Letter of Credit on the date of this certificate.

[13]	Use on any Payment Date other than the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Leases.
[14]	Use on the Legal Final Payment Date.
[15]	Use in case of a Series 2020-1 Lease Principal Payment Deficit on any Payment Date and if no Series 2020-1 L/C Cash Collateral Account has been established and funded.
[16]	Specify relevant Payment Date.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this _____________ day of ___________, ______.

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.], as Trustee [17]

By
Title:

[17]	See footnote 1 above.

Annex 7

CERTIFICATE OF UNPAID DEMAND NOTE DEMAND

[Issuing Bank’s Address]

Attention: [     ]

Certificate of Unpaid Demand Note Demand under the Irrevocable Letter of Credit No. [        ] (the “Series 2020-1 Letter of Credit”), dated [     ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2020-1 Letter of Credit or, if not defined therein, the Series 2020-1 Supplement (as defined in the Series 2020-1 Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:

1.                   [The Bank of New York Mellon Trust Company, N.A.] 18 is the Trustee under the Series 2020-1 Supplement referred to in the Series 2020-1 Letter of Credit.

2.                   As of the date of this certificate, there exists an amount due and payable by The Hertz Corporation (“Hertz”) under the Series 2020-1 Demand Note (the “Demand Note”) issued by Hertz to HVIF and pledged to the Trustee under the Series 2020-1 Supplement which amount has not been paid (or the Trustee has failed to make a demand for payment under the Demand Note in such amount due to the occurrence of an Event of Bankruptcy (except for the Chapter 11 Cases (as defined in the Series 2020-1 Supplement)) (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz) and, pursuant to Section 5.5(d) of the Series 2020-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share

[of the lesser of (i) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder); and (ii) the Series 2020-1 Letter of Credit Amount as of the date hereof;]

[of the excess of (i) the lesser of (A) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder) and (B) the Series 2020-1 Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2020-1 L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clauses (A) and (B) above and (y) the Series 2020-1 Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2020-1 Supplement);]

has been allocated to making a drawing on the Series 2020-1 Letter of Credit.

3.                   Pursuant to Section 5.5(d) of the Series 2020-1 Supplement, the Trustee is making a drawing under the Series 2020-1 Letter of Credit in an amount equal to $, which amount is a Series 2020-1 L/C Unpaid Demand Note Disbursement (the “Series 2020-1 L/C Unpaid Demand Note Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2020-1 Letter of Credit under Section 5.5(d) of the Series 2020-1 Supplement as described above. The Series 2020-1 L/C Unpaid Demand Note Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2020-1 Letter of Credit on the date of this certificate.

18	If Trustee under the Series 2020-1 Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

4.                   The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.] as Trustee].

5.                   The Trustee acknowledges that, pursuant to the terms of the Series 2020-1 Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2020-1 Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this _____________ day of ___________, ______.

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.], as Trustee

By
Title:

Annex 8

CERTIFICATE OF PREFERENCE PAYMENT DEMAND

[Issuing Bank’s Address]

Attention: [     ]

Certificate of Preference Payment Demand under the Irrevocable Letter of Credit No. [        ] (the “Series 2020-1 Letter of Credit”), dated [     ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2020-1 Letter of Credit or, if not defined therein, the Series 2020-1 Supplement (as defined in the Series 2020-1 Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:

1.                   [The Bank of New York Mellon Trust Company, N.A.] 19 is the Trustee under the Series 2020-1 Supplement referred to in the Series 2020-1 Letter of Credit.

2.                   The Trustee has received a certified copy of the final non- appealable order of the applicable bankruptcy court requiring the return of a Preference Amount.

3.                   Pursuant to Section 5.5(d) of the Series 2020-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of [the lesser of (i) the Preference Amount referred to above and (ii) the Series 2020-1 Letter of Credit Amount as of the date hereof] [the excess of (i) lesser of (A) the Preference Amount referred to above and (B) the Series 2020-1 Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2020-1 L/C Cash Collateral Percentage as of the date hereof of the lesser of the amounts set forth in clauses (A) and (B) above and (y) the Series 2020-1 Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2020-1 Supplement)] has been allocated to making a drawing under the Series 2020-1 Letter of Credit.

4.                   Pursuant to Section 5.5(d) of the Series 2020-1 Supplement, the Trustee is making a drawing in the amount of $[ ], which amount is a Series 2020-1 L/C Preference Payment Disbursement (the “Series 2020-1 L/C Preference Payment Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2020-1 Letter of Credit under such Section 5.5(d) of the Series 2020-1 Supplement as described above. The Series 2020-1 L/C Preference Payment Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2020-1 Letter of Credit on the date of this certificate.

5.                   The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.] as Trustee]

6.                   The Trustee acknowledges that, pursuant to the terms of the Series 2020-1 Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2020-1 Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

19	If Trustee under the Series 2020-1 Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this _____________ day of ___________, ______.

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.], as Trustee

By
Title:

Annex 9

CERTIFICATE OF TERMINATION DEMAND

[Issuing Bank’s Address]

Attention: [     ]

Certificate of Termination Demand under the Irrevocable Letter of Credit No. [        ] (the “Series 2020-1 Letter of Credit”), dated [     ], issued by [       ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2020-1 Letter of Credit Agreement or, if not defined therein, the Series 2020-1 Supplement (as defined in the Series 2020-1 Letter of Credit).

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:

1.                   [The Bank of New York Mellon Trust Company, N.A.] 20 is the Trustee under the Series 2020-1 Supplement referred to in the Series 2020-1 Letter of Credit.

2.                   [Pursuant to Section 5.7(a) of the Series 2020-1 Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the lesser of (x) the greatest of (A) the excess, if any, of the Series 2020-1 Adjusted Asset Coverage Threshold Amount over the Series 2020-1 Asset Amount, in each case, as of the date that is sixteen (16) Business Days prior to the scheduled expiration date of the Series 2020-1 Letter of Credit (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 Reserve Account and the Series 2020-1 L/C Cash Collateral Account on such date), excluding the Series 2020-1 Letter of Credit but taking into account any substitute Series 2020-1 Letter of Credit that has been obtained from a Series 2020-1 Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2020-1 Required Liquid Enhancement Amount over the Series 2020-1 Adjusted Liquid Enhancement Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 Reserve Account and the Series 2020-1 L/C Cash Collateral Account on such date), excluding the Series 2020-1 Letter of Credit but taking into account each substitute Series 2020-1 Letter of Credit that has been obtained from a Series 2020-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2020-1 Demand Note Payment Amount over the Series 2020-1 Letter of Credit Liquidity Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2020-1 L/C Cash Collateral Account on such date), excluding the Series 2020-1 Letter of Credit but taking into account each substitute Series 2020-1 Letter of Credit that has been obtained from a Series 2020-1 Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on the expiring Series 2020-1 Letter of Credit on such date has been allocated to making a drawing under the Series 2020-1 Letter of Credit.]

[The Trustee has not received the notice required from HVIF pursuant to Section 5.7(a) of the Series 2020-1 Supplement on or prior to the date that is fifteen (15) Business Days prior to each Series 2020-1 Letter of Credit Expiration Date. As such, pursuant to such Section 5.7(a) of the Series 2020-1 Supplement, the Trustee is making a drawing for the full amount of the Series 2020-1 Letter of Credit.]

[Pursuant to Section 5.7(b) of the Series 2020-1 Supplement, an amount equal to the lesser of (i) the greatest of (A) the excess, if any, of the Series 2020-1 Adjusted Asset Coverage Threshold Amount over the Series 2020-1 Asset Amount as of the thirtieth (30) day after the occurrence of a Series 2020-1 Downgrade Event with respect to the Issuing Bank, excluding the available amount under the Series 2020-1 Letter of Credit on such date, (B) the excess, if any, of the Series 2020-1 Required Liquid Enhancement Amount over the Series 2020-1 Adjusted Liquid Enhancement Amount as of such date, excluding the available amount under the Series 2020-1 Letter of Credit on such date, and (C) the excess, if any, of the Series 2020-1 Demand Note Payment Amount over the Series 2020-1 Letter of Credit Liquidity Amount as of such date, excluding the available amount under the Series 2020-1 Letter of Credit on such date, and (ii) the amount available to be drawn on the Series 2020-1 Letter of Credit on such date has been allocated to making a drawing under the Series 2020-1 Letter of Credit.]

[20]	If the Trustee under the Series 2020-1 Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

3.                   [Pursuant to Section [5.7(a)] [5.7(b)] of the Series 2020-1 Supplement, the Trustee is making a drawing in the amount of $which is a Series 2020-1 L/C Termination Disbursement (the “Series 2020-1 L/C Termination Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2020-1 Letter of Credit under such Section [5.7(a)] [5.7(b)] of the Series 2020-1 Supplement as described above. The Series 2020-1 L/C Termination Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2020-1 Letter of Credit on the date of this certificate.

4.                   The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.] as Trustee]

5.                   The Trustee acknowledges that, pursuant to the terms of the Series 2020-1 Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2020-1 Letter of Credit Amount shall be automatically reduced to zero and the Series 2020-1 Letter of Credit shall terminate and be immediately returned to the Issuing Bank.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this ________ day of ____________, ______.

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.], as Trustee

By
Title:

Annex 10

CERTIFICATE OF REINSTATEMENT
OF LETTER OF CREDIT AMOUNT

[Issuing Bank’s Address]

Attention: [     ]

Certificate of Reinstatement of Letter of Credit Amount under the Irrevocable Letter of Credit No. [        ] (the “Series 2020-1 Letter of Credit”), dated [_], issued by [        ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A., a New York banking corporation] 21, as Trustee (in such capacity, the “Trustee”) under the Series 2020-1 Supplement and the Base Indenture. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2020-1 Letter of Credit.

The undersigned, a duly authorized officer of The Hertz Corporation (“Hertz”), hereby certifies to the Issuing Bank as follows:

1.                   As of the date of this certificate, the Issuing Bank has been reimbursed by Hertz in the amount of $[        ] (the “Reimbursement Amount”) in respect of the [Credit Demand] [Unpaid Demand Note Demand] made on ______________

2.                   The Reimbursement Amount was paid to the Issuing Bank prior to payment in full of the Series 2020-1 Notes (as defined in the Series 2020-1 Supplement).

3.                    Hertz hereby notifies you that, pursuant to the terms and conditions of the Series 2020-1 Letter of Credit, the Series 2020-1 Letter of Credit Amount of the Issuing Bank is hereby reinstated in the amount of $[        ] so that the Series 2020-1 Letter of Credit Amount of the Issuing Bank after taking into account such reinstatement is in amount equal to $[        ] and certifies that [     ].

4.                   As of the date of this certificate, no Event of Bankruptcy (except for the Chapter 11 Cases (as defined in the Series 2020-1 Supplement)) with respect to Hertz has occurred and is continuing. “Event of Bankruptcy” with respect to Hertz means (a) a case or other proceeding shall be commenced, without the application or consent of Hertz, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of Hertz, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for Hertz or all or any substantial part of its assets, or any similar action with respect to Hertz under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of Hertz shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) Hertz shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Hertz or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) Hertz or its board of directors shall vote to implement any of the actions set forth in the preceding clause (b).

[21]	If Trustee under the Series 2020-1 Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

IN WITNESS WHEREOF, Hertz has executed and delivered this certificate on this ________ day of ____________, ______.

THE HERTZ CORPORATION

By
Title:

Acknowledged and Agreed:

The undersigned hereby acknowledges receipt of the Reimbursement Amount (as defined above) in the amount set forth above and agrees that the undersigned’s Series 2020-1 Letter of Credit Amount is in an amount equal to $_________ as of this day of _______________, 20___ after taking into account the reinstatement of the Series 2020-1 Letter of Credit Amount by an amount equal to the Reimbursement Amount.

[            ]

By:

Name:

Title:

By:

Name:

Title:

Annex 11

INSTRUCTION TO TRANSFER

[Issuing Bank’s Address]

Attention:    [     ]

Re:	Irrevocable Letter of Credit No. [ ]

Ladies and Gentlemen:

Instruction to Transfer under the Irrevocable Letter of Credit No. [     ] (the “Series 2020-1 Letter of Credit”), dated [     ], issued by [                     ], as Issuing Bank in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2020-1 Letter of Credit.

For value received, the undersigned beneficiary hereby irrevocably transfers to:

__________________________

[Name of Transferee]

__________________________

[Issuing Bank’s Address]

all rights of the undersigned beneficiary to draw under the Series 2020-1 Letter of Credit. The transferee has succeeded the undersigned as Trustee under the Base Indenture and the Series 2020-1 Supplement (as defined in the Series 2020-1 Letter of Credit).

By this transfer, all rights of the undersigned beneficiary in the Series 2020-1 Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Series 2020-1 Letter of Credit pertaining to transfers.

The original Series 2020-1 Letter of Credit and amendment(s), if any, is/are returned herewith and in accordance therewith we ask that this transfer be effective and that the Issuing Bank transfer the Series 2020-1 Letter of Credit to our transferee and that the Issuing Bank endorse the Series 2020-1 Letter of Credit returned herewith in favor of the transferee or, if requested by the transferee, issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Series 2020-1 Letter of Credit.

Very truly yours,

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],[22] as Trustee

By
Name:
Title:

[22]	If the Trustee under the Series 2020-1 Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

Annex 12

NOTICE OF REDUCTION OF SERIES 2020-1 LETTER OF CREDIT AMOUNT

[Issuing Bank’s Address]

Attention: [     ]

Notice of Reduction of Series 2020-1 Letter of Credit Amount under the Irrevocable Letter of Credit No. [        ] (the “Series 2020-1 Letter of Credit”), dated [     ], issued by [        ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.]23, as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2020-1 Letter of Credit.

The undersigned, a duly authorized officer of the Trustee, hereby notifies the Issuing Bank as follows:

1.                   The Trustee has received a notice in accordance with the Series 2020-1 Supplement authorizing it to request a reduction of the Series 2020-1 Letter of Credit Amount to $_________________ and is delivering this notice in accordance with the terms of the Series 2020-1 Letter of Credit Agreement.

2.                   The Issuing Bank acknowledges that the aggregate maximum amount of the Series 2020-1 Letter of Credit is reduced to $_________________ from $_________________ pursuant to and in accordance with the terms and provisions of the Series 2020-1 Letter of Credit and that the reference in the first paragraph of the Series 2020-1 Letter of Credit to “_________ ($_____________)” is amended to read “___________ ($_________).

3.                   This request, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2020-1 Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2020-1 Letter of Credit remain unchanged.

4.                   [The Issuing Bank is requested to execute and deliver its acknowledgment and agreement to this notice to the Trustee in the manner provided in Section [3.2(a)] of the Series 2020-1 Letter of Credit Agreement.]

[23]	If Trustee under the Series 2020-1 Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this ____________ day of _______________, ______.

[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.], as Trustee

By
Title:

ACKNOWLEDGED THIS ______ DAY OF _____________, [ ]

By:
Name:
Title:

Annex 13

NOTICE OF INCREASE OF SERIES 2020-1 LETTER OF CREDIT AMOUNT

[The Bank of New York Mellon Trust Company, N.A.]24,
as Trustee under the
Series 2020-1 Supplement
referred to below

2 North LaSalle Street, Suite 700

Chicago, Illinois 60602

Attention: Corporate Trust Administrator—Structured Finance

Notice of Increase of Series 2020-1 Letter of Credit Amount under the Irrevocable Letter of Credit No. [        ] (the “Series 2020-1 Letter of Credit”), dated [                         ], [     ], issued by [        ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.], as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2020-1 Letter of Credit.

The undersigned, duly authorized officers of the Issuing Bank, hereby notify the Trustee as follows:

1.                   The Issuing Bank has received a request from [_________] to increase the Series 2020-1 Letter of Credit Amount by $__________, which increase shall not result in the Series 2020-1 Letter of Credit Amount exceeding an amount equal to [___________] Dollars ($[___________]).

2.                   Upon your acknowledgment set forth below, the aggregate maximum amount of the Series 2020-1 Letter of Credit is increased to $___________ from $_____ pursuant to and in accordance with the terms and provisions of the Series 2020-1 Letter of Credit and that the reference in the first paragraph of the Series 2020-1 Letter of Credit to “___________________ ($___________)” is amended to read “____________________________ ($_________)”.

3.                   This notice, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2020-1 Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2020-1 Letter of Credit remain unchanged.

4.                   [The Trustee is requested to execute and deliver its acknowledgment and acceptance to this notice to the Issuing Bank, in the manner provided in Section [3.2(a)] of the Series 2020-1 Letter of Credit Agreement.]

IN WITNESS WHEREOF, the Issuing Bank has executed and delivered this certificate on this _____ day of ___________, _____.

[

]

By:
Name:
Title:

[24]	If Trustee under the Series 2020-1 Supplement is other than The Bank of New York Mellon Trust Company, N.A., the name of such other Trustee is to be inserted.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO
THIS ______ DAY OF ____________, ____:

[THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.],

as Trustee

By:
Name:
Title:

EXHIBIT J
TO
SERIES 2020-1 SUPPLEMENT

FORM OF CLASS A/B ADVANCE REQUEST

HERTZ VEHICLE INTERIM FINANCING LLC

SERIES 2020-1 DELAYED DRAW RENTAL CAR
ASSET BACKED NOTES, CLASS A

SERIES 2020-1 DELAYED DRAW RENTAL CAR
ASSET BACKED NOTES, CLASS B

To: Addressees on Schedule I hereto

Ladies and Gentlemen:

This Class A/B Advance Request is delivered to you pursuant to Section 2.2 of that certain Series 2020-1 Supplement, dated as of November 25, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Series 2020-1 Supplement”), by and among Hertz Vehicle Interim Financing LLC, the certain noteholders party thereto, The Hertz Corporation, as HVIF Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), Apollo Capital Management, L.P., as Controlling Party (in such capacity, the “Controlling Party”) and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).

Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2020-1 Supplement.

The undersigned hereby requests that a Class A Advance be made in the aggregate principal amount of $____________ on ____________, 20_____.

The undersigned hereby requests that a Class B Advance be made in the aggregate principal amount of $____________ on ____________, 20_____.

The Aggregate Asset Amount as of the date hereof is an amount equal to $_________________.

The undersigned hereby acknowledges that the delivery of this Class A/B Advance Request and the acceptance by undersigned of the proceeds of the Class A Advance and Class B Advance requested hereby constitute a representation and warranty by the undersigned that, (i) on the date of such Class A Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Class A Funding Conditions” in Schedule I of the Series 2020-1 Supplement have been satisfied and (ii) on the date of such Class B Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Class B Funding Conditions” in Schedule I of the Series 2020-1 Supplement have been satisfied.

The undersigned agrees that if prior to the time of the Class A Advance and Class B Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Class A Advance and Class B Advance requested hereby you shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Class A Advance and Class B Advance as if then made.

Please wire transfer the proceeds of each of the Class A Advance and Class B Advance to the following account pursuant to the following instructions:

[insert payment instructions]

The undersigned has caused this Class A/B Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this _____ day of______________, 20_____.

HERTZ VEHICLE INTERIM FINANCING LLC, a limited liability company

By:
Name:
Title:

SCHEDULE I:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

2 North LaSalle Street, Suite 700

Chicago, IL 60602

Contact person: Corporate Trust Administrator - Structured Finance

Telephone: (312) 827-8680

Fax: (732) 487-2683

Email: diane.moser@bnymellon.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

60 Wall Street, 5th Floor

New York, NY 10005-2858

Contact person: Robert Sheldon

Telephone: (212) 250-4493

Fax: (212) 797-5160

Email: robert.sheldon@db.com

With an electronic copy to: abs.conduits@db.com

APOLLO CAPITAL MANAGEMENT, L.P., as Controlling Party

9 W. 57th Street, 43rd Floor

New York, NY 10019

Contact person: Joseph D. Glatt

Telephone: (212) 515-3200

Email: jglatt@apollo.com

[Each Class A Noteholder and Class B Noteholder party hereto]

EXHIBIT K
TO
SERIES 2020-1 SUPPLEMENT

Additional UCC Representations

General

1.	(a) The Base Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the HVIF Indenture Collateral in favor of the Trustee for the benefit of the HVIF Noteholders and (b) the Series 2020-1 Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in HVIF’s right, title and interest in and to the Series 2020-1 Supplement, each Series 2020-1 Letter of Credit, the Series 2020-1 Account Collateral with respect to each Series 2020-1 Account and each Series 2020-1 Demand Note (collectively, the “Series-Specific 2020-1 Collateral”) in favor of the Trustee for the benefit of the Series 2020-1 Noteholders and in the case of each of clause (a) and (b) is prior to all other Liens on such HVIF Indenture Collateral and Series-Specific 2020-1 Collateral, as applicable, except for Permitted Liens or Series 2020-1 Permitted Liens, respectively, and is enforceable as such against creditors and purchasers from HVIF.

2.	HVIF owns and has good and marketable title to the HVIF Indenture Collateral and the Series-Specific 2020-l Collateral free and clear of any lien, claim, or encumbrance of any Person, except for Permitted Liens or Series 2020-1 Permitted Liens, respectively.

Characterization

3.	(a) The Series 2020-1 Demand Note constitutes an “instrument” within the meaning of the applicable UCC and (b) all Manufacturer Receivables constitute “accounts” or “general intangibles” within the meaning of the applicable UCC.

Perfection by filing

4.	HVIF has caused or will have caused, within ten days after the Effective Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (a) the security interest in any accounts and general intangibles included in the HVIF Indenture Collateral granted to the Trustee, and (b) the security interest in any accounts and general intangibles included in the Series-Specific 2020-l Collateral granted to the Trustee.

Perfection by Possession

5.	All original copies of the Series 2020-1 Demand Note that constitute or evidence the Series 2020-1 Demand Note have been delivered to the Trustee.

Priority

6.	Other than the security interest granted to the Trustee pursuant to the Base Indenture and the Series 2020-1 Supplement, HVIF has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed, any of the HVIF Indenture Collateral or the Series-Specific 2020-l Collateral. HVIF has not authorized the filing of and is not aware of any financing statements against HVIF that include a description of collateral covering the HVIF Indenture Collateral or the Series-Specific 2020-1 Collateral, other than any financing statement relating to the security interests granted to the Trustee, as secured parties under the Base Indenture and the Series 2020-1 Supplement, respectively, or that has been terminated. HVIF is not aware of any judgment or tax lien filings against HVIF.

7.	The Series 2020-1 Demand Note does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

K-1

EXHIBIT L
TO
SERIES 2020-1 SUPPLEMENT

ADDRESS INFORMATION

[On file with Hertz]

L-1

EXHIBIT M
TO
SERIES 2020-1 SUPPLEMENT

FORM OF DESIGNATION AGREEMENT

Dated [______________]

Reference is made to (i) the Base Indenture, dated as of November 25, 2020 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Hertz Vehicle Interim Financing LLC (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture) and (ii) the Series 2020-1 Supplement, dated as of November 25, 2020 (as amended, supplemented or modified from time to time, is herein referred to as the “Series 2020-1 Supplement”), among the Issuer, The Hertz Corporation, as HVIF Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), Apollo Capital Management, L.P., as Controlling Party (in such capacity, the “Controlling Party”), the certain noteholders party thereto and the Trustee. The Base Indenture and the Series 2020-1 Supplement are referred to herein collectively as the “Indenture”. All terms used herein that are defined in the Series 2020-1 Supplement shall have the meanings assigned to them in or pursuant to the Series 2020-1 Supplement.

[___________________] (the “[Designating Noteholder]”), [___________________] (the “[Designated Noteholder]”), the Issuer and the Administrative Agent agree as follows:

Section 1. Pursuant to Section 2.2(e) of the Series 2020-1 Supplement, the [Designating Noteholder] hereby designates the [Designated Noteholder] as its “[Designated Noteholder]”, and the [Designated Noteholder] hereby accepts such designation, to have a right to make Advances pursuant to the Series 2020-1 Supplement. Any delegation by the [Designating Noteholder] to the [Designated Noteholder] of its rights to make an Advance shall be effective at the time of the funding of such Advance and not before such time.

Section 2. Except as set forth in Section 6 below, the [Designating Noteholder] makes no representation or warranty to the [Designated Noteholder] and assumes no responsibility pursuant to this Designation Agreement to the [Designated Noteholder] with respect to (a) any statements, warranties or representations made in or in connection with any Series 2020-1 Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Series 2020-1 Related Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Issuer or the performance or observance by the Issuer of any of its obligations under any Series 2020-1 Related Document or any other instrument or document furnished pursuant thereto.

Section 3. The [Designated Noteholder] (a) confirms that it has received a copy of each Series 2020-1 Related Document, together with copies of the financial statements referred to in the Series 2020-1 Supplement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Controlling Party, the [Designating Noteholder] or any other [Series 2020-1 Noteholder] and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Series 2020-1 Related Document; (c) confirms that it is a [Designated Noteholder]; (d) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under any Series 2020-1 Related Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) designates and appoints the Controlling Party as the Controlling Party under the Series 2020-1 Supplement and affirms such designation and appointment thereunder, authorizes the Controlling Party to take such actions as agent on its behalf, including granting an irrevocable proxy in connection with any voting or consent right under the Series 2020-1 Supplement with respect to the Required Controlling Class Series 2020-1 Noteholders, the Required Noteholders, the Required Supermajority Controlling Class Series 2020-1 Noteholders, the Required Unanimous Controlling Class Series 2020-1 Noteholders, the Requisite HVIF Investors or the Series 2020-1 Required Noteholders, and authorizes the Controlling Party to exercise such powers as are delegated to the Controlling Party by the terms of the Series 2020-1 Supplement together with such powers as are reasonably incidental thereto; and (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Series 2020-1 Related Document are required to be performed by it as a Series 2020-1 Noteholder.

Section 4. The [Designated Noteholder] hereby appoints [___________________] as the [Designated Noteholder]’s agent and attorney in fact and grants to [___________________] an irrevocable power of attorney to receive payments made for the benefit of [the Designated Noteholder] under the Series 2020-1 Supplement, to deliver and receive all communications and notices under the Series 2020-1 Supplement and other Series 2020-1 Related Documents and to exercise on [the Designated Noteholder]’s behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Series 2020-1 Supplement or other Series 2020-1 Related Document. Any document executed by such agent on the [Designated Noteholder]’s behalf in connection with the Series 2020-1 Supplement or other Series 2020-1 Related Documents shall be binding on the [Designated Noteholder]. The Issuer, the Administrative Agent, the Controlling Party and each of the Series 2020-1 Noteholders may rely on and are beneficiaries of the preceding provisions.

Section 5. Following the execution of this Designation Agreement by the [Designating Noteholder], its [Designated Noteholder] and the Issuer, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

Section 6. Each of the Issuer, the Designating Noteholder and the Trustee hereby (i) acknowledges that the Designee is relying on the non-petition provisions of Section 13.14 of the Base Indenture as agreed to by all signatories thereto and (ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

Section 7. The [Designating Noteholder] unconditionally agrees to pay or reimburse the [Designated Noteholder] and save the [Designated Noteholder] harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Series 2020-1 Supplement against the [Designated Noteholder], in its capacity as such, in any way relating to or arising out of this Agreement or any other Series 2020-1 Related Document or any action taken or omitted by the [Designated Noteholder] hereunder or thereunder, provided that the [Designating Noteholder] shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the [Designated Noteholder]’s gross negligence or willful misconduct.

Section 8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the [Designated Noteholder] shall be a party to the Series 2020-1 Supplement with a right to make Advances as a [Designated Noteholder] pursuant to Section 2.2 of the Series 2020-1 Supplement and the rights and obligations of a [Designated Noteholder] related thereto; provided, however, that the [Designated Noteholder] shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the [Designated Noteholder] which is not otherwise required to repay obligations of the [Designated Noteholder] which are then due and payable. Notwithstanding the foregoing, the [Designating Noteholder] shall be and remains obligated to the Issuer, the Administrative Agent, the Controlling Party and the Series 2020-1 Noteholders for each and every of the obligations of the [Designated Noteholder] and the [Designating Noteholder] with respect to the Series 2020-1 Supplement, including, without limitation, any indemnification obligations under the Series 2020-1 Supplement, any funding obligations of the [Designating Noteholder] pursuant to the Series 2020-1 Supplement and any sums otherwise payable to the Issuer by the [Designated Noteholder].

Section 9. The Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 10. This Designation Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, ..jpeg file, Adobe Sign, or DocuSign)), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Designation Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.

IN WITNESS WHEREOF, the [Designating Noteholder] and the [Designated Noteholder] intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

,
as [Designating Noteholder]

By:
Name:
Title:

,
as [Designated Noteholder]

By:
as attorney-in-fact

Lending Office (and address for notices):

HERTZ VEHICLE INTERIM FINANCING LLC as Issuer

By
Name:
Title:

Accepted this _______ day of
___________

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT N

TO

SERIES 2020-1 SUPPLEMENT

FORM OF TRANSFER CERTIFICATE

CERTIFICATE FOR TRANSFER OF CLASS B NOTE

Reference is made to the Series 2020-1 Supplement, dated as of November 25, 2020 (as amended, supplemented, or otherwise modified from time to time), by and among Hertz Vehicle Interim Financing LLC (“HVIF”) as Issuer, The Hertz Corporation (“Hertz”), as HVIF Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent, Apollo Capital Management, L.P., as Controlling Party, the certain noteholders party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Base Indenture, dated as of November 25, 2020 (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”), between HVIF and the Trustee.

In connection with the transfer of the Class B Note or any beneficial interest therein to [transferee] (the “Transferee”), the Transferee does hereby represent that:

(1)	the Transferee is, and will not acquire such Class B Note or interest therein on behalf of a person who is not, a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code;

(2)	(A) (1) for so long as the Transferee holds such Class B Note (or a beneficial interest therein), it is not, and will not acquire such Class B Note or interest therein on behalf of, or with the assets of, any person that is classified for U.S. federal tax purposes as a partnership, subchapter S corporation or grantor trust, or (2)(I) none of the direct or indirect beneficial owners of any interest in the Transferee have or ever will have more than 50% of the value of its interest in the Transferee attributable to the aggregate interest in the Transferee in the combined value of the Class B Notes and any other interests of HVIF held by the Transferee, and (II) it is not and will not be a principal purpose of the arrangement involving the investment of the Transferee in the Class B Notes and any equity interests of HVIF to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii), or (B) the Transferee will deliver a written opinion of nationally recognized U.S. tax counsel that such transfer will not cause HVIF to be classified as a publicly traded partnership taxable as a corporation;

(3)	the Transferee will not sell, transfer, assign, participate, pledge or otherwise dispose of or cause to be marketed any Class B Note or any equity interest in HVIF, (A) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulation Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (B) if such acquisition would cause the combined number of holders of Class B Notes and any equity interests in HVIF (provided that solely for this purpose, equity interests shall include any currently existing or future existing classes of notes for which an opinion that such notes “will” be treated as debt at the time of issuance for U.S. federal income tax purposes was not or will not be rendered) to be held by more than 90 persons;

(4)	the Transferee is not, and is not acting on behalf of (and for so long as it holds any Class B Notes or interests therein will not be and will not be acting on behalf of), a Benefit Plan Investor or Controlling Person, unless it obtains the written consent of the Issuer and provides an ERISA certificate substantially in the form attached hereto (Form of ERISA Certificate) to the Issuer as to its status as a Benefit Plan Investor or Controlling Person; and

(5)	the Transferee will not sell, transfer, assign, participate or otherwise dispose of or cause to be marketed any Class B Notes (or any interest therein) unless the transferee likewise delivers a certificate substantially in the form of this Transfer Certificate; and

This certificate and the statements contained herein are made for your benefit and for the benefit of Hertz, HVIF and the Trustee.

[Interest Name of Transferee]

By:
Name:
Title:

Dated: _____________

Form of ERISA Certificate

The purpose of this ERISA Certificate (this “Certificate”) is, among other things, to obtain from you certain representations and agreements information with respect to your acquisition, holding and disposition of the Class B Notes. By signing this Certificate, you agree to be bound by its terms.

Please be aware that the information contained in this Certificate is not intended to constitute advice and the examples given below are not intended to be, and are not, comprehensive. You should contact your own counsel if you have any questions in completing this Certificate. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Base Indenture and the Series 2020-1 Supplement.

If a box is not checked, you are representing, warranting and agreeing that the applicable Section does not, and will not, apply to you.

1	☐	Employee Benefit Plans Subject to ERISA or the Code. We, or the entity on whose behalf we are acting, are an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code.

Examples: (i) tax qualified retirement plans such as pension, profit sharing and section 401(k) plans, (ii) welfare benefit plans such as accident, life and medical plans, (iii) individual retirement accounts or “IRAs” and “Keogh” plans and (iv) certain tax-qualified educational and savings trusts.

2	☐	Entity Holding Plan Assets. We, or the entity on whose behalf we are acting, are an entity or fund whose underlying assets include “plan assets” by reason of a Benefit Plan Investor’s investment in such entity.

Examples: (i) an insurance company separate account, (ii) a bank collective trust fund and (iii) a hedge fund or other private investment vehicle where 25 per cent. or more of the total value of any class of its equity is held by Benefit Plan Investors.

If you check Box 2, please indicate the maximum percentage of the entity or fund that will constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code: ______ per cent.

AN ENTITY OR FUND THAT CANNOT PROVIDE THE FOREGOING PERCENTAGE HEREBY ACKNOWLEDGES THAT FOR PURPOSES OF DETERMINING WHETHER BENEFIT PLAN INVESTORS OWN LESS THAN 25 PER CENT. OF THE TOTAL VALUE OF THE CLASS B NOTES, 100 PER CENT. OF THE ASSETS OF THE ENTITY OR FUND WILL BE TREATED AS “PLAN ASSETS.”

ERISA and the regulations promulgated thereunder are technical. Accordingly, if you have any questions regarding whether you may be an entity described in this Section 2, you should consult with your counsel.

3	☐	Insurance Company General Account. We, or the entity on whose behalf we are acting, are an insurance company purchasing the Class B Notes with funds from our or their general account (i.e., the insurance company’s corporate investment portfolio), whose assets, in whole or in part, constitute “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”).

If you check Box 3, please indicate the maximum percentage of the insurance company general account that will constitute “plan assets” for purposes of conducting the 25 per cent. test under the Plan Asset Regulations: ____ per cent. IF YOU DO NOT INCLUDE ANY PERCENTAGE IN THE BLANK SPACE, YOU WILL BE COUNTED AS IF YOU FILLED IN 100 PER CENT. IN THE BLANK SPACE.

4	☐	None of Sections (1) through (3) Above Applies. We, or the entity on whose behalf we are acting, are a person that does not fall into any of the categories described in Sections (1) through (3) above. If, after the date hereof, any of the categories described in Sections (1) through (3) above would apply, we will promptly notify the Issuer of such change.

5	No Prohibited Transaction. If we checked any of the boxes in Sections (1) through (3) above, we represent, warrant and agree that our acquisition, holding and disposition of the Class B Notes (or interests therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

6	Not Subject to Similar Law and No Violation of Other Plan Law. If we are a governmental, church, non-U.S. or other plan, we represent, warrant and agree that (a) we are not subject to any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or interest therein) by virtue of its interest and thereby subject the Issuer (or other persons responsible for the investment and operation of the Issuer’s assets) to laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA and/or Section 4975 of the Code, and (b) our acquisition, holding and disposition of the Class B Notes (or interests therein) will not constitute or result in a violation of any federal, state, local or non-U.S. law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA and/or Section 4975 of the Code.

7	☐	Controlling Person. We are, or we are acting on behalf of any of: (i) the Collateral Manager, (ii) any person that has discretionary authority or control with respect to the assets of the Issuer, (iii) any person who provides investment advice for a fee (direct or indirect) with respect to such assets or (iv) any “affiliate” of any of the above persons. “Affiliate” shall have the meaning set forth in the Plan Asset Regulations. Any of the persons described in the first sentence of this Section 7 is referred to in this Certificate as a “Controlling Person.”

Note: We understand that, for purposes of determining whether Benefit Plan Investors hold less than 25 per cent. of the total value of the Class B Notes, the Class B Notes held by Controlling Persons (other than Benefit Plan Investors) are required to be disregarded.

8	Plan Fiduciary. If we are a Benefit Plan Investor, we represent, warrant and agree that (i) the Issuer has not provided, and it will not provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), has relied as a primary basis in connection with its decision to invest in the Class B Notes, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of the Class B Notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Class B Notes.

9	Continuing Representation; Reliance. We acknowledge and agree that the representations, warranties, acknowledgements and agreements contained in this Certificate shall be deemed made on each day from the date we make such representations, warranties, acknowledgments and agreements through and including the date on which we dispose of our Class B Notes (or our interests therein). We understand and agree that the information supplied in this Certificate will be used and relied upon by the Issuer to determine that Benefit Plan Investors own or hold less than 25 per cent. of the total value of the Class B Notes, upon any subsequent transfer of the Class B in accordance with the Base Indenture and the Series 2020-1 Supplement.

10	Further Acknowledgement and Agreement. We acknowledge and agree that (i) all of the assurances contained in this Certificate are for the benefit of the Issuer, the Trustee, the Administrative Agent, the Controlling Party and the HVIF Administrator as third party beneficiaries hereof, (ii) copies of this Certificate and any information contained herein may be provided to the Issuer, the Trustee, the Administrative Agent, the Controlling Party and the HVIF Administrator, affiliates of any of the foregoing parties and to each of the foregoing parties’ respective counsel for purposes of making the determinations described above and (iii) any acquisition or transfer of the Class B Notes (or interests therein) by us that is not in accordance with the provisions of this Certificate shall be null and void from the beginning, and of no legal effect.